Exhibit 10.1

Execution Version

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of December 23, 2022, between Electriq Power, Inc., a Delaware corporation (the “Company”), and John Michael Lawrie, including his successors and assigns (the “Purchaser”).

WHEREAS, the Company and Purchaser entered into that certain Securities Purchase Agreement, dated as of November 13, 2022 (the “Prior Agreement”);

WHEREAS, Section 6.5 of the Prior Agreement provides that the Prior Agreement may be amended by a writing signed by each of the Company and Purchaser and any amendment effected pursuant to Section 6.5 of the Prior Agreement shall be binding upon the Company and Purchaser;

WHEREAS, the Company and Purchaser desire to amend and restate the Prior Agreement in its entirety; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” means any judicial or administrative action, suit, litigation, arbitration, or proceeding, or any inquiry, audit, demand, examination, hearing, claim, charge, complaint or investigation (in each case, whether civil, criminal or administrative and whether public or private), at law or in equity, pending or brought by or before any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise, and the terms “controlled” and “control” have meanings correlative thereto.

“Anti-Corruption Laws” means the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the UN Convention against Corruption, the United States Foreign Corrupt Practices Act of 1977, the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the UK Bribery Act of 2010, and any other Legal Requirement in any jurisdiction in which the Company or its Subsidiaries conducts business or provides or offers goods or services which (a) prohibits the conferring of any gift, payment or other benefit on any Person or any officer, employee, agent, or advisor of such Person and/or (b) is broadly equivalent to any of the foregoing or was intended to enact the provisions of any of the foregoing, or which has as its objective the prevention of corruption.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Business Systems” means all Software (including Company Services and Company Source Code), computer hardware (whether general or special purpose), electronic data processing information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or controlled by the Company or any Subsidiary in the conduct of its business.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as amended.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. The “Initial Closing” shall be the first closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents required to be delivered at such Closing have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the applicable Subscription Amount and (ii) the Company’s obligations to deliver the applicable Securities, in each case, have been satisfied or waived. For avoidance of doubt, there may be more than one Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Capital Stock” means the Company Common Stock and Company Preferred Stock.

“Company Common Stock” means the Common Stock of the Company, $0.0001 par value per share.

“Company Equity Plan” means the Company 2015 Equity Incentive Plan.

“Company Intellectual Property Rights” means the Intellectual Property Rights owned or purported to be owned by the Company and/or its Subsidiaries.

“Company Material Adverse Effect” means any change, event, occurrence or effect, individually or when aggregated with other changes, events, occurrences or effects, that has had or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), assets, liabilities, business, or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries to timely perform any of its or their respective covenants or obligations under this Agreement or any other Transaction Documents or to consummate the Transactions; provided that, in the case of clause (a) only, no change, event, occurrence or effect to the extent resulting from or arising out of any of the following shall be deemed to constitute a Company Material Adverse Effect or be taken into account in determining whether there has been a Company Material Adverse Effect: (i) changes in general U.S. or global economic or political conditions, including changes in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, or changes that generally affect the industries in which the Company or any of its Subsidiaries principally operate, (ii) changes in applicable Legal Requirements, U.S. GAAP, or authoritative interpretations of any of the foregoing, (iii) acts of war, sabotage, terrorism, natural or man-made disasters, epidemics, pandemics (including COVID-19), or acts of God, (iv) changes attributable to the public announcement of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exception in this clause (iv) shall not apply to the representations and warranties set forth in Section 3.5 to the extent that its purpose is to address the consequences resulting from the public announcement of the Transactions), (v) Public Health Measures, (vi) any failure, in and of itself, to meet any projections after the date hereof (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition) or (vii) any action expressly required to be taken or expressly required to be omitted to be taken pursuant to this Agreement; provided, however, in the case of clauses (i) through (iii) and (v), such change, event, occurrence or effect may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent such change, event, occurrence or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the business and industries in which they operate.

“Company Preferred Stock” means the Company Seed Preferred Stock, Company Seed-1 Preferred Stock and Company Seed-2 Preferred Stock.

“Company Seed Preferred Stock” means the Seed Preferred of the Company, par value $0.0001 per share.

“Company Seed-1 Preferred Stock” means the Seed-1 Preferred of the Company, par value $0.0001 per share.

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“Company Seed-2 Preferred Stock” means the Seed-2 Preferred of the Company, par value $0.0001 per share.

“Company Services” means the technology, platform, products or services that as of the date of this Agreement are marketed, licensed, sold, under development, supported or distributed by the Company or any of its Subsidiaries.

“Company Source Code” means the source code or algorithms for any Software owned or purposed to be owned by the Company or any Subsidiary.

“Company Stock Option” means an option exercisable for shares of Company Common Stock then outstanding under the Company Equity Plan.

“Conversion Shares” shall have the meaning ascribed to such term in a Note.

“Company’s Knowledge” and similar formulations mean that one or more of Frank Magnotti, Jim Van Hoof, Petrina Thomson, Jan Klube, Jeff Besen, Francis Evans, Pravin Bhagat, Troy Anatra and Ozlem Fonda has actual knowledge of the fact or other matter at issue, assuming reasonable due inquiry and investigation consistent with their respective job duties and functions.

“Consents” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to a Governmental Authority or other Person.

“Contractual Obligation” or “Contracts” means, with respect to any Person, any legally binding contract, agreement, lease, sublease, license, sublicense or other commitment, understanding or arrangement, whether written or oral.

“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and mutations, variations or evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Response Law” means the 2021 Consolidated Appropriations Act, the CARES Act, the FFCRA, the presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020, and any other similar U.S. federal, state, local, or non-U.S. law, or administrative guidance that addresses the COVID-19 pandemic and associated economic downturn.

“Customers” means all Persons to which the Company or any Subsidiary provides the Company Services.

“Economic Sanctions Laws” means any economic or financial sanctions administered by OFAC, the United States State Department, the United States Department of the Treasury, the United Nations, or any other national, international or multinational economic sanctions authority of the jurisdictions where the Company or any of its Subsidiaries conducts business or provides or offers goods or services.

“Employee Plan” means any plan, program, policy, or arrangement that (a) is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA), (b) provides equity or equity-based compensation, including any options to acquire units, profits interest, restricted units, equity appreciation rights and phantom stock or (c) any other material deferred-compensation, employment, pension, retirement, severance, change in control, retention, stock purchase, welfare-benefit, death, disability, medical, bonus, incentive or fringe-benefit plan or arrangement (in each case, other than any plan, program or arrangement mandated by applicable Legal Requirements).

“Environmental Laws” means any Legal Requirement relating to (a) releases of Hazardous Substances, (b) pollution, protection, or restoration of the environment or natural resources, (c) the handling, transport, use, treatment, storage or disposal of Hazardous Substances, or (d) human exposure to Hazardous Substances, and includes, but is not limited to, United States federal statutes known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act (as it relates to human exposure to Hazardous Substances), Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, or any similar law in any jurisdiction in which the Company conducts business or provides or offers goods or services.

“ERISA Affiliate” means any entity that could be treated as a single employer with the Company or any of its Subsidiaries under Section 414(b) or (c) of the Code or, to the extent relevant under and for purposes of applicable Code provisions, Section 414(m) or (o) of the Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Control Laws” means all U.S. import and export laws (including those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599), United States Executive Order 13224, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, and all comparable applicable laws outside the United States.

“FFCRA” means the Families First Coronavirus Response Act, Pub L. No. 116-127 (116th Cong.) (Mar. 18, 2020), as amended.

“Governmental Authority” means any (i) government of any nation, state, city, locality, municipality or other political subdivision thereof, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency or entity and any court or other tribunal) or (iii) any entity exercising or entitled to exercise any executive, legislative, judicial, police, taxing, regulatory or administrative functions of or pertaining to government, including any arbitral tribunal (public or private) or commission.

“Hazardous Substance” means (a) those substances defined in or regulated as hazardous or toxic substances, materials, or wastes under any Environmental Law, (b) petroleum and petroleum products or by-products, including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) friable asbestos-containing material, polychlorinated biphenyls, radioactive materials, radon, (e) any other substance regulated as a pollutant or contaminant under Environmental Law, or (f) any biological or chemical substance, material or waste regulated or classified as toxic, hazardous, or radioactive by any Governmental Authority in any jurisdiction in which the Company conducts business or provides or offers goods or services.

“Information Privacy and Security Laws” means all applicable Legal Requirements and guidelines from Governmental Authorities relating to the Company or any of its Subsidiaries’ Processing of Personal Confidential Information, including the privacy, data protection and data security of Personal Confidential Information, sending solicited or unsolicited electronic mail and text messages, cookies, and the transfer of Personal Confidential Information, as applicable in all relevant jurisdictions where the Company and its Subsidiaries conduct business, including, to the extent applicable, (i) the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) (GDPR) and/or any implementing or equivalent national Laws, (ii) the UK General Data Protection Regulation (UK GDPR), (iii) the Swiss Federal Act on Data Protection, and (iv) U.S. federal and state Legal Requirements, in particular, the California Consumer Privacy Act of 2018 and its regulations, the New York SHIELD Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Payment Card Industry Data Security Standards, binding guidance of each Governmental Authority having the effect of law as pertains to such Legal Requirements, and other local, state, federal, and foreign data security laws, data breach notification laws, and consumer protection laws.

“Initial Subscription Amount” means an amount equal to $5,000,000.

“Intellectual Property Rights” means any and all statutory and/or common law rights throughout the world in, arising out of, or associated with any of the following: (a) all United States and foreign patents and utility models and applications therefor (including provisional applications) and all reissues, divisions, renewals, reexaminations, extensions, provisionals, substitutions, continuations, continuations in part and equivalents thereof; (b) all trade secrets, know-how, technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential information; (c) copyrights and all other rights corresponding thereto in any works of authorship (including copyrights in Software), whether published or unpublished; (d) all trademark rights and similar rights in trade names, trade dress, logos, trademarks and service marks and other indicia of origin together with the goodwill associated with any of the foregoing; (e) all rights in databases and data collections (including knowledge databases, customer lists and customer databases); (f) all rights to uniform resource locators, web site addresses and domain names; (g) any similar, corresponding or equivalent rights to any of the foregoing; (h) any registrations of or applications to register any of the foregoing; and (i) any and all rights created or arising under the laws of any jurisdiction anywhere in the world, whether statutory, common law, or otherwise related to the (a) – (h) above, including the right to bring suit, pursue past, current and future violations, infringements, or misappropriations, and collections.

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“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) the Shareholder Notes and (d) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Legal Requirement” or “Law” means any federal, state or local, foreign, national or supranational or other law, act, statute, treaty, constitution, principle of common law, resolution, standard, ordinance, decree, permit, authorization, code, rule or regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Authority having jurisdiction over a given matter, as well as any Order.

“Liability” or “liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, demand, judgment, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, whether or not contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

“Licensed Intellectual Property Rights” means the Intellectual Property Rights owned by third parties that are licensed to the Company or its Subsidiaries pursuant to a Contract to which Company or its Subsidiary is a party.

“Lien” means any mortgage, pledge, lien, security interest, encumbrance, financing statement, license or sub-license, attachment, charge, trust, option, warrant, purchase right, preemptive right, right of first offer or refusal, easement, servitude, restriction (whether voting, transfer or otherwise), encroachment or other similar lien (other than, in the case of a security, any restriction on the transfer of such security arising solely under Legal Requirements).

“Notes” means one or more Secured Convertible Notes due, subject to the terms therein, issued by the Company to the Purchaser hereunder, in the form of Exhibit A annexed hereto.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Source Materials” means Software or other material that is distributed under a license identified as an open source license by the Open Source Initiative (www.opensource.org) or Software distributed as “free software,” or under similar licensing or distribution terms (including the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued, made, or rendered by any Governmental Authority.

“Ordinary course of business,” “ordinary course,” “ordinary course of business consistent with past practice,” and similar phrases, when referring to the Company or its Subsidiaries, means actions taken by the Company or a Subsidiary that are consistent with the past usual day-to-day customs and practices of such entity in the ordinary course of operations of the business.

“Pari Passu Shareholder Notes” means the Shareholder Notes set forth on Exhibit C hereto.

“PCAOB Auditor” means an independent public accounting firm qualified to practice before the Public Company Accounting Oversight Board.

“Permanent Financing” means the closing and funding of at least $21,500,000 of Reasonably Acceptable Financing provided to the Company and/or its Subsidiaries by the Permanent Financing Lender.

“Permanent Financing Documents” means the documents entered into between the Permanent Financing Lender and the Company and/or any Subsidiaries of the Company pursuant to which the Permanent Financing Lender provides the Permanent Financing, and includes all guarantees, security documents, promissory notes and other documents in connection with the same.

“Permanent Financing Intercreditor Agreement” means the Intercreditor Agreement substantially in the form attached hereto as Exhibit B-1.

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“Permanent Financing Lender” means White Oak or one or more other banks, commercial finance lenders or other institutions regularly engaged in the business of lending money.

“Permits” means, with respect to any Person, any approval, waiver, consent, clearance, registration, certificate, license, permit or other similar authorization issued by, or otherwise granted by, any Governmental Authority to which or by which such Person is subject or bound.

“Permitted Lien” means (a) statutory liens for current Taxes, special assessments or other governmental or quasi-governmental charges not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings for which sufficient reserves have been established in accordance with U.S. GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, warehousemens’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected land or building by the Company, (d) liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security regulations, (e) purchase money security interests and other vendor security for the unpaid purchase of goods and Liens securing rental payments under capital lease arrangements that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (f) non-exclusive licenses in Intellectual Property Rights granted in the ordinary course of business in connection with the Company Services, (g) Liens on tangible assets that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt the ordinary course of business of the Company and its Subsidiaries, taken as a whole and (h) Liens created under, or pursuant to, any of the Permanent Financing Documents, the Notes or the Pari Passu Shareholder Notes.

“Person” means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Personal Confidential Information” means any data or information, in any form, relating to an identified or identifiable natural person or that could reasonably be used to identify, contact, or locate a natural person, device, or household, and shall also mean “personal information,” “personal identifiable information,” “personal data,” “personal health information,” and “personal financial information,” or any functional equivalent of these terms as defined under any Information Privacy and Security Laws.

“Process” or “Processing” means, with respect to Personal Confidential Information, the use, collection, processing, storage, or disclosure of such Personal Confidential Information.

“Public Health Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other Legal Requirement, directive, guideline or recommendation by any Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group in connection with or in response to COVID-19 or any other epidemic, pandemic or outbreak of disease or in connection therewith or in response to any other public health conditions.

“Reasonably Acceptable Financing” means financing evidenced by documents that are in customary form and substance for asset backed loans secured by accounts receivable and inventory (including, without limitation, in respect of financial covenants and levels thereof, events of default, negative and affirmative covenants and determinations of availability and advance rates hereunder); any financing will be deemed to not be Reasonably Acceptable Financing if: (i) any financial terms (including interest rate, fees, make-whole provisions, expense reimbursement, or other pricing terms) are modified in an adverse manner to the Company (other than de minimus increases thereto) from the corresponding term in the letter agreement dated September 13, 2022 from White Oak to the Company (the “White Oak Term Sheet”), unless otherwise consented to by the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed); (ii) the tenor is extended beyond 24 months from the date of initial funding of the loans thereunder; or (iii) such financing documents do not permit the Notes to be secured by the same collateral and guaranteed by the same guarantors as the collateral and guarantees in respect of such financing, subject to the Permanent Financing Intercreditor Agreement (with such changes as necessary to the descriptions of the facilities and identity of the lenders if a Permanent Financing Lender other than White Oak will be party thereto).

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“Representative” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, agents, managers, consultants, accountants, advisors and other representative of such Person, including legal counsel, accountants and financial advisors.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities Exchange Commission.

“Securities” means the Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, in the form of Exhibit D annexed hereto to be delivered at the Initial Closing and dated as of the date of the Initial Closing, among the Company, the Subsidiaries, and the Purchaser, as may be amended and/or supplemented, from time to time, together with all exhibits, schedules and annexes to such Security Agreement, pursuant to which the Obligations (as defined in the Security Agreement) of the Company and the Subsidiaries to the Purchaser under the Transaction Documents are secured by substantially all assets of the Company and Subsidiaries (including, without limitation, the collateral and intellectual property), which security interests in the collateral shall be perfected by UCC-1 Financing Statements (the “UCC-1 Financing Statements”), filed with the Secretary of State of the State of Delaware, and the Secretary of State of any other applicable jurisdiction, to the extent perfectible by the filing of a UCC-1 Financing Statements.

“Shareholder Intercreditor Agreement” means the Intercreditor Agreement substantially in the form attached hereto as Exhibit B-2.

“Shareholder Notes” means the promissory notes issued to certain shareholders of the Company, which are set forth on Schedule 3.31.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Subordination Agreement” means the Subordination Agreement substantially in the form attached hereto as Exhibit E, subject to such changes as may be reasonably requested by the Permanent Financing Lender so long as any such change does not result in (i) terms that are less favorable to Purchaser than to the Permanent Financing Lender or (ii) Permanent Financing Lender having more favorable terms, without Purchaser also receiving such more favorable terms.

“Subscription Amount” means, as applicable, the Initial Subscription Amount or a Subsequent Subscription Amount.

“Subsequent Subscription Amount” if applicable, means one or more subscription amounts equal to any funding under the Permanent Financing after the Initial Closing; provided that (i) the aggregate amount of all Subsequent Subscription Amounts plus the Initial Subscription Amount shall not exceed $8,500,000 in any event and (ii) a Subsequent Subscription Amount shall not be less than $1,000,000 without the written consent of the Company and the Purchaser, unless, at the time of the payment of an Subsequent Subscription Amount there is less than $1,000,000 remaining to reach an aggregate Subscription Amount of $8,500,000, in which case the payment of such Subsequent Subscription Amount equal to such remainder shall not require the written consent of the Company and the Purchaser.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Tax” or “Taxes” means (i) any and all federal, provincial, state, local or foreign income, gross receipts, payroll, employment, tariffs, customs duty, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, deduction at source, social security (or similar, including FICA), unemployment, employment insurance, disability, real property, personal property, sales, use, transfer, registration, goods and

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services, value added, capital, alternative or add-on minimum, estimated, amounts due under any escheat or unclaimed property Law, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether or not disputed, and including any amounts resulting from the failure to file any Tax Return; (ii) any liability for payment of amounts described in clause (i), whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied Contract.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, filed or required to be filed with any Governmental Authority (or required to be provided to a payee), including any schedule or attachment thereto, and including any amendment thereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Company Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Permanent Financing Intercreditor Agreement, the Shareholder Intercreditor Agreement, the Subordination Agreement, all collateral and guarantee documents required under the Permanent Financing Intercreditor Agreement and Shareholder Intercreditor Agreement to be delivered in favor of the Purchaser, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“U.S. GAAP” means generally accepted accounting principles historically and consistently applied in the United States and as in effect from time to time.

“White Oak” means White Oak Global Advisors, LLC.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. At the Initial Closing, upon the terms and subject to the conditions set forth herein, which is expected to be on or around December 30, 2022, the Company agrees to sell, and the Purchaser agrees to purchase a Note in the principal amount of the Initial Subscription Amount (the “Initial Note”). Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase upon 5 Business Days’ advance written notice a Note in the principal amount of a Subsequent Subscription Amount. On the Closing Date, the Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount, the Company shall deliver to the Purchaser a Note and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place by facsimile (or other electronic transmission) with exchange of original signatures to follow by mail if requested on such other date or at such other time as the parties may agree. Notwithstanding anything else herein, the Initial Closing shall not occur prior to December 30, 2022 without the express written consent of both the Company and the Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date for the Initial Subscription Amount, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a Note with a principal amount equal to the Initial Subscription Amount, registered in the name of the Purchaser;

(iii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

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(iv) a certificate, in the form acceptable to the Purchaser and its counsel, executed by the secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors relating to the transactions contemplated by this Agreement in a form acceptable to the Purchaser, (ii) the resolutions as adopted by the Company’s stockholders relating to the transactions contemplated by this Agreement in a form acceptable to the Purchaser, (iii) Certificate of Incorporation or other similar organizational document of the Company, and (iv) the Bylaws or other similar organizational document of the Company, each as in effect at the Closing;

(v) the Security Agreement, duly executed by the Company and its Subsidiaries;

(vi) the Permanent Financing Intercreditor Agreement, duly executed by the holders of Pari Passu Shareholder Notes and the Company;

(vii) the Subordination Agreement, duly executed by the Company, the holders of the Shareholder Notes (other than the holders of Pari Passu Shareholder Notes); and

(viii) the UCC-1 Financing Statements with proof of filing thereof with the Secretary of State of the State of Delaware, Secretary of State of the State of California and the Secretary of State of any other applicable jurisdiction and an appropriate UCC-1 for any guarantor or collateral grantor required under the Security Agreement.

(b) On or prior to the Closing Date for any Subsequent Subscription Amount, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note with a principal amount equal to such Subsequent Subscription Amount, registered in the name of the Purchaser;

(ii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iii) a certificate, in the form acceptable to the Purchaser and its counsel, executed by the secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors relating to the transactions contemplated by this Agreement in a form acceptable to the Purchaser, (ii) the resolutions as adopted by the Company’s stockholders relating to the transactions contemplated by this Agreement in a form acceptable to the Purchaser, (iii) Certificate of Incorporation or other similar organizational document of the Company, and (iv) the Bylaws or other similar organizational document of the Company, each as in effect at the Closing;

(iv) a certificate, in the form acceptable to the Purchaser and its counsel, executed by the Chief Executive Officer or Chief Financial Officer of the Company dated as of the Closing Date, certifying (I) the amount of funding the Company has received under the Permanent Financing and (II) that the Permanent Financing is in effect at the Closing;

(v) the Permanent Financing Intercreditor Agreement, duly executed by the Permanent Financing Lender and the Company;

(vi) an appropriate UCC-1 Financing Statements with proof of filing thereof with the Secretary of State of the State of Delaware, Secretary of State of the State of California and the Secretary of State of any other applicable jurisdiction for any guarantor or collateral grantor required under the Permanent Financing Intercreditor Agreement; and

(vii) the Permanent Financing Documents, executed by the Permanent Financing Lender and the Company and any other Person required to sign the same.

(c) On or prior to the Closing Date for the Initial Subscription Amount, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Subordination Agreement duly executed by the Purchaser;

(iii) the Shareholder Intercreditor Agreement duly executed by the Purchaser

(iv) the Security Agreement duly executed by the Purchaser; and

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(v) the Initial Subscription Amount by wire transfer to the account specified in writing by the Company.

(d) On or prior to the Closing Date for any Subsequent Subscription Amount, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) the Permanent Financing Intercreditor Agreement duly executed by the Purchaser; and

(ii) the applicable Subsequent Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to (i) the delivery by the Purchaser of the items set forth in Section 2.2(c) or Section 2.2(d), as applicable, of this Agreement and (ii) the Subscription Amount shall be no less than $1,000,000, unless, at the time of the delivery of such Subscription Amount, there is less than $1,000,000 in aggregate Subscription Amounts remaining to reach $8,500,000 in aggregate Subscription Amount.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement or Section 2.2(b) of this Agreement, as applicable;

(ii) the delivery of the financial statements described in Section 3.8(a) of this Agreement;

(iii) there shall have been no Event of Default under any of the Transaction Documents since the date hereof;

(iv) the Subscription Amount shall be no less than $1,000,000, unless, at the time of the delivery of such Subscription Amount, there is less than $1,000,000 in aggregate Subscription Amounts remaining to reach $8,500,000 in aggregate Subscription Amount; and

(v) solely with respect to a Closing for a Subsequent Subscription Amount, the Company shall have entered into and received funding under the Permanent Financing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Company Schedule”), but subject to Section 6.20, the Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted.

(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure thereof would not have or be reasonably expected to have a Company Material Adverse Effect. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 3.1.

(c) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders of or from any Governmental Authority (“Approvals”) necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted, except where the failure to possess any such Approval (or the equivalent thereof) would not have or be reasonably expected to have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and bylaws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, are in full force and effect and have been made available to the Purchaser or the Purchaser’s counsel and the Company is not in breach or violation of any provision set forth in the Charter Documents.

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3.2 Subsidiaries.

(a) The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.2(a). Except as set forth in Schedule 3.2(a), the Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries and as set forth in Schedule 3.2(a) opposite the name of each Subsidiary of the Company. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any other entity.

(b) Each Subsidiary is duly incorporated, organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization or formation (as listed in Schedule 3.2(b)). Each Subsidiary is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be duly qualified or licensed (or the equivalent thereof) would not have, or be reasonably expected to have, a Company Material Adverse Effect. Each jurisdiction in which a Subsidiary is so qualified or licensed is listed in Schedule 3.2(b). Each Subsidiary is in possession of all Approvals necessary to own, lease, and operate the properties it purports to own, lease, or operate and to carry on its business as it is now being conducted, except where the failure to possess any such Approval (or the equivalent thereof) would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been made available to the Purchaser or the Purchaser’s counsel.

3.3 Power and Authorization. The Company has all requisite power and authority and has taken all action necessary in order to enter into and deliver and perform its obligations under this Agreement and each Transaction Document to which the Company is (or with respect to Transaction Document to be entered into after the date of this Agreement, will be) a party and to consummate the Transactions. The execution and delivery of this Agreement and each Transaction Document by the Company has been (or with respect to Transaction Documents to be entered into after the date of this Agreement, will be) duly authorized by all necessary corporate and shareholder (or other similar) action on the part of the Company. This Agreement and each Transaction Document to which the Company is (or with respect to Transaction Documents to be entered into after the date of this Agreement, will be) a party (a) has been (or, in the case of Transaction Documents to be entered into after the date of this Agreement, will be when executed and delivered) duly and validly executed and delivered by the Company and (b) is (or, in the case of Transaction Documents to be entered into after the date of this Agreement, will be when executed and delivered) enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

3.4 Authorization of Governmental Authorities. Except for those Consents (if any) as will have been obtained or made at or prior to Closing that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, in each case which are set forth in Schedule 3.4, no action by (including any authorization, Consent or approval of), or in respect of, or filing, report, notice, registration, Permit, clearance, expiration or termination of waiting periods with, any Governmental Authority is required by or on behalf of the Company for, or in connection with, (i) the valid and lawful authorization, execution, delivery and performance by the Company of this Agreement or any Transaction Documents to which it is (or with respect to Transaction Documents to be entered into after the date of this Agreement, will be) a party, or (ii) the consummation of the Transactions by the Company.

3.5 Non-contravention. Neither the authorization, execution, delivery, or performance by the Company of this Agreement or any Transaction Documents to which the Company is (or with respect to Transaction Documents to be entered into after the date of this Agreement, will be) a party, nor the consummation of the Transactions, will, directly or indirectly (with or without due notice or lapse of time or both):

(a) subject to compliance with the requirements specified in Section 3.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Order or Legal Requirement that would be, or reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole;

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(b) except as set forth in Schedule 3.5(b), result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of or loss of benefits or give rise to any right of termination, cancellation, amendment, modification, suspension or revocation, or accelerate the performance required by, or require any action by (including any authorization, consent or approval) or notice to, or increase any payment to, any Person under, any of the terms, conditions or provisions of (i) any Disclosed Contract, or any Permits of the Company or its Subsidiaries, in each case that is material to the Company and its Subsidiaries, taken as a whole or (ii) the Charter Documents of the Company and its Subsidiaries; or

(c) result in the creation or imposition of any material Lien on any material asset of the Company other than Permitted Liens, Liens under applicable securities laws, or Liens created by the Purchaser.

3.6 Compliance. Except as set forth in Schedule 3.6, since January 1, 2020, the Company and each of its Subsidiaries has complied, in all material respects, with all, and is in compliance in all material respects with all, and is not in material violation of any, Legal Requirements with respect to the conduct of its business, assets, properties or the ownership or operation of its business. Except as set forth in Schedule 3.6, since January 1, 2020, no written notice or communication of material actual, potential or alleged non-compliance with any Legal Requirement has been received by the Company or any Subsidiary, and, to the Company’s Knowledge, as of the date hereof no such notice or communication has been delivered to any other Person.

3.7 Capitalization.

(a) Schedule 3.7(a) sets forth, as of the date of this Agreement, (i) the authorized capital stock of the Company, (ii) each holder of capital stock of the Company and the number and class or series (as applicable) of shares of capital stock beneficially held by each such Person, (iii) each Company Stock Option, including (1) the date of grant, (2) the exercise price (where applicable), (3) any applicable vesting schedule and expiration date, and (4) whether each Company Stock Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code, and (iv) each other purchase right, conversion right, exchange right, or other Contractual Obligation exercisable for, exchangeable for, or convertible into capital stock of the Company and the holders thereof (including the date of grant, the exercise price and the eligibility to convert or early exercise (where applicable) and any applicable vesting schedule and expiration date). All of the foregoing issued and outstanding equity interests of the Company (A) have been duly authorized and are validly issued, fully paid and non-assessable, (B) have been offered, sold and issued in compliance in all material respects with applicable Legal Requirements, including federal and state securities laws, all requirements set forth in the Company’s Charter Documents and in accordance in all material respects with any other applicable Contractual Obligation governing the issuance of such securities, and (C) are not subject to any purchase option, call option, right of first refusal or first offer, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Company’s Charter Documents or any Contractual Obligation to which the Company or any of its Subsidiaries are a party or otherwise bound or, to the Company’s Knowledge, any other Contract and (D) to the Company’s Knowledge, are free and clear of all Liens (other than transfer restrictions under applicable securities Laws). The Company has no issued or outstanding equity interests other than the equity interests that are set forth on Schedule 3.7(a), and the Company does not hold any equity interests in its treasury.

(b) Except as set forth on Schedule 3.7(b) (or, with respect to the Company Stock Options, as set forth on Schedule 3.7(a)), as of the date of this Agreement, neither the Company nor its Subsidiaries have granted any preemptive rights or other similar rights in respect of any capital stock, or any options, restricted stock, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, subscription rights, phantom units, profit participation rights, call rights, put rights, or other securities or Contractual Obligations that could require the Company or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any securities convertible into or exercisable or exchangeable for capital stock of the Company or any of its Subsidiaries, or any board nomination or observer rights. Except for the Transactions and as set forth on Schedule 3.7(b) (or, with respect to the Company Stock Options, as set forth on Schedule 3.7(a)), as of the date of this Agreement, there is no Contractual Obligation to which the Company or any of its Subsidiaries are party, or provision in the Charter Documents of the Company or any of its Subsidiaries, which obligates the Company or any of its Subsidiaries to acquire, repurchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, or issue or sell any other equity interest in respect of, any outstanding equity interest in the Company or any of its Subsidiaries. Except as otherwise expressly contemplated in any Transaction Document, there is no voting trust, proxy, rights plan, anti-takeover plan, or other Contractual Obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to any equity interests of the Company or any of its Subsidiaries.

(c) Except as set forth on Schedule 3.7(c), as of the date of this Agreement, neither the Company nor its Subsidiaries have any outstanding bonds, debentures, notes, or other obligations in which the holders have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of shares of Company Capital Stock on any matter.

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(d) Other than any restricted shares of Company Common Stock and unvested Company Stock Options as set forth in Schedule 3.7(a), no outstanding equity interests of the Company are unvested or subjected to a repurchase option, risk of forfeiture, or other similar Contractual Obligation to which the Company is a party or is bound.

(e) Except as set forth on Schedule 3.7(e), (i) each outstanding Company Stock Option has an exercise price that has been determined by the Company’s Board of Directors in good faith, based on an independent valuation, to be at least equal to the fair market value of a share of Company Common Stock as of the date of the corporate action authorizing the grant, and (ii) all Company Stock Options have been issued in compliance, in all material respects, with the applicable equity plan of the Company and all applicable Laws and properly accounted for in all material respects in accordance with the U.S. GAAP.

3.8 Financial Matters.

(a) Financial Statements. The Purchaser has been furnished with (or prior to the Closing Date will be furnished with) the Company’s consolidated financial statements as set forth in Schedule 3.8(a) hereto (the “Financial Statements”), which (i) comprise (A) the audited consolidated balance sheets as of December 31, 2020 and December 31, 2021, the audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2020 and December 31, 2021 and the condensed notes thereto and accompanied by an unqualified report of the PCAOB Auditor, and (B) the unaudited consolidated balance sheets as of June 30, 2022 (the “Most Recent Balance Sheet” and the date thereof, the “Most Recent Balance Sheet Date”), and the unaudited consolidated statements of operations, stockholders’ equity and cash flows for the three-month period ended June 30, 2022, and (ii) comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act, and the Securities Act applicable to a registrant.

(b) Compliance with U.S. GAAP. The Financial Statements (including any notes thereto) (i) have been prepared from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries, (ii) have been prepared, in all material respects, in accordance with U.S. GAAP consistently applied throughout the periods covered thereby and (iii) fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries on the dates and for the periods specified therein, all in accordance with U.S. GAAP (subject, in the case of unaudited Financial Statements, to normal audit adjustments that are not expected, individually or in the aggregate, to be material and the absence of notes or inclusion of limited footnotes). Neither the Company nor any of its Subsidiaries is or has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) Absence of Undisclosed Liabilities. The Company does not have any Liabilities required by U.S. GAAP to be reflected in a balance sheet or disclosed in notes thereto, other than any such Liabilities (i) included in the Most Recent Balance Sheet, (ii) incurred in the ordinary course of business subsequent to the Most Recent Balance Sheet Date (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, misappropriation or violation of Law), (iii) incurred with respect to this Transaction, (iv) listed on Schedule 3.8(c), or (v) incurred outside of the ordinary course of business which would not be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor its Subsidiaries is a party to any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) Controls. The Company and its Subsidiaries have established and maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with GAAP and to maintain asset accountability. Except as set forth in Schedule 3.8(d), since January 1, 2020, (a) as applicable to the Company, neither the PCAOB Auditor, nor any other independent public accounting firm engaged by the Company, has reported to the Company any “material weaknesses” or “significant deficiencies” in the system of internal accounting controls utilized by the Company and its Subsidiaries and (b) the Company and its Subsidiaries have not received any written complaint, allegation, assertion or claim of fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company and its Subsidiaries.

(e) Loans. As of the date of this Agreement, there are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer or director of the Company or any of its Subsidiaries.

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3.9 [Reserved].

3.10 Condition and Sufficiency of Assets. The Company or one of its Subsidiaries has good and valid title to, or a valid leasehold interest in, or adequate rights to use, all material tangible assets held for use in the business as currently conducted as of the date hereof (the “Assets”). As of the date hereof, the Assets are free and clear of all Liens, except for Permitted Liens and those Liens listed in Schedule 3.10, and the Assets, taken as a whole, are in good operating condition, subject to normal wear and tear, and are suitable for the purposes for which they are currently used, except where such Lien or condition of an Asset would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. For the avoidance of doubt, the representations in this paragraph do not relate to Intellectual Property Rights, which are covered solely in Section 3.12 below.

3.11 Real Property.

(a) Neither the Company nor its Subsidiaries owns any real property.

(b) Schedule 3.11(b) sets forth a complete list of the addresses of all properties leased, subleased or licensed by the Company or any Subsidiary (“Leased Real Property”). Schedule 3.11(b) also identifies, with respect to each parcel of Leased Real Property, each lease, sublease, or other Contractual Obligation under which such Leased Real Property is occupied or used (“Real Property Leases”). There are no options or other contracts under which the Company or any Subsidiary has a right or obligation to acquire or lease any interest in any material Leased Real Property. The Company has made available to the Purchaser accurate and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect.

3.12 Intellectual Property.

(a) Non-Infringement. Except as set forth in Schedule 3.12(a), neither the Company nor any Subsidiary has received any written charge, complaint, claim, demand or notice alleging any infringement, misappropriation, or violation of the Intellectual Property Rights of any third party. To the Company’s Knowledge, neither the operation of the Company’s or any Subsidiary’s business as is currently conducted, nor any of the Company Services offered, marketed, licensed, provided, sold, developed, distributed or otherwise exploited by the Company or any Subsidiary, infringes, conflicts with, dilutes, misappropriates, or otherwise violates any Intellectual Property Rights of any other Person. The Company IP Registrations that have been issued or are registered are not the subject of any challenge relating to the validity or enforceability of such Company IP Registrations. Except as set forth on Schedule 3.12(a), to the Company’s Knowledge, no Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property Rights.

(b) Scheduled Intellectual Property Rights. Schedule 3.12(b) identifies a true and complete list of all issued patents, registered trademarks, registered copyrights and domain name registrations, and all pending applications for any of the foregoing, that are owned by the Company or any Subsidiary (collectively, the “Company IP Registrations”). Schedule 3.12(b) lists for each Company IP Registration (i) the record owner of such item, (ii) the jurisdictions in which such item has been issued or registered or filed, (iii) the issuance, registration or application date, as applicable, for such item, and (iv) the issuance, registration or application number, as applicable, for such item. Each of the Company IP Registrations that is registered or issued is subsisting and, to the Company’s Knowledge, is valid and enforceable and has not been held invalid or unenforceable by any applicable Governmental Authority. As of the date of this Agreement, no issuance or registration obtained has been canceled, abandoned, allowed to lapse or not renewed, except where such Company or Subsidiary has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application.

(c) Ownership; Sufficiency. The Company or its Subsidiaries own all right, title and interest in and to the Company Intellectual Property Rights, free and clear of all Liens, other than Permitted Liens. The Company Intellectual Property Rights and Licensed Intellectual Property Rights include all Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries and such Company Intellectual Property Rights are sufficient for the operation and conduct of the businesses of the Company and its Subsidiaries as currently being conducted and the exploitation of Company Services. Except as set forth on Schedule 3.12(c), no Company Intellectual Property Rights are subject to any Action, Contractual Obligation, or order of a Governmental Authority (other than contracts entered into in the ordinary course of business granting Intellectual Property Rights to or by the Company or any Subsidiary, or office actions connected with the prosecution of Intellectual Property Rights) that restricts the use, transfer or licensing thereof by the Company or its Subsidiaries in the ordinary course of business consistent with past practices. No royalties, license or other fees are payable by the Company or its Subsidiaries to any Person by reason of the ownership or use of any of the Company Intellectual Property Rights, other than fees payable under standard, non-negotiated end user licenses entered into in the ordinary course for commercially available Software.

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(d) Trade Secrets. The Company and/or one or more of its Subsidiaries, as appropriate, have exercised reasonable discretion consistent with industry norms to protect the secrecy and confidentiality of all material trade secrets used in the businesses of the Company and its Subsidiaries. Neither the Company nor any Subsidiary has disclosed to any Person (including any employees, contractors, and consultants) any such trade secret, except under a confidentiality agreement or other legally binding confidentiality obligation, and, to the Company’s Knowledge, there has not been any material breach by any counterparty to any such confidentiality agreement. All Persons who contributed to the conception, creation or development of any Company Intellectual Property Rights have irrevocably assigned to the Company or its Subsidiaries all of their rights and interests therein that do not vest with the Company or its Subsidiaries initially by operation of law, except with respect to Intellectual Property Rights that are not used in (i) the operation or conduct of the businesses of the Company and its Subsidiaries or (ii) any Company Services. No Company Intellectual Property Rights were developed with the use of funds provided by a governmental or educational institution where such governmental or educational institution acquired any rights to such Company Intellectual Property Rights.

(e) Company Source Code. Neither the Company nor any Subsidiary has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or authorized the disclosure or delivery to any escrow agent or other Person of, any Company Source Code, other than employees and contractors in their course of performing services for Company and its Subsidiaries and excluding Company Source Code disclosed in connection with any open source code detection scan, quality, security and penetration testing or other diligence conducted in connection with the transaction contemplated by this Agreement. No proprietary, confidential Company Source Code with respect to Company Services is subject to an Open Source Materials license that requires, as a condition of use, modification and/or distribution of such Open Source Materials that any such Company Source Code be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge. Except as set forth on Schedule 3.12(e), the Company and its Subsidiaries are not in material breach or default under any agreement pursuant to which the Company or a Subsidiary has obtained Licensed Intellectual Property Rights, including Open Source Materials, and the Company and its Subsidiaries have purchased a sufficient number of seat licenses for the Business Systems.

(f) Technical Deficiencies. To the Company’s Knowledge, there are, and since January 1, 2020, there have been, no bugs, errors or defects (collectively, “Technical Deficiencies”) in any of the commercially available Company Services that would prevent or have prevented the same from performing substantially in accordance with their published specifications or user documentation other than Technical Deficiencies that have been fully resolved in the ordinary course.

(g) Malicious Code. The Company and each Subsidiary has taken reasonable actions consistent with industry norms to protect the security and integrity of its Business Systems, including by implementing industry-standard procedures applicable to similarly situated entities and designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program (“Malicious Code”). To the Company’s Knowledge, there is no Malicious Code in the Company Source Code or Business Systems, and neither the Company nor any Subsidiary has received any written complaints from customers or other third parties about any Malicious Code within the Company Services or Technical Deficiencies beyond Technical Deficiencies that have not been fully resolved in the ordinary course.

3.13 Data Privacy.

(a) To the Company’s Knowledge, since January 1, 2020, there has not been an actual or alleged data security breach or any unauthorized access, use, loss, disclosure, or publication of any Personal Confidential Information owned, used, maintained, received, or controlled by or on behalf of the Company or any Subsidiary, including any unauthorized access, use, disclosure, or publication of Personal Confidential Information that would constitute a breach for which notification to individuals and/or Governmental Authorities is required under any applicable Information Privacy and Security Laws to which the Company or such Subsidiary is subject, and the Company or any of its Subsidiaries is not aware of any facts suggesting a material risk of the foregoing. The consummation of the contemplated transaction shall not result in any material liabilities in connection with such applicable Information Privacy and Security Laws.

(b) The collection, maintenance, transmission, transfer, use, disclosure, storage, disposal, and security of Personal Confidential Information by the Company and each Subsidiary since January 1, 2020, has complied in all material respects with (i) applicable Information Privacy and Security Laws, (ii) Disclosed Contracts that govern Personal Confidential Information, (iii) Payment Card Industry Data Standards, and (iv) applicable privacy policies of the Company and each Subsidiary.

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(c) The Company and each Subsidiary has established and maintains technical, physical, and organizational measures that are reasonably designed to protect the data collected or stored in connection with the marketing, delivery, or use of any Company Service, including Personal Confidential Information processed in connection with use of any Company Service, in material compliance with all Information Privacy and Security Laws. The Company and its Subsidiaries own, lease, license or otherwise have the legal right to use the Business Systems, and, to the Company’s Knowledge, such Business Systems are sufficient for the immediate and the presently anticipated future needs of the Company and its Subsidiaries. The Company and each of its Subsidiaries have implemented industry standard disaster recovery and business continuity plans and procedures. Since January 1, 2020, there has not been a material failure with respect to the Business Systems that has not been remedied or replaced in all material respects.

(d) The Company and each of its Subsidiaries have in place reasonable policies and procedures for the proper collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Confidential Information that comply with Information Privacy and Security Laws in all material respects.

(e) The Company and each of its Subsidiaries have not been and are not currently: (a) under audit or investigation by any Governmental Authority, or (b) subject to any written complaint or notice of any proceeding, investigation, demand, audit, action or claim regarding Personal Confidential Information or any alleged violation of any Information Privacy and Security Laws by the Company and each of its Subsidiaries.

(f) The performance of this Agreement will not violate (a) any Information Privacy and Security Laws, or (b) any other privacy or data security requirements or obligations imposed under any contracts on the Company and each of its Subsidiaries. Upon execution of this Agreement, the Company and each of its Subsidiaries shall continue to have the right to use and process any Personal Confidential Information collected, processed or used by them before the signature date of this Agreement in order to be able to conduct the ordinary course of their business.

3.14 Permits. The Company and each Subsidiary, as applicable, has been duly granted all Permits reasonably necessary for the conduct of the business presently conducted by it and the ownership use and operation of its material assets other than any such Permits which if not held by the Company or any of its Subsidiaries would not have a Company Material Adverse Effect. All such Permits are in full force and effect, and no suspension or cancellation of any of the Permits is pending or to the Company’s Knowledge threatened in writing, except where such suspension or cancellation would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Purchaser true, correct and complete copies of all material Permits, all of which material Permits are listed on Schedule 3.14. Since January 1, 2020, neither the Company nor any Subsidiary is in violation of the terms of any Permit, except where such violation would not reasonably be expected to have a Company Material Adverse Effect.

3.15 Tax Matters.

(a) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all income and other material Tax Returns in each jurisdiction in which the Company or any of its Subsidiaries is required to file Tax Returns (taking into account all available extensions). All such Tax Returns were true, correct and complete in all material respects. All material Taxes (including, for the avoidance of doubt, sales, use, value added, and similar Taxes) owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return (other than validly obtained automatic extensions). No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns or pay Taxes of a certain type that it is or may be subject to tax of such type by that jurisdiction.

(b) There is no outstanding audit or examination concerning any Taxes or Tax Return of the Company or any of its Subsidiaries and the Company has not been notified that any such audit or examination has been claimed, threatened, or raised (in each case in writing) by a Governmental Authority.

(c) There is no Tax deficiency outstanding, proposed in writing or assessed against the Company or any of its Subsidiaries, which deficiency has not been satisfied by payment, settled or withdrawn, nor has the Company or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No adjustment relating to any Tax Returns filed by the Company or any of its Subsidiaries has been proposed in writing by any Governmental Authority.

(e) No power of attorney that has been granted by the Company with respect to a Tax matter is currently in effect.

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(f) Neither the Company nor any of its Subsidiaries has ever been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group within the meaning of Section 1504 of the Code or otherwise (other than a group including only the Company and its Subsidiaries), and has no liability for the Taxes of any other Person, under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Law, or by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise, in each case, other than a Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes (a “Customary Agreement”). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, or any Tax receivable, Tax allocation, Tax indemnity or similar agreements, other than any such agreement (i) as to which only the Company and/or its Subsidiaries is a party or (ii) a Customary Agreement. The Company and its Subsidiaries have timely paid all material amounts of Taxes required to be paid by or on behalf of them pursuant to any Customary Agreement. No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any Governmental Authority with respect to the Company or any of its Subsidiaries which agreement or ruling would have binding effect on the Purchaser or the Company or any of its Subsidiaries after the Closing.

(g) Neither the Company nor any of its Subsidiaries is currently subject to any Liens, other than Liens described in clause (a) of the definition of Permitted Liens, imposed on any of its assets as a result of the failure or alleged failure of the Company or any such Subsidiary to pay Taxes.

(h) Neither the Company nor any of its Subsidiaries has any liability for any unpaid Taxes which have not been accrued for or reserved on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise, and no material amount of unpaid Taxes of the Company or any of its Subsidiaries has been incurred since the Most Recent Balance Sheet Date, other than in the ordinary course of business of the Company and its Subsidiaries. The Company and its Subsidiaries have each used at all times during their existence the accrual method of accounting for income Tax purposes.

(i) Neither Company nor any of its Subsidiaries is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(j) Neither Company nor any of its Subsidiaries (or any predecessor thereof) has been a “distributing corporation” or a “controlled corporation” (as such terms are defined in Section 355 of the Code) in a transaction purported or intended to be governed by Section 355 or Section 361 of the Code (or any similar provision of state, local or non-U.S. Law).

(k) Except as set forth in Schedule 3.15(k), neither Company nor any of its Subsidiaries will be required to include any material item of income, or exclude any material item of deduction, for any taxable period (or portion thereof) after the Closing Date as a result of: (i) an installment sale transaction occurring before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Legal Requirements) or open transaction occurring before the Closing; (ii) a disposition occurring before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar provision of state, local, or non-U.S. Legal Requirements); (iii) any prepaid amounts received prior to the Closing or deferred revenue realized, accrued or received prior to the Closing; (iv) a change in method of accounting under Section 481 of the Code or any similar provision of state, local or non-U.S. Law for any taxable period (or portion thereof) ending on or prior to the Closing Date (or as a result of an impermissible method used prior to Closing); (v) an agreement entered into with any Governmental Authority (including a “closing agreement” under Section 7121 of the Code) prior to the Closing; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Legal Requirements); (vii) any “Subpart F income” under Section 951 of the Code as a result of any investment made or transaction closed on or prior to the Closing Date; (viii) any “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) of Company or any of its Subsidiaries attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date; (ix) any COVID-19 Response Law; (x) any investment in “United States property” (as defined in Code Section 956(c)) made prior to the Closing Date by any of the Company’s Subsidiaries that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code; or (xi) any gain recognition agreement under Section 367 of the Code. The Company has not made any election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

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(l) [Reserved]

(m) Except as set forth in Schedule 3.15(m), no Subsidiary of the Company that is incorporated in a jurisdiction outside of the United States (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code, or (iii) has received written notice from the IRS claiming that it may be subject to U.S. federal income Tax as a result of being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code or having a permanent establishment in the United States, which notice or claim has not since been withdrawn.

(n) Neither the Company nor any of its Subsidiaries organized in the United States has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o) Schedule 3.15(o) lists the U.S. federal and state income tax classification of the Company and each of its Subsidiaries and, except as set forth in Schedule 3.15(o), such classification has not changed since the formation of each such entity.

3.16 Employee Benefit Plans.

(a) Schedule 3.16(a) lists all Employee Plans that the Company or a Subsidiary sponsors or maintains, or to which the Company or a Subsidiary contributes or is obligated to contribute, in each case, for the benefit of current or former employees, directors, or consultants, or with respect to which the Company or any Subsidiary has any direct or contingent liability. With respect to each Employee Plan, the Company has made available to the Purchaser accurate and complete copies of each of the following, to the extent applicable: (i) the plan document (including written summaries of any Employee Plan that is not in writing), together with all amendments thereto, and any trust agreements, (ii) the most recent IRS determination letter, (iii) any summary plan descriptions or employee handbooks, (iv) any non-routine correspondence with any Governmental Authority since January 1, 2020, and (v) the most recent Form 5500.

(b) Each Employee Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and applicable Legal Requirements. All contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Employee Plans have been timely made or accrued in all material respects. There is no pending or, to the Company’s Knowledge, threatened Action relating to an Employee Plan, other than routine claims in the ordinary course of business for benefits provided for by the Employee Plans. To the Company’s Knowledge, there are no audits, inquiries, or Actions pending or threatened by any Governmental Authority with respect to any Employee Plan.

(c) The Company and its Subsidiaries have no and have never incurred any direct or contingent obligation (including as an ERISA Affiliate) with respect to any plan subject to Title IV of ERISA or any plan that provides or promises post-employment welfare benefits (other than as required by Section 4980B of the Code or similar state or local law).

(d) There are no commitments to establish any new Employee Plan, or to modify any Employee Plan, except as set forth in this Agreement or the Transaction Documents.

(e) Except as set forth in Schedule 3.16(e), each Employee Plan subject to ERISA can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms without material liability to the Purchaser or the Company, other than ordinary administration expenses and amounts payable for benefits accrued but not yet paid.

(f) Except as set forth in Schedule 3.16(f), neither the execution and delivery of this Agreement nor the consummation of the Transactions could, alone or in combination with any other event, (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any employee, manager, officer, member of the board of directors, or consultant of the Company under any Employee Plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits, (iv) result in the acceleration of vesting of any Company Stock Options, or (v) result in any payment that would be reasonably expected to be nondeductible pursuant to Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, manager, officer, director, consultant or other service provider for any Tax incurred by such individual, including under Section 409A or 4999 of the Code.

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3.17 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, and, to the Company’s Knowledge, there are no activities or proceedings, or threats thereof, of any labor union to organize any such employees. There have been no strikes, work slowdowns, work stoppages, lockouts or other similar organized labor activity between any employees of the Company or any Subsidiary, on the one hand, and the Company or any Subsidiary, on the other hand, and no such activities are presently underway or, to the Company’s Knowledge, threatened.

(b) True and complete information as to the name and current job title, date of hire, base salary or wage rate, target bonus, and any severance entitlements for all current employees of the Company has been made available to the Purchaser. Other than as set forth in Schedule 3.17(b), each employee of the Company and its Subsidiaries is terminable “at will” subject to applicable severance entitlements or notice periods as set forth by Legal Requirements, or in any applicable employment agreement, other than employment which may be terminated with 10 days’ notice or less.

(c) To the Company’s Knowledge, as of the date hereof, none of the officers of the Company or its Subsidiaries presently intends to terminate his or her employment with the Company (whether as a result of the Transactions or otherwise). The Company and each Subsidiary is in compliance in all material respects and, to the Company’s Knowledge, each of its or the Subsidiaries’ employees and consultants is in compliance in all material respects with the terms of the respective employment and consulting agreements between the Company or one of its Subsidiaries and such individuals.

(d) The Company and each Subsidiary have complied in all material respects with all Legal Requirements respecting hiring, employment, termination of employment, employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, wages and hours, classification of individuals as employees or independent contractors and employee health and safety, and neither the Company nor any Subsidiary is liable for any arrears of wages or penalties with respect thereto. All amounts that the Company and each Subsidiary is legally required to withhold from its employees’ wages and to pay to any Governmental Authority as required by Legal Requirements have been withheld and paid or accrued as a liability in the financial statements. Except as set forth in Schedule 3.17(d), there are no pending, or, to the Company’s Knowledge, threatened in writing, material Actions against the Company or any Subsidiary by any employee in connection with such employee’s employment or termination of employment by the Company or such Subsidiary.

(e) Except as set forth in Schedule 3.17(e), no employee or former employee of the Company or any of its Subsidiaries is owed any earned wages, benefits or other compensation for past services that has not yet been paid or reimbursed (other than wages, benefits, and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which, by their terms or under applicable Legal Requirements, are payable in the future, such as accrued vacation, recreation leave, accrued bonuses for 2021, and severance pay).

3.18 Environmental Matters. Except as set forth in Schedule 3.18 or as would not have a Company Material Adverse Effect, (a) since January 1, 2020, the Company and each Subsidiary has been in material compliance with all applicable Environmental Laws, (b) to the Company’s Knowledge, there has been no release of any Hazardous Substance by the Company or any Subsidiary on or upon the environment of any site (including soils, groundwater, surface water, and air) currently owned or leased by the Company or any Subsidiary or owned or leased by the Company or any Subsidiary in the last three (3) years, (c) except as set forth in Schedule 3.18, neither the Company nor any Subsidiary has received any written notice, demand, report, Order, directive, letter, claim or request for information alleging that the Company or any Subsidiary may be in violation of or liable under any Environmental Law and (d) to the Company’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on, and no Hazardous Substance stored on, any site owned or operated by the Company or any Subsidiary, except in compliance with Environmental Laws.

3.19 Contracts.

(a) Schedule 3.19 lists, as of the date of this Agreement, each of the following Contractual Obligations (other than Employee Plans of the Company) to which the Company or any Subsidiary is bound (such Contracts as are required to be set forth on the corresponding subsection of Schedule 3.19, each, a “Disclosed Contract”):

(i) any Contractual Obligation with annual consideration in excess of $200,000 with respect to a dealer, distributor, referral, or similar agreement, or any Contractual Obligation providing for the grant by the Company of rights to market or sell Company Services on behalf of the Company to any other Person;

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(ii) any Contractual Obligation pursuant to which a partnership, joint venture, collaboration or other similar Contractual Obligation was established;

(iii) any Contractual Obligation made (A) providing for the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset, (B) providing for any exclusive right to sell or distribute, or otherwise relating to the exclusive sale or distribution of, any Company Service, or (C) pursuant to which any other Person is granted “most favored nation” pricing or customer status or similar restriction with respect to any Company Services;

(iv) any Contractual Obligation (other than (a) “shrink wrap” and similar generally available commercial end-user licenses to software procured for license fees not in excess of $200,000 in the aggregate and (b) non-disclosure and confidentiality agreements entered in the ordinary course of business) to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary licenses from any Person any Intellectual Property Rights used in the development, licensing or provision of the Company Services;

(v) any Contractual Obligation, outside the ordinary course of business, containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of the Company or any Subsidiary to pay an amount in excess of $200,000;

(vi) any Contractual Obligation providing for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis or otherwise providing base compensation to any officer, director, employee or consultant in excess of $200,000 per year, in each case which is not terminable on advance notice without penalty or severance payment;

(vii) any Contractual Obligation that (A) purports to materially limit either the type or line of business in which the Company or any Subsidiary may engage, the geographic area or any period of time in which any of them may engage in any business, the solicitation by any of them of the employment of any Person or the ability of any of them to sell or purchase from any Person, or (B) would require the disposition of any material assets or line of business of the Company or any Subsidiary;

(viii) any Contractual Obligation relating to (A) the disposition of any portion of the material assets or business of the Company or any Subsidiary outside the ordinary course of business or (B) the acquisition by merger, consolidation, equity or asset purchase, or any other manner, of any Person or a line of business of any Person outside the ordinary course of business, in each case, pursuant to which the Company has any continuing payment obligations, including with respect to an “earn-out,” contingent purchase price or other contingent or deferred payment obligation, or material continuing indemnification obligations;

(ix) any Contractual Obligation under which the Company or any Subsidiary has advanced or loaned an amount to, or received a loan, note, or other instrument, agreement, or arrangement for or relating to the borrowing of money from, any of its shareholders, employees, managers, officers or members of the board of directors with obligations outstanding as of the date of this Agreement;

(x) any Contractual Obligation (or group of related Contractual Obligations) the outstanding performance of which mandates future payment of consideration in excess of $400,000 per annum;

(xi) any guaranty (or similar obligations, such as “makewell agreements”) by the Company, Subsidiary, or any Affiliate of any obligation of another in excess of $200,000;

(xii) any Contractual Obligation requiring the Company to register any equity interests under the applicable United States securities Laws;

(xiii) any settlement, conciliation or similar Contractual Obligation relating to an Action of the Company or its Subsidiaries that has been entered into on or after December 31, 2020 and (A) contemplates payment by the Company or its Subsidiaries of any amount in excess of $200,000 or (B) was brought by an equity holder or Affiliate of the Company or its Subsidiaries;

(xiv) any Contractual Obligation to which the Company or any Subsidiary is a party and pursuant to which it is a licensor or otherwise grants to a third party any Company Intellectual Property Rights or the right to have Company Source Code deposited into a source code escrow account, other than (a) non-exclusive licenses granted in the ordinary course in connection with the Company Services and (b) non-disclosure and confidentiality agreements entered into by the Company or any Subsidiary in the ordinary course of business, that do not materially deviate from the Company’s standard form(s) of non-exclusive, outbound license agreements;

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(xv) any Contractual Obligation for the development of Intellectual Property Rights by or for the benefit of the Company or any Subsidiary, other than employee invention assignment agreements and agreements with contractors for the development of Intellectual Property Rights entered into in the ordinary course of business;

(xvi) any Contractual Obligation providing for payment or acceleration of benefits in connection with the transactions contemplated by this Agreement, including any Contract that provides change in control, transaction, retention or similar bonuses; and

(xvii) any Real Property Lease.

(b) The Company has made available to the Purchaser true, accurate and complete copies of each Disclosed Contract, in each case, as amended or otherwise modified and currently in effect. Each Disclosed Contract is in full force and effect and is a valid, legal, binding and enforceable obligation of the Company or its Subsidiaries, as applicable, and, to the Company’s Knowledge, each other party to such Contractual Obligation. Neither the Company, any Subsidiary, nor, to the Company’s Knowledge, any other party to any Disclosed Contract is in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract, and, to the Company’s Knowledge, no event has occurred which (with or without notice or lapse of time or both) would become a breach of or default or would permit termination of, or a modification or acceleration thereof by any party to under any Disclosed Contract. Since January 1, 2020 through the date hereof, neither the Company nor its Subsidiaries has received written notice of (i) any material breach or default under any Disclosed Contract or (ii) the intention of any third party under any Disclosed Contract (including any Governmental Authority) to cancel, terminate or modify in any material respect the terms of any such Disclosed Contract, or accelerate the obligations of the Company or its Subsidiaries thereunder.

(c) Except as set forth in Schedule 3.19(c), all Disclosed Contracts are being performed without any party thereto relying on or claiming any force majeure provisions to excuse non-performance or performance delays arising out of the COVID-19 pandemic or Public Health Measures or for any other reason.

3.20 Customers and Suppliers.

(a) Schedule 3.20(a) sets forth the top ten Customers of the Company and its Subsidiaries for the years ended December 31, 2020 and 2021 (collectively, the “Material Customers”). To the Company’s Knowledge as of the date hereof, no such Material Customer has expressed in writing to the Company or any Subsidiary (i) its intention to cancel or otherwise terminate, or materially reduce, its relationship with the Company or a Subsidiary, taken as a whole, or (ii) that the Company or such Subsidiary is in material breach of the terms of any Contractual Obligation with any such Material Customer. To the Company’s Knowledge as of the date hereof, no Material Customer has asserted or threatened in writing a force majeure event or provided written notice of an anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic with respect to a material Contractual Obligation.

(b) Schedule 3.20(b) sets forth the top ten vendors to and/or suppliers of the Company and its Subsidiaries for the years ended December 31, 2020 and 2021 (collectively, the “Material Suppliers”). To the Company’s Knowledge as of the date hereof, no such Material Supplier has expressed in writing to the Company or any Subsidiary (i) its intention to cancel or otherwise terminate, or materially reduce, its relationship with the Company or a Subsidiary, taken as a whole, or (ii) that the Company or such Subsidiary is in material breach of the terms of any Contractual Obligation with such Material Supplier. To the Company’s Knowledge as of the date hereof, no Material Supplier has asserted or threatened in writing a force majeure event or provided written notice of an anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic with respect to a material Contractual Obligation.

3.21 Affiliate Transactions. Other than as set forth in Schedule 3.21 or pursuant to a Transaction Document, no officer or director or to the Company’s Knowledge, any equity holder or Affiliate of the Company or any Subsidiary, or any immediate family member of the foregoing Person: (a) has any material interest in any material asset owned or leased by the Company or used in connection with the business of the Company or any Subsidiary, (b) has received a loan from the Company or any Subsidiary in the last three (3) years or has received a loan from the Company or any Subsidiary that is outstanding as of the date of this Agreement, or (c) is engaged in any transaction, arrangement, or understanding with the Company or any Subsidiary and the amount involved with respect to such transaction, arrangement or understanding exceeds $120,000, other than through his or her employment with the Company or any Subsidiary, the ownership of equity interests, payments made to, and other compensation provided to, officers and directors (or equivalent) in the ordinary course of business.

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3.22 Litigation. Except as set forth in Schedule 3.22, there is no Action pending or, to the Company’s Knowledge, threatened in writing, against or involving (a) the Company or any Subsidiary (either as plaintiff or defendant), (b) any of their respective managers, officers, directors or management-level employees (in each case in their capacities as such) (in each case of clause (a) through (b), seeking material non-monetary relief or involving an amount in controversy in excess of $100,000 individually or in the aggregate) or (c) any of the foregoing in such capacity in a criminal Action. To the Company’s Knowledge, no allegations of sexual harassment, discrimination, retaliation, bullying or other misconduct have been made since January 1, 2020 against any management-level employee, manager, officer, or member of the board of directors of the Company or any Subsidiary.

3.23 Insurance. Schedule 3.23 sets forth a list of the material insurance policies that cover the Company and its Subsidiaries. The Company has made available to the Purchaser true and accurate copies of each such policy. Each such policy is legal, valid, binding, and enforceable in accordance with its terms, in full force and effect (or has been renewed), all premiums due and payable thereon have been paid in full, neither the Company nor any Subsidiary is in material breach or default with respect to its obligations under any of such policies (including any such breach or default with respect to the giving of notice of claims) and, to the Company’s Knowledge, no event has occurred which (with or without notice or the lapse of time or both) would constitute a material breach or default, and no written notice of pending material premium increase, cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received by the Company or any Subsidiary, in each case, except where such failure, default, breach or termination was not or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. No claim by the Company or its Subsidiaries is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof. The coverages provided by such insurance policies are believed by the Company to be reasonably adequate in amount and scope for the Company’s and its Subsidiaries’ business and operations.

3.24 Brokers. Except as set forth in Schedule 3.24, no investment banker, financial advisor, broker, or finder has acted for or on behalf of the Company or any Affiliate in connection with this Agreement, any Transaction Document or the Transactions, and the Company has not entered into any agreement with any Person which will result in the obligation of the Company or its Subsidiaries or the Purchaser to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Transactions.

3.25 Anti-Corruption Matters.

(a) Since January 1, 2020, neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any of its Representatives, or any other Person acting for or on behalf of them is or has been (i) a Person named on any Economic Sanctions Laws or Export Control Laws-related list of designated Persons maintained by a Governmental Authority; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Economic Sanctions Laws or Export Control Laws; (iii) an entity owned, directly or indirectly, individually or in the aggregate, fifty percent or more by one or more Persons described in clauses (i) and (ii); (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, since January 1, 2020, been the subject of or target of any Economic Sanctions Laws or Export Control Laws or (v) engaged in any activity or conduct that has resulted or will result in the violation of any applicable Anti-Corruption Laws, Economic Sanctions Laws, or Export Control Laws.

(b) The Company and each Subsidiary has in place commercially reasonable procedures to prevent violation of any Anti-Corruption Laws, Economic Sanctions Laws or Export Control Laws by their Affiliates and Representatives.

(c) Since January 1, 2020, (i) none of the Company, any Subsidiary, any director, officer or employee of the Company or any Subsidiaries or, to the Company’s Knowledge, any of its or their other Representatives or other Persons acting on its or their behalf is or has been the subject of any Action, filings, disclosures, Order, investigation, inquiry, litigation, or administrative or enforcement proceeding by any Governmental Authority regarding any offense or alleged offense under any Anti-Corruption Laws or Economic Sanctions Laws, (ii) to the Company’s Knowledge, no such Action, filings disclosures, Orders, investigation, inquiry, litigation, or proceedings have been threatened or are pending, and (iii) to the Company’s Knowledge, there are no circumstances likely to give rise to any such Action, filings, disclosures, Order, investigation, inquiry, litigation, or proceedings.

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3.26 [Reserved]

3.27 [Reserved]

3.28 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

3.29 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article IV, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Purchaser as contemplated hereby.

3.30 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of funding for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.31 Solvency. Based on the consolidated financial condition of the Company as of the date of this Agreement, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Original Issue Date. Schedule 3.31 sets forth as of the date hereof all outstanding Indebtedness of the Company or any Subsidiary including, without limitation Indebtedness of the Company to the shareholders set forth in Schedule 3.31, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.32 Exclusivity of Representations. Except as provided in this Article III and the certificates and Transaction Documents delivered in connection herewith or pursuant hereto, in each case as modified by the Company Schedule, neither the Company, any Subsidiary, any of its or their Affiliates, nor any of its or their respective directors, officers, employees, stockholders, or Representatives have made, or are making, any representation or warranty, expressed or implied, at law or in equity whatsoever to the Purchaser or its Affiliates. The Company acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its Representatives) that: (a) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Purchaser; (b) it has been afforded satisfactory access to the books and records, facilities and personnel of the Purchaser for purposes of conducting such investigation; and (c) except for the representations and warranties set forth in Article IV and the certificates and Transaction Documents delivered in connection herewith or pursuant hereto, it is not relying on any representations and warranties or any other materials from any Person in connection with the transactions contemplated hereby.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1 Authority. The Purchaser is an individual with the power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out his obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents, as applicable, has been duly executed by the Purchaser, and when delivered by him in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against him in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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4.2 Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities for his own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell any of the Securities in compliance with applicable federal and state securities laws).

4.3 Accredited Investor Status. At the time the Purchaser was offered the Notes, he was, and as of the date hereof he is, and on each date on which he converts the Notes into Conversion Shares or is issued any Conversion Shares under the terms of the Notes, he will be an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

4.4 Experience of Such Purchaser. The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.5 General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

4.6 Disclosure. All of the disclosure furnished by or on behalf of the Purchaser to the Company regarding the Purchaser herein, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.7 Exclusivity of Representations. Except as provided in this Article IV and the certificates and Transaction Documents delivered in connection herewith or pursuant hereto, neither the Purchaser, any of its Affiliates, nor any of its Representatives have made, or are making, any representation or warranty, expressed or implied, at law or in equity whatsoever to the Company or its Affiliates. The Purchaser acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its Representatives) that: (a) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company; (b) it has been afforded satisfactory access to the books and records, facilities and personnel of the Company for purposes of conducting such investigation; and (c) except for the representations and warranties set forth in Article III and the certificates and Transaction Documents delivered in connection herewith or pursuant hereto, in each case as modified by the Company Schedule, it is not relying on any representations and warranties or any other materials from any Person in connection with the transactions contemplated hereby.

ARTICLE V.

OTHER AGREEMENTS OF THE PARTIES

5.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of such Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other Transaction Documents, as applicable, and shall have the rights and obligations of a Purchaser under this Agreement and the other Transaction Documents, as applicable.

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(b) The Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement covering the resale of such Conversion Shares is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the transfer agent for the Company’s shares of Company Common Stock (the “Transfer Agent”), if applicable, or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser (if any of the foregoing conditions are satisfied), respectively. If a Note is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.1 it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.1. Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser, if applicable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Company Common Stock as in effect on the date of delivery of a certificate representing Conversion Shares, as applicable, issued with a restrictive legend.

(d) The Purchaser agrees with the Company that he will sell any Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Conversion Shares are sold pursuant to a an effective registration statement under the Securities Act, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing securities as set forth in this Section 5.1 is predicated upon the Company’s reliance upon this understanding.

5.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes solely for working capital purposes and shall not use such proceeds for the satisfaction of any other portion of the Company’s debt, including the Shareholder Notes (other than payment of trade payables in the ordinary course of the Company’s business and prior practices and as otherwise provided herein). Notwithstanding anything to the contrary in the Transaction Documents or otherwise, neither the Company nor its Subsidiaries may use any portion of the principal or any other proceeds from the Purchaser or any of its Affiliates to pay any liquidated damages, penalties or fees due and payable to the Purchaser or its Affiliates under the Transaction Documents or otherwise without the express advance written consent of the Purchaser.

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5.3 Reservation of Shares. At the time of conversion of the Notes into Conversion Shares, the Company will have a sufficient number of authorized shares of Company Common Stock for the issuance of the total number of Conversion Shares issuable pursuant to such conversion.

5.4 Conversion Procedures. The form of Notice of Conversion in a Note sets forth the totality of the procedures required of the Purchaser in order to convert a Note. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its conversion rights under a Note. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to covert a Note. The Company shall honor conversions of a Note and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by the Purchaser or by the Company, by written notice to the other, as between them, if all of the conditions for the Initial Closing have not been satisfied on or before January 6, 2023, provided, however, that no such termination will affect the right of any party to sue for any willful breach by any other party (or parties).

6.2 Fees and Expenses. The Company and the Purchaser will each bear its own legal and other expenses in connection with the preparation and negotiation of this Agreement and the other Transaction Documents, and the Closing. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.4 Notices. Any and all notices or other communications or deliveries to be provided by the Purchaser hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Purchaser delivered in accordance with this Section 6.4. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Purchaser at the facsimile number, email address or address of the Purchaser appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.5 shall be binding upon the Purchaser and the Company.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchaser.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise specifically provided in this Agreement.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Actions concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such Action shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action.

6.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Company Capital Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Company Capital Stock that occur after the date of this Agreement.

6.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.20 Company Schedules and Exhibits. The Company Schedules and other Schedules contemplated by this Agreement (collectively, the “Disclosure Schedules”) shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify the corresponding section of the Agreement and any other sections of the Agreement to the extent that it is reasonably foreseeable on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such disclosure is also applicable to such other sections of the Agreement (notwithstanding the absence of a specific cross-reference). The inclusion of any matter, fact, information, or circumstance in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment or otherwise imply that such matter, fact, information, or circumstance is required to be listed in the Disclosure Schedules in order for any representation or warranty or covenant in the Agreement to be true and correct, or that any such matter, fact, information or circumstance is material (or not material) to or outside (or in) the ordinary course of business of the disclosing party or any of its or Subsidiaries or that any such matter, fact, information, or circumstance is above or below any specified threshold, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELECTRIQ POWER, INC.		Address for Notice: 625 N. Flagler Drive West Palm Beach, Florida 33401 Attention: Legal Department

By:	/s/ Frank Magnotti	Email: Jim.vanhoof@electriqpower.com
Name: Frank Magnotti
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Attn: David Landau Anthony Ain Email: dlandau@egsllp.com aain@egsllp.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Signature Page to Amended & Restated Securities Purchase Agreement

Address for Notice: 515 N. Flagler Drive, Suite 520 West Palm Beach, FL 33401

By:	/s/ John Michael Lawrie	Email: mikelawrie@tlgholding.com
Name: John Michael Lawrie

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002-6117

Attention:  Gerald M. Spedale

      Chris Trester

Email:    gspedale@gibsondunn.com

      ctrester@gibsondunn.com

Signature Page to Amended & Restated Securities Purchase Agreement

EXHIBIT A

Form of Notes

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

TO THE EXTENT THAT THE COMPANY (DEFINED BELOW) AND THE HOLDER (DEFINED BELOW) IN CONNECTION WITH THE PERMANENT FINANCING (DEFINED BELOW) HAVE ENTERED INTO AN INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “PERMANENT FINANCING INTERCREDITOR AGREEMENT”), WITH THE PERMANENT FINANCING LENDER (DEFINED BELOW) AND THE OTHER PERSONS IDENTIFIED THEREIN, THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY WILL BE SUBJECT TO THE PERMANENT FINANCING INTERCREDITOR AGREEMENT AND THE PERMANENT FINANCING INTERCREDITOR AGREEMENT WILL BE BINDING ON ALL FUTURE HOLDERS OF THIS NOTE AND ALL RENEWALS, REPLACEMENTS AND MODIFICATIONS WITH RESPECT TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY AND THEREBY.

Original Issue Date: [•], 2022

Principal Amount: [•]

SECURED CONVERTIBLE NOTE

DUE ON OR AFTER [•], 2024

THIS SECURED CONVERTIBLE NOTE is a duly authorized and validly issued Secured Convertible Note of ELECTRIQ POWER, INC., a Delaware corporation (the “Company”), having its principal place of business at 32 Clematis Street, Suite 401, West Palm Beach, Florida 33407, designated as its Secured Convertible Note due on or after [•], 2024 (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to JOHN MICHAEL LAWRIE or his registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[•] and any other sums due hereunder anytime on or after [•]1, 2024 (the “Maturity Date”), subject to any limitations set forth in the Permanent Financing Intercreditor Agreement, upon the written demand of the Holder, or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Affiliate” has the meaning ascribed to such term in the Purchase Agreement.

[1]	Note to Draft: 2 year anniversary of the Initial Closing.

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“Acquisition Transaction” means (a) Deemed Liquidation Event or (b) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (other than a SPAC Transaction). Notwithstanding the foregoing, to the extent that there is any Permanent Financing, any foreclosure or other exercise of remedies by the Permanent Financing Lender or any other action by the Permanent Financing Lender in respect of the collateral securing the Permanent Financing shall not be deemed an Acquisition Transaction.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning ascribed to such term in the Purchase Agreement.

“Capital Markets Transaction” means (a) an IPO, (b) a Direct Listing, or (c) a SPAC Transaction.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended and/or restated from time to time.

“Commission” shall have the meaning ascribed to that term in the Purchase Agreement.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock (or in the case of a Next Equity Financing Conversion, the capital stock of the Company issued to investors in the Next Equity Financing) issuable upon conversion of this Note in accordance with the terms hereof.

“Deemed Liquidation Event” shall have the meaning set forth in the Certificate of Incorporation as of the Original Issue Date; provided, for the avoidance of doubt, that any election made under Section 2.4.1 of the Certificate of Incorporation shall have no effect for the purposes of this Note.

“Direct Listing” means the effective time of a registration statement under the Securities Act that registers shares of capital stock of the Company for sale and, in connection with such registration, the Company’s Common Stock is listed for trading on a Trading Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Indebtedness” shall have the meaning ascribed to such term in the Purchase Agreement.

“IPO” means the initial public offering of shares of the Company’s Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

“Next Equity Financing” means the Company’s issuance of equity securities, including the issuance of preferred stock, in a single transaction, or series of related transactions, with the principal purpose of raising capital, and with aggregate gross proceeds to the Company of at least $20 million, excluding financing transactions involving the issuance of securities pursuant to the terms of a simple agreement for future equity (SAFE) or the issuance of convertible debt (including the this Note).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Purchase Agreement” means the Amended and Restated Securities Purchase Agreement, dated as of December 23, 2022 between the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the ascribed to such term in the Purchase Agreement.

“Significant Subsidiary” has the meaning given to it in Rule 1-02(w) of Regulation S-X.

“SPAC Transaction” means a merger, acquisition or other business combination involving the Company and/or any Affiliate of the Company, on one hand, and a publicly traded special purpose acquisition company (or a Subsidiary thereof) or other similar entity that is a “blank check” company (or a Subsidiary thereof) under applicable U.S. securities laws and formed for the purpose of effecting such a transaction (each, a “SPAC”), on the other hand, in which the capital stock of the Company, such Affiliate or the successor entity to the Company or such Affiliate is listed or converted into shares of capital stock that are listed on a Trading Market.

“Subsidiary” shall have the meaning ascribed to such term in the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any nationally or globally recognized market or exchange on which the Common Stock is listed or quoted for trading on the date in question, including the NYSE American; the Nasdaq Capital Market, the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” shall have the meaning ascribed to such term in the Purchase Agreement.

“Transfer Agent” shall have the meaning ascribed to such term in the Purchase Agreement.

Section 2. Interest.

a) Payment of Interest. Subject to the Permanent Financing Intercreditor Agreement, if applicable, the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of fourteen percent (14%) per annum payable on the first (1st) Business Day of January, April, July and October of each year during the term of this Note (each such date,

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an “Interest Payment Date”), with the first payment of interest being due and payable to the holder on the first Business Day of April 2023, with respect to interest accrued through that date. Interest shall be payable in cash. Payments will be credited first to accrued interest due and payable, with any remainder applied to principal (subject to Section 2(c) herein). All accrued and unpaid interest shall also be payable upon the final repayment of this Note.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). The Company shall update the Note Register to reflect permitted transferees and assignees of the Note.

c) Prepayment. Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note or accrued interest hereunder, without the prior written consent of the Holder. Notwithstanding the foregoing and subject to any limitations provided in the Permanent Financing Intercreditor Agreement, the Company will repay the outstanding principal amount of this Note and all accrued and unpaid interest on the Maturity Date, if this Note has not been converted on or prior to such date, as provided in Section 4 hereafter. In connection with a Capital Markets Transaction, Holder may, at its option by giving five days prior written notice, require that the Company prepay the principal amount of this Note and any accrued interest hereunder upon the consummation of the Capital Markets Transaction.

Section 3. Security Interest; Registration of Transfers and Exchanges.

a) Grant of Security Interest. Repayment of the principal amount of this Note and all accrued and unpaid interest and all Enforcement Costs is secured by the grant by the Company’s and its subsidiaries of a security interest in substantially all of their personal property, pursuant to the terms and conditions of the Security Agreement. The security interest granted to the Holder shall be a first priority security interest, except that it shall be subordinated to the security interest granted to the Permanent Financing Lender in connection with the Permanent Financing pursuant to the Permanent Financing Intercreditor Agreement and pari passu to the Pari Passu Shareholder Notes.

b) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

c) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in Article IV of the Purchase Agreement and may be transferred or exchanged only in compliance with the terms of the Purchase Agreement, this Note and the other Transaction Documents, and applicable federal and state securities laws and regulations.

d) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion by Holder. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole and not in part, into Conversion Shares at the option of the Holder (a “Voluntary Conversion”), upon the occurrence of any of the following events (each a “Voluntary Conversion Event”): (i) a Next Equity Financing (a “Next Equity Financing Conversion”),

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(ii) an Acquisition Transaction (an “Acquisition Transaction Conversion”), (iii) a Capital Markets Transaction (a “Capital Markets Transaction Conversion”) or (iv) upon the Holder’s demand for conversion on the Maturity Date (a “Maturity Date Conversion”). The Holder shall effect Voluntary Conversions by delivering to the Company a Notice of Conversion in the form attached hereto as Annex A (each, a “Notice of Conversion”). No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. Upon a Voluntary Conversion hereunder, the Holder shall surrender this Note as promptly as is reasonably practicable after such Voluntary Conversion Event without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion, stating the basis of such objection and citing the relevant Section of the Note upon which such objection is based. In the event of any dispute or discrepancy, the Company and Holder shall work to resolve such dispute or discrepancy to the mutual satisfaction of both parties. If the Company and Holder have not resolved such dispute or discrepancy within 10 days, either party may bring a Proceeding as set forth in Section 6.9 of the Purchase Agreement to resolve such objection.

The applicable date of conversion, with respect to any Voluntary Conversion (the “Conversion Date”) shall be (i) with respect to a Next Equity Financing Conversion, upon the initial closing of the Next Equity Financing, (ii) with respect to an Acquisition Transaction Conversion, immediately prior to the closing of the Acquisition Transaction, (iii) with respect to a Capital Markets Transaction Conversion, immediately prior to the closing of the Capital Markets Transaction, and (iv) with respect to a Maturity Date Conversion, on the Maturity Date, if the Holder has provided a Notice of Conversion to the Company at least five days prior to the Maturity Date. With regards to clauses (i), (ii) and (iii) immediately preceding, the Company shall deliver to the Holder written notice of the Voluntary Conversion Event, including the material terms thereof and a calculation of the Conversion Price with supporting detail, at least twenty (20) days prior to the proposed applicable Conversion Date and, in order to exercise such right of Voluntary Conversion, the Holder shall deliver a Notice of Conversion to the Company not later than five (5) days prior to the proposed applicable Conversion Date.

b) Conversion Price. The conversion price applicable to a Voluntary Conversion shall be determined as follows (the “Conversion Price”).

i. Conversion Price in the event of a Next Equity Financing Conversion. The applicable Conversion Price with respect to a Next Equity Financing Conversion shall be equal to 95% of the lowest price per share of the shares of Common Stock, Common Stock Equivalents or non-convertible preferred stock offered and sold in the applicable Next Equity Financing.

ii. Conversion Price in the event of an Acquisition Transaction Conversion. The applicable Conversion Price with respect to an Acquisition Transaction Conversion shall be equal to 95% of the price per share of Common Stock payable to holders of the Company’s securities in the applicable Acquisition Transaction.

iii. Conversion Price in the event of a Capital Markets Transaction Conversion. The applicable Conversion Price with respect to a Capital Markets Transaction Conversion shall be equal to: (x) with respect to an IPO, 95% of the initial public offering price of the Common Stock, (y) with respect to a Direct Listing, 95% of the fair market value per share of Common Stock provided to the market maker by the Company’s financial advisors immediately prior to the Direct Listing, or (z) with respect to a SPAC Transaction, 95% of the price per share of Common Stock payable to the holders of the Company’s Common Stock in connection with the SPAC Transaction.

iv. Conversion Price in the Event of a Maturity Date Conversion. The applicable Conversion Price shall be the quotient obtained by dividing (x) $275 million by (y) the number of shares of Common Stock outstanding immediately prior to the Conversion Date relating to the Maturity Date Conversion (assuming the exercise and/or conversion of all Common Stock Equivalents into Common Stock and including all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, but excluding the shares of Common Stock issuable upon the conversion of this Note).

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c)	Mechanics of Conversion.

i. Conversion Shares Issuable upon Conversion of Principal Amount and Interest. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and accrued and unpaid interest to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. If the Conversion Shares are not traded on a Trading Market at the time of conversion, not later than two (2) Business Days after the applicable Conversion Date (the “Non-Trading Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a notice of issuance for the number of Conversion Shares being acquired upon the conversion of this Note, which shall include the restrictive legends described below, unless it is otherwise determined in good faith that such restrictive legends are not required. If the shares of Common Stock are traded on a Trading Market at the time of conversion, not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Trading Share Delivery Date” and collectively with the Non-Trading Share Delivery Date, the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares on or after the earlier of (i) the six month anniversary of the Original Issue Date (provided that on the Share Delivery Date the Company has satisfied the current public information requirements under Rule 144 and the Conversion Shares may be resold without any volume or manner-of-sale restrictions under Rule 144) or (ii) the Conversion shares have been registered under an effective registration statement under the Securities Act, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions and such Conversion Shares shall be free of restrictive legends and trading restrictions (other than those which may then be required under the Transaction Documents). As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Voluntary Conversion, ab initio, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert the outstanding principal amount hereof and any accrued and unpaid interest thereon, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the

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benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares, upon a properly noticed conversion. If the shares of Common Stock are traded on a Trading Market on the applicable Conversion Date and the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the shares of Common Stock are traded on a Trading Market on the applicable Conversion Date and the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d)

Holder’s Conversion Limitations. In the event that at the time of conversion, the Common Stock is registered pursuant to either Section 12(b) or Section 12(g) of the Exchange Act, the Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Conversion Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Conversion Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the

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number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d). Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If (i) the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, (ii) any other event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 5(a) are strictly applicable, but which would require an adjustment to the Conversion Price in order to avoid an adverse impact on the Holder’s conversion rights, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to such rights is necessary to avoid an adverse impact on the Holder’s conversion rights and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of this Note in a manner that is consistent with any adjustment recommended in such opinion. Any adjustment made pursuant to this Section shall become effective (x) immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, (y) immediately after the effective date in the case of a subdivision, combination or re-classification, or (z) as determined in the good faith reasonable judgment of the Board of Director in any other case taking into account any recommendation including in any opinion received in connection with an adjustment.

b) [Reserved]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Conversion Shares acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation)

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immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) [Reserved]

e) SPAC Transaction. If, at any time while this Note is outstanding, the Company, directly or indirectly, in one or more related transactions effects any SPAC Transaction, then, if not converted in connection therewith and upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such SPAC Transaction (without regard to the Beneficial Ownership Limitation), the number of shares of common stock of the SPAC, and any additional consideration (the “Alternate Consideration”) receivable as a result of such SPAC Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such SPAC Transaction (without regard to the Beneficial Ownership Limitation). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such SPAC Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. The Company shall cause the SPAC in a SPAC Transaction to assume in writing all of the obligations of the Company under the Note and the other Transaction Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such SPAC Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the SPAC evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such SPAC (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such SPAC Transaction, and with a conversion price which applies the applicable Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such SPAC Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such SPAC Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such SPAC Transaction, the SPAC shall succeed to, and be substituted for (so that from and after the date of such SPAC Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the SPAC), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such SPAC had been named as the Company herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall deliver to each Holder within two (2) Business Days a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution or restricted payment in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, or the date on which the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company was authorized and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon any such reclassification, consolidation, merger, sale, transfer or share exchange, or voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall, if required, simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or if it is not subject to the reporting requirements of the Commission, a press release. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Acquisition Transaction Payment. In the event that, at any time prior to the repayment or conversion of this Note, the Company provides the Holder with written notice of a proposed Acquisition Transaction as provided in Section 4(a) hereof, and the Holder does not elect to consummate an Acquisition Transaction Conversion, then the Company shall pay to the Holder, in cash, upon the closing of the Acquisition Transaction, an amount equal to 200% of the outstanding principal amount of this Note.

Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest, liquidated damages and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on an Interest Payment Date, Conversion Date or the Maturity Date, upon demand for payment by the Holder or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Business Days;

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ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (viii) below) or in any other Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Business Days after the Company has become or should have become aware of such failure;

iii. a breach, default, event of default or the failure to observe or perform any covenant or agreement (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note or any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall (A) default on any of its obligations under the Permanent Financing, if applicable, which default causes the Indebtedness thereunder to (x) become prematurely due and payable, (y) be placed on demand or (z) become capable of being declared by or on behalf of a creditor thereunder to be prematurely due and payable or being placed on demand, in each case, as a result of such default or any provision having a similar effect (howsoever prescribed), (B) default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (C) fail to make any payment when due (after the expiry of any originally applicable grace period) in respect of (X) the Permanent Financing, if applicable, or (Y) any other Indebtedness (other than under this Note) involving an obligation greater than $250,000 or (D) incurs Indebtedness other than (a) the Shareholder Notes outstanding at Initial Closing and (b) the Permanent Financing;

vii. after the date that the Common Stock is first listed for trading on a Trading Market, (A) the Common Stock shall not be eligible for listing or quotation for trading on the principal Trading Market and shall not be eligible to resume listing or quotation for trading thereon or any other Trading Market (other than the OTCQB or OTCQX) within five (5) Trading Days, or (B) the Company’s failure to comply with any rules or regulations of its principal Trading Market;

viii. the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the applicable Share Delivery Date, pursuant to Section 4 or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note in accordance with the terms hereof;

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

x. the Company shall fail to maintain a sufficient number of shares of Common Stock reserved for issuance upon the conversion of this Note and such failure is not cured within thirty (30) days after written notice from the Holder;

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xi. at any time after the Common Stock is registered either pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company shall fail to timely make any filings required under the Exchange Act;

xii. at any time after the Common Stock is registered either pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company fails to satisfy the current public information requirements under Rule 144; or

xiii. the Security Agreement or any other document creating a lien to secure the obligations of the Company hereunder, the Subordination Agreement or the Permanent Financing Intercreditor Agreement (collectively, the “Security Documents”) shall cease, for any reason, to be in full force and effect, or the Company or any Affiliate or Subsidiary of the Company or any other party thereto (other than the Holder) shall so assert or the lien created by any Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby;

xiv. the Company experiences a Company Material Adverse Effect; or

xv. the Company shall fail to observe or perform the covenant set forth in Section 5.2 of the Purchase Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Business Days after the Company has become or should have become aware of such failure.

b) Remedies Upon Event of Default. If any Event of Default occurs, in addition to any remedies under the Security Documents, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable, at the Holders election in cash (provided that if clause (v) of the definition of Event of Default occurs, Holder shall be deemed to have elected cash automatically). Upon the payment of this Note in full, including interest, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

Section 8. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) except for the Permanent Financing, if applicable, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) except for any Lien arising from the Permanent Financing, if applicable, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

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d) allow the Permanent Financing, if applicable, to at any time be secured by any assets that are not also collateral for the Note Obligations; or

e) pay cash dividends or distributions on any equity securities of the Company.

Section 9. Miscellaneous.

a)

Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on the signature page hereto, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email address or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement, or such other electronic mail or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 9(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)

Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)

Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction

14

Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)

Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f)

Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

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h)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)

Secured Obligation. The obligations of the Company under this Note are secured by certain assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of the Original Issue Date among the Company, the Subsidiaries of the Company and the Holder.

k)	Amendments. This Note may be amended, in writing, by the mutual agreement of the Company and the Holder.

l)

Expenses. The Company and the Holder will each bear their own legal and other expenses in connection with the preparation and negotiation of this Note and the other Transaction Documents. The Company shall pay all out-of-pocket expenses incurred by the Holder, including the fees, charges and disbursements of counsel for the Holder, in connection with the enforcement or protection of its rights (i) in connection with this Note and the other Transaction Documents, including its rights under this Section and (ii) in connection with this Note, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Note and the other Transaction Documents (collectively, the “Enforcement Costs”).

Section 10. Disclosure. At any time after the Common Stock is registered pursuant to either Section 12(b) or Section 12(g) of the Exchange Act, upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ELECTRIQ POWER, INC.

By:
Name:
Title:
Address for Notices: _______________

Email for Notices:__________________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Secured Convertible Note due on or after [•], 2024 of Electric Power, Inc., a Delaware corporation (the “Company”), into Conversion Shares, of the Company according to the conditions hereof, as of the date written below. If Conversion Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Conversion Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Conversion Shares __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of Conversion Shares to be issued:
If Conversion Shares are not Common Stock, please list what Conversion Shares are:

Signature:

Name:

Address for Delivery of Conversion Share Certificates:

Or

DWAC Instructions:

Broker No:________________
Account No:________________

EXHIBIT B-1

Form of Permanent Financing Intercreditor Agreement

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of [                 ], 2022 (as from time to time amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made and entered into by and among [                 ], [in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Senior Agent”)]1, for the Senior Creditors (as defined below), and JOHN MICHAEL LAWRIE, as Subordinated Creditor (as defined below).

RECITALS:

A. The Senior Creditors have entered into that certain [Describe Permanent Financing Documents] of even date herewith (as the same may be amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the “Senior Credit Agreement”; capitalized terms not otherwise defined herein are being used herein as defined in the Senior Credit Agreement) among the Senior Creditors and Electriq Power, Inc., a Delaware corporation (the “Company”) and its subsidiaries, pursuant to which, among other things, and subject to the terms and conditions set forth in the Senior Credit Agreement, the Senior Creditors have agreed to make revolving loans to the Company from time to time in an aggregate principal amount not to exceed $[ ] (the “Senior Loans”).

B. The Subordinated Creditor has entered into that certain Securities Purchase Agreement dated as of [                 ], 2022 (as the same has been amended, supplemented, restated or otherwise modified prior to the date hereof, the (“SPA”) with the Company, pursuant to which, among other things, the Company has agreed to issue and sell to the Subordinated Creditor and, subject to the terms and conditions set forth in the SPA, the Subordinated Creditor has agreed to purchase from the Company, its Secured Convertible Notes due [                 ], 2024 in the original aggregate principal amount of up to $8,500,000 (including any notes issued in substitution therefor or in replacement thereof), as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Notes”).

C. As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditors to make the Senior Loans, the Senior Creditors have required the execution and delivery of this Agreement by the Subordinated Creditor, in order to set forth the relative rights and priorities of the Senior Agent, the Senior Creditors and Subordinated Creditor under the Senior Credit Documents (as hereinafter defined) and the Subordinated Debt Documents (as hereinafter defined), respectively.

NOW, THEREFORE, in order to induce the Senior Creditors to make the Senior Loans, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions and Interpretation. The following terms shall have the following meanings in this Agreement:

“Affiliate” shall mean, with respect to any Person, another Person (a) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the first specified Person, (b) that directly, or indirectly, owns or holds ten percent (10%) or more of Capital Stock of the first specified Person, or (c) ten percent (10%) or more of whose voting stock or other Capital Stock having ordinary voting power is directly or indirectly owned or held by such first specified Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For purposes of this Agreement, in no event shall the Subordinated Creditor a signatory hereto on the date hereof or any Affiliate thereof be deemed to be an “Affiliate” of the Company, any other Obligor or any Affiliate of any of the foregoing.

“Agreement” shall have the meaning given in the preamble hereto.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq. and the regulations issued thereunder.

[1]	NTD: To be updated to reflect actual Permanent Financing terminology and entities.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” shall mean, collectively, all of the real, personal and mixed property (including Capital Stock) of any Obligor pledged to secure all or any portion of the Senior Debt or the Subordinated Debt.

“Company” shall have the meaning given in the Recitals.

“Distribution” shall mean, with respect to any indebtedness, Capital Stock or other obligations, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, Capital Stock or obligation or (b) any redemption, purchase or other acquisition of such indebtedness, Capital Stock or obligation by any Person (other than sales or other transfers of Subordinated Debt to third parties (other than the Obligors) pursuant to Section 2.6), provided, however, that in no event shall the term “Distribution” include the receipt of Reorganization Subordinated Securities.

“Enforcement Action” shall mean (a) to take from or for the account of any Obligor or any other obligor on the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor or any such other obligor with respect to the Subordinated Debt (other than the receipt of Permitted Subordinated Debt Payments allowed to be paid pursuant to this Agreement, Permitted Unblockable Payments and distributions of Reorganization Subordinated Securities), (b) to sue for payment of the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding (including any Insolvency Proceeding) against any Obligor or any such other obligor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or cause any Obligor or any such other obligor to honor any put option, redemption or mandatory prepayment obligation under any Subordinated Debt Document (except to the extent the same constitutes a Permitted Subordinated Debt Payment permitted to be paid pursuant to this Agreement or a Permitted Unblockable Payment), (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Obligor or any such other obligor or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce against, foreclose upon, take possession of or sell any property or assets of any Obligor or any such other obligor, including without limitation the Collateral (other than judgment liens permitted hereunder).

“Guarantors” shall mean each subsidiary of the Company or any other Person that executes and delivers any guaranty or similar agreement pursuant to the Senior Credit Documents or the Subordinated Debt Documents and their respective successors and assigns.

“Indebtedness” shall mean, with respect to any Person at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of any mandatorily redeemable Capital Stock of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business that are not past due by more than 90 days, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of synthetic leases assuming such synthetic leases were accounted for as capital leases;

(d) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) any other obligation for borrowed money or other financial accommodations that in accordance with GAAP would be shown as a liability on the balance sheet of such Person;

(g) any liability under a sale and leaseback transaction that is not in respect of a capital lease;

(h) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but that does not constitute a liability on the balance sheet of such Person; and

(i) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (h) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Insolvency Proceeding” shall have the meaning given in Section 2.1.

“Lien” means any mortgage, pledge, lien, security interest, encumbrance, financing statement, license or sub-license, attachment, charge, trust, option, warrant, purchase right, preemptive right, right of first offer or refusal, easement, servitude, restriction (whether voting, transfer or otherwise), encroachment or other similar lien (other than, in the case of a security, any restriction on the transfer of such security arising solely under applicable law).

“Obligors” shall mean, collectively, the Company and the Guarantors, and “Obligor” shall mean any of such Persons.

“Paid in Full” or “Payment in Full” when used in connection with (a) the Senior Debt, shall mean the occurrence of each of the following: (i) termination of all [Revolving Commitments]2 and (ii) payment in full in cash (or cash equivalents acceptable to the Required Senior Creditors in their sole and absolute discretion) of all Senior Debt (other than contingent indemnification obligations as to which no claim has been asserted) and (b) the Subordinated Debt, shall mean payment in full in cash (or cash equivalents acceptable to the Subordinated Creditor in his sole and absolute discretion) or conversion into Capital Stock on the terms set forth in the Subordinated Notes of all of the Subordinated Debt (other than contingent indemnification obligations as to which no claim has been asserted).

“Payment Blocking Event” means that (a) the Senior Agent has sent written notice to the Subordinated Creditor of a Senior Payment Default or of an acceleration of all of the outstanding Senior Debt or (b) there exists any “Event of Default” under [Insert section reference to bankruptcy Events of Default] of the Senior Credit Agreement.

“Permitted Subordinated Debt Payments” shall mean any payment or Distribution in respect of the Subordinated Debt which consists solely of payments (a) of interest on the Subordinated Debt which are regularly scheduled payments of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement, (b) in Capital Stock in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement, (c) provided no Payment Blocking Event then exists, payments of principal and accrued and outstanding interest thereon in respect of the Subordinated Debt upon the consummation of a Capital Markets Transaction or an Acquisition Transaction (each as defined in the Subordinated Notes), in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement and (d) the payment of out of pocket costs and expenses of the Subordinated Creditors, including, legal fees and expenses.

“Permitted Unblockable Payments” shall mean (a) non-cash in-kind payments of interest on the Subordinated Debt (in each case, whether such payments are made by adding such amount to the principal amount of the Subordinated Notes or by issuing a new note in the same form as the Subordinated Notes), (b) the accrual (but not cash payment) of default interest of up to 3% per annum in excess of the otherwise applicable rate charged during the continuance of a Subordinated Debt Default on the Subordinated Debt, (c) the payment of reasonable out-of-pocket costs, expenses and indemnification payments, in each case as and when due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement in an amount not to exceed $150,000 in any calendar year, (d) any conversion of the Subordinated Notes in accordance with the terms of the Subordinated Debt Documents, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement and (e) the one-time payment on the date hereof of fees and expenses required to be paid pursuant to the terms of the SPA on the date hereof.

[2]	NTD: To use term from actual Permanent Financing.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Premium” shall mean any amount, howsoever denominated, payable to a lender or a holder of Indebtedness as consideration or compensation for the prepayment of Indebtedness (including, without limitation, any yield-maintenance amount, make-whole amount, prepayment premium or SOFR breakage fee).

“Refinancing Agreement” shall mean an agreement entered into by the Company pursuant to which the Company incurs Refinancing Debt.

“Refinancing Debt” shall mean any Indebtedness of the Company, the proceeds of which are applied, directly or indirectly, to refinance all or a portion of the Indebtedness under the Senior Credit Agreement (or any prior Refinancing Agreement); provided that no such refinancing shall be made on terms and conditions, and no Refinancing Agreement shall contain any terms or provisions, that would be prohibited by Section 3.1 of this Agreement if the Senior Credit Agreement (or any such prior Refinancing Agreement) or the Indebtedness thereunder being so refinanced was being amended to reflect such terms and conditions instead of being refinanced.

“Reorganization Subordinated Securities” shall mean (a) any common Capital Stock of the Company or any direct or indirect parent entity of the Obligors issued pursuant to a confirmed plan of reorganization in an Insolvency Proceeding (so long as such Capital Stock does not contain any mandatory put option or mandatory redemption obligations until the Senior Debt has been Paid in Full) or (b) any unsecured debt securities issued in substitution of all or any portion of the Subordinated Debt, in the case of this clause (b) that are subordinated in right of payment, performance and otherwise to the Senior Debt (or any debt issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Subordinated Debt is subordinated to the Senior Debt (and the liens securing the Senior Debt) pursuant to the terms of this Agreement.

“Required Senior Creditors” shall mean the [“Required Lenders(s)”] (as defined in the Senior Credit Agreement).

[“Revolving Loan Commitment” shall mean the Revolving Commitments (as defined in the Senior Credit Agreement) or the committed amount of any revolving credit facility under any Refinancing Agreement).]3

“Senior Agent” as defined in the preamble hereto, and any other Person appointed by the Senior Creditors as Collateral Agent for purposes of the Senior Credit Documents; provided that after the consummation of any Refinancing Agreement, the term “Senior Agent” shall refer to any Person appointed by the Senior Creditors at such time as agent for themselves for the purposes of this Agreement.

“Senior Credit Agreement” shall have the meaning given in the Recitals.

“Senior Credit Documents ” shall mean the Senior Credit Agreement and the [“Credit Documents”] (as defined therein) and, after the execution of a Refinancing Agreement, such Refinancing Agreements and any related transaction documents, in each case evidencing or pertaining to all or any portion of the Senior Debt.

“Senior Creditors” shall mean the holders of the Senior Debt.

“Senior Debt” shall mean and include all obligations, liabilities and indebtedness (whether now outstanding or hereafter incurred), for the payment of which any Obligor is responsible or liable as obligor, guarantor or otherwise in respect of all payment obligations under the Senior Credit Documents and any Refinancing Debt in respect of principal, interest, Premium, fees, charges and expenses (including fees and expenses of counsel to the Senior Agent and the Senior Creditors), whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of an Insolvency Proceeding whether or not the claims of holders of such payment obligations for such interest are allowed in any such proceeding); provided, that the aggregate principal amount of all Senior Debt shall not exceed an amount equal to $25,000,000 minus the amount of all permanent reductions of the Revolving Commitments, and Senior Debt shall not include any Indebtedness of the Company which, by the terms of the instrument evidencing such Indebtedness or under which it is outstanding, is expressly made junior and subordinate in right of payment to any other Indebtedness; provided, however, that Senior Debt shall not include any indebtedness, liability or other obligation of any Obligor owed to any other Obligor, or any subsidiary or Affiliate of any Obligor.

“Senior Default Notice” shall mean written notice of a Senior Loans Default sent by the Senior Agent to the Subordinated Creditor.

[3]	NTD: To be updated to reflect actual definition in Permanent Financing.

“Senior Loans” shall have the meaning given in the Recitals.

“Senior Loans Default” shall mean any Senior Payment Default or Senior Non-Payment Default.

“Senior Non-Payment Default” shall mean any “Event of Default” under the Senior Credit Documents (other than a Senior Payment Default).

“Senior Payment Default” shall mean any “Event of Default” under the Senior Credit Documents resulting from the failure of the Obligors to pay, on a timely basis, any principal, interest or Premium on any Senior Debt or any fees or other amounts under the Senior Credit Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof (but in the case of fees or other obligations, only so long as the aggregate unpaid amount thereof exceeds $100,000).

“SPA” shall have the meaning given in the Recitals.

“Subordinated Creditors” shall mean the holders of the Subordinated Debt.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of the Obligors owing to the Subordinated Creditor under the Subordinated Debt Documents.

“Subordinated Debt Default” shall mean any “Event of Default” under the Subordinated Debt Documents.

“Subordinated Debt Default Notice” shall mean written notice of a Subordinated Debt Default sent by the Subordinated Creditor to the Senior Agent.

“Subordinated Debt Documents” shall mean the SPA, the Subordinated Notes, any guaranty with respect to the Subordinated Debt, any collateral or security documents securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Notes” shall have the meaning given in the Recitals.

“Subordination Period” shall mean all times until Payment in Full of the Senior Debt during which there is actual borrowing availability (which borrowing availability shall be subject to no conditions precedent except for the accuracy of customary representations and warranties and the absence of any Default or Event of Default as defined under the Senior Credit Documents) under the Senior Credit Documents of at least $8,500,000.

2. Subordination.

(a) Payment Subordination. Each party hereto covenants and agrees, and the Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that during the Subordination Period, the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment to the Senior Debt, to the extent and in the manner hereinafter set forth. Each Senior Creditor, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement. Nothing in the foregoing paragraph shall prohibit the Subordinated Creditor from converting all or any part of the Subordinated Debt into Capital Stock of the Company, provided that, if such securities have any call, put or other conversion features that would obligate the Company to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder (other than common Capital Stock), the Subordinated Creditor hereby agrees that the Company may not declare, pay or make such dividends, distributions or other payments to the Subordinated Creditor, and the Subordinated Creditor shall not accept any such dividends, distributions or other payments except as may be permitted in all of the Senior Loan Documents.

(b) Relative Lien Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Subordinated Debt granted with respect to the Collateral or of any Liens securing the Senior Debt granted with respect to the Collateral and notwithstanding any contrary provision of the UCC or any other applicable law or the Subordinated Debt Documents or any defect or deficiencies in, the Liens securing the Senior Debt, or any other circumstance whatsoever, the Senior Agent and the Subordinated Creditor hereby agree that:

(i) any Lien with respect to the Collateral securing any Senior Debt now or hereafter held by or on behalf of, or created for the benefit of, the Senior Agent or any Senior Creditors or any agent or trustee therefor shall, during the Subordination Period, be senior in all respects and prior to any Lien with respect to the Collateral securing any Subordinated Debt held by or on behalf of, or created for the benefit of, the Subordinated Creditor or any agent or trustee therefor; and

(ii) any Lien with respect to the Collateral securing any Subordinated Debt now or hereafter held by or on behalf of, or created for the benefit of, the Subordinated Creditor or any agent or trustee therefor shall, during the Subordination Period, be junior and subordinate in all respects to all Liens with respect to the Collateral securing any Senior Debt.

(c) Prohibition on Contesting Liens or Claims. The Subordinated Creditor hereby agrees that it will not at any time object to or contest, or support any other person in objecting to or contesting, the validity, extent, perfection, priority or enforceability of the Senior Debt, the Senior Credit Documents, or the Liens of Senior Creditors in the Collateral securing the Senior Debt. Each Senior Creditor hereby agrees that it will not at any time object to or contest, or support any other person in objecting to or contesting, the validity, extent, perfection, priority or enforceability of the Subordinated Debt, the Subordinated Debt Documents, or the Liens of the Subordinated Creditor in the Collateral securing the Subordinated Debt. Notwithstanding the failure of Senior Creditors or the Subordinated Creditor to perfect their respective Liens on the Collateral or any avoidance, invalidation, or subordination by any third party or court of competent jurisdiction of the Liens in the Collateral granted to Senior Creditors and the Subordinated Creditor, the priority and rights as between Senior Creditors and the Subordinated Creditor shall be as set forth in this Agreement.

(d) New Liens. So long as the Senior Debt has not been Paid in Full, and so long as no Insolvency Proceeding has been commenced by or against any Obligor, the parties hereto agree that no Obligor shall (i) grant or permit any additional Liens on any asset to secure any Subordinated Debt unless such Obligor gives Senior Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Senior Debt concurrently with the grant of a Lien thereon in favor of the Subordinated Creditor and such Lien is so granted to secure the Senior Debt or (ii) grant or permit any additional Liens on any asset to secure any Senior Debt unless such Obligor gives the Subordinated Creditor at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Subordinated Debt concurrently with the grant of a Lien thereon in favor of Senior Agent and such Lien is so granted to secure the Subordinated Debt.

(e) Similar Liens and Agreements. So long as the Senior Debt has not been Paid in Full, and so long as no Insolvency Proceeding has been commenced by or against any Obligor, the parties hereto agree that it is their intention that the Collateral securing the Senior Debt and the Subordinated Debt be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, (i) upon request by Senior Agent or the Subordinated Creditor, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Credit Documents and the Subordinated Debt Documents and (ii) that the Senior Credit Documents and Subordinated Debt Documents and guarantees for the Senior Debt and the Subordinated Debt, shall be, in all material respects, the same forms of documents other than with respect to the senior lien and the junior lien nature thereof. The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that Senior Agent or the Subordinated Creditor obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or Lien separate from the Senior Credit Documents or Subordinated Debt Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2(d) above, the Collateral securing the Senior Debt and the Subordinated Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

2.1 Insolvency. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to any Obligor (an “Insolvency Proceeding”), and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Obligor, whether or not involving an Insolvency Proceeding, then:

(a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt (other than the payment of Permitted Unblockable Payments and a distribution of Reorganization Subordinated Securities).

(b) Any Distribution, whether in cash, property, Capital Stock or obligations, which may be payable or deliverable in respect of the Subordinated Debt (other than the payment of Permitted Unblockable Payments and a distribution of Reorganization Subordinated Securities) shall be paid or delivered directly to the Senior Agent (for the benefit of the Senior Creditors) until all Senior Debt shall have been Paid in Full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Agent (to be held and/or applied by the Senior Agent to the Senior Debt in accordance with the Senior Credit Documents until the Senior Debt is Paid in Full).

(c) The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests or guaranties securing the Senior Debt. The Senior Agent and Senior Creditors agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority (other than priority vis-a-vis the Senior Debt) of the Subordinated Debt or any liens and security interests or guaranties securing the Subordinated Debt (to the extent such liens, security interests and guaranties are permitted herein).

(d) The Subordinated Creditor hereby irrevocably authorizes, empowers and appoints the Senior Agent as its agent and attorney-in-fact to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with an Insolvency Proceeding upon the failure of the Subordinated Creditor to do so prior to 10 days before the expiration of the time to file any such proof of claim; provided, that the Senior Agent shall have no obligation to execute, verify, deliver and/or file any such proof of claim; provided, further, that the Senior Agent shall provide to the Subordinated Creditor a copy of any such proof of claim filed by it promptly after making such filing. The Subordinated Creditor shall have the sole and exclusive right to vote its claims in any Insolvency Proceeding.

(e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Proceeding or otherwise (except to the extent that a court of competent jurisdiction pursuant to a final, non-appealable order, equitably subordinates pursuant to §510(c) of the Bankruptcy Code, sets aside, avoids or disallows any part or all the Senior Debt or the security interests securing the Senior Debt based on the Senior Agent’s or any Senior Creditor’s conduct occurring on or after the date of this Agreement), and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or any representative of such Senior Creditor.

(f) The Subordinated Creditor waives any marshalling rights with respect to the Senior Creditors in any Insolvency Proceeding or any other proceeding under the Bankruptcy Code.

(g) Notwithstanding the foregoing provisions of this Section 2.1, any Obligor may pay and deliver to the Subordinated Creditors, and the Subordinated Creditor shall be entitled to receive and retain, any Reorganization Subordinated Securities.

The out-of-court readjustment, arrangement, composition or other workout of any Obligor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 2.1.

2.2 Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Debt Documents, each Obligor hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, during the Subordination Period, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, other than (x) Permitted Subordinated Debt Payments, subject, in the case of any payment or other Distribution made while an Insolvency Proceeding is pending in respect of any Obligor, to the terms of Section 2.1 of this Agreement and (y) Permitted Unblockable Payments (which may be made and received at all times).

(b) Notwithstanding any provision of this Section 2.2 to the contrary, the failure of any Obligor to make any Distribution with respect to the Subordinated Debt, or to comply with any term of the Subordinated Debt Documents by reason of the operation of this Agreement shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; and

2.3 Standstill.

(a) Until the Senior Debt is Paid in Full, the Subordinated Creditor shall not, without the prior written consent of the Senior Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following:

(i) acceleration of the Senior Debt;

(ii) the occurrence of an Insolvency Proceeding with respect to any Obligor;

(iii) the passage of 150 days from the delivery of a Subordinated Debt Default Notice to the Senior Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period; or

(iv) the date of the institution by the Senior Agent of any foreclosure proceedings against any Obligor or the commencement by the Senior Agent or the Senior Creditors of any judicial, arbitral or other proceeding or legal action of any kind to collect the Senior Debt.

(b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by the Senior Creditors or the Senior Agent such acceleration is rescinded (whether or not any existing Senior Loans Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on Section 2.3(a)(i) and such rescission can be made without prejudice to the ability of the Subordinated Creditor to exercise such Enforcement Action at a later date if permitted by the terms of this Agreement.

(c) Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any of the Subordinated Debt Documents, (i) subject to the provisions of Section 2.1, the Subordinated Creditor may file proofs of claim against the Obligors, vote such claims in any Insolvency Proceeding involving such Person, and take other actions not in contravention of this Agreement during any Insolvency Proceeding involving the Obligors, (ii) the Subordinated Creditor may seek specific performance or other injunctive relief to compel any Obligor to comply (or not violate or breach) with any non-payment obligations under the Subordinated Debt Documents or to prevent violations of negative covenants so long as any such exercise is not accompanied by a claim for monetary damages, remuneration, payment, or liens, security interests or any other encumbrance of any kind, (iii) the Subordinated Creditor may commence a legal action to the extent that the commencement of such legal action is required to toll the running of any applicable statute of limitation as to such legal action (provided that no monetary damages or other monetary relief are received or retained in connection therewith) or may assert any compulsory cross-claim or counterclaim in connection with any legal action, and (iv) the Subordinated Creditor may make a demand for payment of (A) a Permitted Subordinated Debt Payment from the Obligors if at the time of such demand the Subordinated Creditor would be permitted to accept such payments under Section 2.2 of this Agreement and such demand does not violate any terms of this Agreement other than the standstill period provided above in Section 2.3(a) or (B) Permitted Unblockable Payments; provided that the Subordinated Creditor shall provide the Senior Agent at least 5 days prior written notice before making such demand under this clause (iv). The Subordinated Creditor may obtain a lien on assets or property of the Obligors securing any judgment in favor of the Subordinated Creditor in connection with an Enforcement Action permitted pursuant to this Section 2.3; provided that the Subordinated Creditor will not take any Enforcement Action on such lien(s) unless and until the Senior Debt has been Paid in Full. Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Creditor (other than Permitted Subordinated Debt Payments to the extent permitted under Section 2.2, Permitted Unblockable Payments and distributions of Reorganization Subordinated Securities) shall in any event be held in trust by it for the benefit of Senior Agent and promptly be paid or delivered to Senior Agent in the form received until all Senior Debt is Paid in Full.

2.4 Turnover. If any payment or Distribution of any character, whether in cash, securities or other property, shall be received by the Subordinated Creditor in contravention of any of the terms of this Agreement, such payment or distribution shall be received in trust for the benefit of the Senior Agent and the Senior Creditors and shall forthwith be paid over or delivered and transferred to the Senior Agent for application (in accordance with the Senior Credit Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.5 Rights of Senior Creditors. The provisions of this Agreement shall be deemed a continuing offer to all Senior Creditors and the Senior Agent to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by the Senior Creditors and the Senior Agent, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Agreement shall be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Senior Creditor or the Senior Agent (except to the extent that a court of competent jurisdiction pursuant to a final, non-appealable order, equitably subordinates, pursuant to §510(c) of the Bankruptcy Code, any part or all the Senior Debt or the security interests securing the Senior Debt based on the Senior Agent’s or a Senior Creditor’s conduct occurring on or after the date of this Agreement), or by any non-compliance by any Obligor with the terms, provisions and covenants of the Subordinated Debt Documents. Without in any way limiting the generality of the foregoing, the Senior Creditors and the Senior Agent may, subject to Section 3.1, at any time and from time to time, without the consent of or notice to the Subordinated Creditors, and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Subordinated Creditor to the Senior Agent and the Senior Creditors, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety.

2.6 Sale, Transfer or other Disposition of Subordinated Debt.

(a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to or concurrently with the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent an agreement substantially identical to this Agreement (or a joinder to this Agreement in the form of Exhibit A attached hereto), providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the Senior Creditors arising under this Agreement.

(b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement (or a joinder to this Agreement in the form of Exhibit A hereto), the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 9 hereof.

2.7 Legends. Until the termination of this Agreement in accordance with Section 15 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Notes, the Subordinated Note Purchase Agreement and any replacements or renewals thereof, the following legend:

[THIS NOTE AND THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF [ ] AMONG [ ], AS SENIOR AGENT AND JOHN MICHAEL LAWRIE, AS SUBORDINATED CREDITOR (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.]

3. Modifications.

3.1 Modifications to Senior Credit Documents. Neither the Senior Agent nor any Senior Creditor shall agree to any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the Senior Credit Agreement (or a Refinancing Agreement in respect thereof), without having obtained the prior written consent of the Subordinated Creditor if the effect thereof would be to (a) increase the amount of the Senior Debt (except that the maximum principal amount of loans made pursuant to the Senior Credit Agreement (or under a Refinancing Agreement in respect of thereof) may be increased to an aggregate amount not in excess of the amount specified in the proviso in the definition of “Senior Debt” and except for increases to the rate of interest permitted under clause (c) of this Section 3.1), (b) increase or accelerate the time for payment of any scheduled payment of principal on the Senior Debt, (c) increase the interest rate (in the case of a fixed rate of interest) or interest rate margin (in the case of a floating rate of interest) or the default interest rate (in the case of a fixed rate of interest) or default rate margin (in the case of a floating rate of interest), or any of them, in the aggregate by more than 3% per annum above the applicable interest rate (in the case of a fixed rate of interest) or margin (in the case of a floating rate of interest) existing as of the date hereof in the Senior Credit Agreement, but the foregoing shall not prohibit increases (x) resulting from application of any pricing grid set forth in the Senior Credit Agreement as in effect on the date hereof or in any Refinancing Agreement in respect thereof, or (y) resulting from the accrual of interest at the default rate (in accordance with the Senior Credit Agreement as in effect on the date hereof), (d) subordinate the Senior Debt in right of payment to any other indebtedness, (e) modify the Senior Credit Agreement (or a Refinancing Agreement in respect thereof) to change or add financial, operational or restrictive covenants, or events of default, or to shorten or eliminate existing cure periods respecting potential events of default, (f) impose any additional restrictions on the payment of the Subordinated Debt or (g) extend the final scheduled maturity date of the Senior Debt beyond a date that is later than the date that is 90 days prior to the scheduled maturity date of the Subordinated Debt.

3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of the Senior Agent (at the direction of the Required Senior Creditors) amend or modify the Subordinated Debt Documents to (a) increase the interest rate applicable to any component thereof that is required to be paid in cash by the Company by more than 3% over the interest rate applicable thereto that is required to be paid in cash by the Company on the date hereof except for increases provided for in the Subordinated Note Purchase Agreement as in effect on the date hereof, (b) change the date upon which payments of principal or interest on the Subordinated Debt are required to be paid to an earlier date, (c) increase principal prepayments or amortization payments, (d) amend any of the financial, operational or restrictive covenants or events of default set forth in the Subordinated Note Purchase Agreement to render such covenants or events of default more restrictive, or add any new financial, operational or restrictive covenants or events of default to those set forth in the Subordinated Note Purchase Agreement, (e) obtain any guaranties or credit support from any Person other than the Obligors, subject to the terms of this Agreement; provided that, any Person who guarantees the Senior Debt shall be permitted to guaranty the Subordinated Debt, subject to the subordination provisions and other terms of this Agreement, or (f) take any liens or security interests in any assets of any Obligor (other than judgment liens expressly permitted by this Agreement).

4. Representations and Warranties.

4.1 Representations and Warranties of Subordinated Creditor. The Subordinated Creditor represents and warrants to the Senior Agent and the Senior Creditors that as of the date hereof: (a) the Subordinated Creditor has the capacity to enter into, execute, deliver and carry out the terms of this Agreement; (b) the execution of this Agreement by the Subordinated Creditor will not require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; and (d) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Notes.

4.2 Representations and Warranties of Senior Agent. The Senior Agent hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (a) the Senior Agent, on behalf of the Senior Creditors, has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action on behalf of itself and each of the Senior Creditors; (b) the execution of this Agreement by the Senior Agent, on behalf of the Senior Creditors, will not require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of the Senior Agent, enforceable against the Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5. Subrogation. Upon Payment in Full of the Senior Debt, the Subordinated Creditor shall be subrogated to the rights of the Senior Agent and the Senior Creditors to receive payments or distributions of assets of the Obligors made on the Senior Debt until the Subordinated Debt shall be Paid in Full, and, for the purposes of such subrogation, no payments to the Senior Agent or the Senior Creditors of any cash, property, stock or obligations to which the Subordinated Creditor would be entitled except for the provisions of Section 2 above shall, as between the Obligors, their creditors (other than the Senior Agent or the Senior Creditors) and the Subordinated Creditors, be deemed to be a payment by any Obligor to or on account of the Senior Debt.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent, the Subordinated Creditor and the Company, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Notices. Unless otherwise provided in this Agreement, all notices or demands provided for hereunder shall be in writing (including by email). All such written notices shall be mailed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to the Subordinated Creditor:

[                    ]

If to Senior Agent or Senior Creditors:

[                ]

If to any Obligor:

[                ]

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8; provided, that the Subordinated Creditor shall not require notices be sent to more than five notice addressees under this Section 8. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four business days after deposit in the mails, postage prepaid; (C) if delivered by overnight courier, one business day after delivery to such courier and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

9. Successors and Assigns; Additional Obligors. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Agent, the Senior Creditors, Subordinated Creditors, and each Obligor. To the extent permitted under the Senior Credit Documents , Senior Creditors may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person (other than any Obligor or any of its Affiliates) and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. The Subordinated Creditor agrees that any party that provides Refinancing Debt may rely on and enforce this Agreement. The Subordinated Creditor further agrees that it will, at the request of the Senior Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that enters into a Refinancing Agreement provided that the failure of such Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement. The Company agrees that it shall cause each Obligor that is not an original party to this Agreement to execute and deliver to the Senior Agent and the Subordinated Creditor an acknowledgement to this Agreement, in the form of Exhibit B, promptly upon becoming an Obligor.

10. Relative Rights. This Agreement shall define the relative rights of the Senior Agent, the Senior Creditors and the Subordinated Creditors. Nothing in this Agreement shall (a) impair, as between the Obligors under the Senior Credit Documents and the Senior Agent and the Senior Creditors and as between the Obligors under the Subordinated Debt Documents and the Subordinated Creditors, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Agent, the Senior Creditors or the Subordinated Creditor with respect to any other creditors of the Obligors.

11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Credit Documents or the Subordinated Debt Documents, the provisions of this Agreement shall control and govern; provided that, notwithstanding the foregoing, for the avoidance of doubt, the failure of any Obligor to comply with the provisions of the Subordinated Note Purchase Agreement by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of a breach, “Default” and/or “Event of Default” under and as defined in the Subordinated Notes.

12. Headings and Defined Terms. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof. The meanings of defined terms used herein are equally applicable to the singular and plural forms of the defined terms.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be deemed to be effective delivery of an original signature hereto.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Subordination; Termination of Agreement. This Agreement and the obligations of the Subordinated Creditor hereunder shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or the Senior Agent (or any representative thereof) upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made, and any distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be subject to Section 2.4.

16. Applicable Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles.

17. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Senior Agent or any Senior Creditor may otherwise have to bring any action or proceeding relating to the enforcement of its security interests in any Collateral securing the Senior Debt against the Subordinated Creditor, or any Obligor or any of their respective properties in the courts of any applicable jurisdiction in which such Collateral is located. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Subordinated Creditors, the Senior Creditors and the Senior Agent. There are no third party beneficiaries except to the extent expressly provided by Section 9 hereof.

20. Subordination Agreement. This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. This Agreement shall be applicable both before and after the filing of any petition by or against any Person under the Bankruptcy Code and shall be applicable both before and after the commencement of any other Insolvency Proceeding. The relative rights of the parties hereto, and the rights of such parties in or to Distributions shall continue after the filing of such petition, or the commencement of any other Insolvency Proceeding, on the same basis as prior thereto.

21. Specific Performance. The Senior Agent and each of the Subordinated Creditor may demand specific performance of this Agreement, and each of the Subordinated Creditor and the Senior Agent waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by any of the Subordinated Creditor or the Senior Agent, respectively.

22. Several Obligations of Subordinated Creditors, Etc. The rights and obligations of the Subordinated Creditor are several and not joint and several. No Subordinated Creditor shall be liable directly or indirectly, on account of any act or omission of any other Subordinated Creditor.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SENIOR AGENT:

[ ]

By
Name:
Title:

Signature Page to Intercreditor Agreement – Lawrie / Permanent Financing Lender

SUBORDINATED CREDITOR:

JOHN MICHAEL LAWRIE

Signature Page to Intercreditor Agreement – Lawrie / Permanent Financing Lender

ACKNOWLEDGED:

OBLIGORS:

ELECTRIQ POWER, INC.

By:
Name:
Title:

[SUBSIDIARIES]

By:
Name:
Title:

Signature Page to Intercreditor Agreement – Lawrie / Permanent Financing Lender

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [________] is executed by the undersigned in connection with that certain Subordination and Intercreditor Agreement dated as of [ ], 2022 by and among the Senior Agent (as defined therein), and the Subordinated Creditor (as defined therein) (as amended, restated, supplemented or modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Agreement.

Each signatory hereto is required to execute this Joinder Agreement pursuant to Section 2.6 of the Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.

Each such signatory acknowledges receipt of the Agreement, assumes all the rights and obligations of a Subordinated Creditor under the Agreement and agrees that such signatory shall be bound as a Subordinated Creditor under the terms of the Agreement as if it had been an original signatory to the Agreement.

2.	Each signatory hereby gives as of the date hereof the representation and warranties in Section 4.1 of the Agreement.

3.

Each such signatory’s address for notices under the Agreement shall be as set forth beneath its signature hereto (or such other address as such signatory may designate in writing from time to time pursuant to and in accordance with Section 8 of the Agreement).

4.	Each such signatory hereby waives notice of acceptance of this Joinder Agreement by the other parties to the Agreement.

[add signature block and address]

Exhibit B

FORM OF ACKNOWLEDGMENT AGREEMENT FOR ADDITIONAL OBLIGORS

This ACKNOWLEDGEMENT AGREEMENT (this “Acknowledgment Agreement”) dated as of [________] is executed by the undersigned in connection with that certain Subordination and Intercreditor Agreement dated as of [ ], 2022 by and among the Senior Agent (as defined therein), and the Subordinated Creditor (as defined therein) (as amended, restated, supplemented or modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Agreement.

Each signatory hereto is required to execute this Joinder Agreement pursuant to Section 9 of the Agreement. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.

Each such signatory acknowledges receipt of the Agreement, assumes all the rights and obligations of an Obligor under the Agreement and agrees that such signatory shall be bound as an Obligor under the terms of the Agreement as if it had been an original signatory to the Agreement.

2.	Each such signatory hereby waives notice of acceptance of this Acknowledgment Agreement by the other parties to the Agreement.

[add signature block]

EXHIBIT B-2

Form of Shareholder Intercreditor Agreement

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of [ ], 2022 (as from time to time amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made and entered into by and among [ ], [in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Senior Agent”)]1, for the Senior Creditors (as defined below), and JOHN MICHAEL LAWRIE, as Subordinated Creditor (as defined below).

RECITALS:

A. The Senior Creditors have entered into that certain [Describe Permanent Financing Documents] of even date herewith (as the same may be amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time as permitted hereunder, the “Senior Credit Agreement”; capitalized terms not otherwise defined herein are being used herein as defined in the Senior Credit Agreement) among the Senior Creditors and Electriq Power, Inc., a Delaware corporation (the “Company”) and its subsidiaries, pursuant to which, among other things, and subject to the terms and conditions set forth in the Senior Credit Agreement, the Senior Creditors have agreed to make revolving loans to the Company from time to time in an aggregate principal amount not to exceed $[                ] (the “Senior Loans”).

B. The Subordinated Creditor has entered into that certain Securities Purchase Agreement dated as of [                ], 2022 (as the same has been amended, supplemented, restated or otherwise modified prior to the date hereof, the (“SPA”) with the Company, pursuant to which, among other things, the Company has agreed to issue and sell to the Subordinated Creditor and, subject to the terms and conditions set forth in the SPA, the Subordinated Creditor has agreed to purchase from the Company, its Secured Convertible Notes due [    ], 2024 in the original aggregate principal amount of up to $8,500,000 (including any notes issued in substitution therefor or in replacement thereof), as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Notes”).

C. As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditors to make the Senior Loans, the Senior Creditors have required the execution and delivery of this Agreement by the Subordinated Creditor, in order to set forth the relative rights and priorities of the Senior Agent, the Senior Creditors and Subordinated Creditor under the Senior Credit Documents (as hereinafter defined) and the Subordinated Debt Documents (as hereinafter defined), respectively.

NOW, THEREFORE, in order to induce the Senior Creditors to make the Senior Loans, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions and Interpretation. The following terms shall have the following meanings in this Agreement:

“Affiliate” shall mean, with respect to any Person, another Person (a) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the first specified Person, (b) that directly, or indirectly, owns or holds ten percent (10%) or more of Capital Stock of the first specified Person, or (c) ten percent (10%) or more of whose voting stock or other Capital Stock having ordinary voting power is directly or indirectly owned or held by such first specified Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For purposes of this Agreement, in no event shall the Subordinated Creditor a signatory hereto on the date hereof or any Affiliate thereof be deemed to be an “Affiliate” of the Company, any other Obligor or any Affiliate of any of the foregoing.

“Agreement” shall have the meaning given in the preamble hereto.

[1]	NTD: To be updated to reflect actual Permanent Financing terminology and entities.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq. and the regulations issued thereunder.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” shall mean, collectively, all of the real, personal and mixed property (including Capital Stock) of any Obligor pledged to secure all or any portion of the Senior Debt or the Subordinated Debt.

“Company” shall have the meaning given in the Recitals.

“Distribution” shall mean, with respect to any indebtedness, Capital Stock or other obligations, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, Capital Stock or obligation or (b) any redemption, purchase or other acquisition of such indebtedness, Capital Stock or obligation by any Person (other than sales or other transfers of Subordinated Debt to third parties (other than the Obligors) pursuant to Section 2.6), provided, however, that in no event shall the term “Distribution” include the receipt of Reorganization Subordinated Securities.

“Enforcement Action” shall mean (a) to take from or for the account of any Obligor or any other obligor on the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor or any such other obligor with respect to the Subordinated Debt (other than the receipt of Permitted Subordinated Debt Payments allowed to be paid pursuant to this Agreement, Permitted Unblockable Payments and distributions of Reorganization Subordinated Securities), (b) to sue for payment of the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding (including any Insolvency Proceeding) against any Obligor or any such other obligor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or cause any Obligor or any such other obligor to honor any put option, redemption or mandatory prepayment obligation under any Subordinated Debt Document (except to the extent the same constitutes a Permitted Subordinated Debt Payment permitted to be paid pursuant to this Agreement or a Permitted Unblockable Payment), (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Obligor or any such other obligor or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce against, foreclose upon, take possession of or sell any property or assets of any Obligor or any such other obligor, including without limitation the Collateral (other than judgment liens permitted hereunder).

“Guarantors” shall mean each subsidiary of the Company or any other Person that executes and delivers any guaranty or similar agreement pursuant to the Senior Credit Documents or the Subordinated Debt Documents and their respective successors and assigns.

“Indebtedness” shall mean, with respect to any Person at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of any mandatorily redeemable Capital Stock of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business that are not past due by more than 90 days, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of synthetic leases assuming such synthetic leases were accounted for as capital leases;

(d) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

2

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) any other obligation for borrowed money or other financial accommodations that in accordance with GAAP would be shown as a liability on the balance sheet of such Person;

(g) any liability under a sale and leaseback transaction that is not in respect of a capital lease;

(h) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but that does not constitute a liability on the balance sheet of such Person; and

(i) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (h) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Insolvency Proceeding” shall have the meaning given in Section 2.1.

“Lien” means any mortgage, pledge, lien, security interest, encumbrance, financing statement, license or sub-license, attachment, charge, trust, option, warrant, purchase right, preemptive right, right of first offer or refusal, easement, servitude, restriction (whether voting, transfer or otherwise), encroachment or other similar lien (other than, in the case of a security, any restriction on the transfer of such security arising solely under applicable law).

“Obligors” shall mean, collectively, the Company and the Guarantors, and “Obligor” shall mean any of such Persons.

“Paid in Full” or “Payment in Full” when used in connection with (a) the Senior Debt, shall mean the occurrence of each of the following: (i) termination of all [Revolving Commitments]2 and (ii) payment in full in cash (or cash equivalents acceptable to the Required Senior Creditors in their sole and absolute discretion) of all Senior Debt (other than contingent indemnification obligations as to which no claim has been asserted) and (b) the Subordinated Debt, shall mean payment in full in cash (or cash equivalents acceptable to the Subordinated Creditor in his sole and absolute discretion) or conversion into Capital Stock on the terms set forth in the Subordinated Notes of all of the Subordinated Debt (other than contingent indemnification obligations as to which no claim has been asserted).

“Payment Blocking Event” means that (a) the Senior Agent has sent written notice to the Subordinated Creditor of a Senior Payment Default or of an acceleration of all of the outstanding Senior Debt or (b) there exists any “Event of Default” under [Insert section reference to bankruptcy Events of Default] of the Senior Credit Agreement.

“Permitted Subordinated Debt Payments” shall mean any payment or Distribution in respect of the Subordinated Debt which consists solely of payments (a) of interest on the Subordinated Debt which are regularly scheduled payments of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement, (b) in Capital Stock in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement, (c) provided no Payment Blocking Event then exists, payments of principal and accrued and outstanding interest thereon in respect of the Subordinated Debt upon the consummation of a Capital Markets Transaction or an Acquisition Transaction (each as defined in the Subordinated Notes), in accordance with the terms of the Subordinated Debt Documents, in each case, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement and (d) the payment of out of pocket costs and expenses of the Subordinated Creditors, including, legal fees and expenses.

“Permitted Unblockable Payments” shall mean (a) non-cash in-kind payments of interest on the Subordinated Debt (in each case, whether such payments are made by adding such amount to the principal amount of the Subordinated Notes or by issuing a new note in the same form as the Subordinated Notes), (b) the accrual (but not cash payment) of default interest of up to 3% per annum in excess of the otherwise applicable rate charged during the

[2]	NTD: To use term from actual Permanent Financing.

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continuance of a Subordinated Debt Default on the Subordinated Debt, (c) the payment of reasonable out-of-pocket costs, expenses and indemnification payments, in each case as and when due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement in an amount not to exceed $150,000 in any calendar year, (d) any conversion of the Subordinated Notes in accordance with the terms of the Subordinated Debt Documents, as such documents are in effect on the date hereof or as modified in accordance with the terms of this Agreement and (e) the one-time payment on the date hereof of fees and expenses required to be paid pursuant to the terms of the SPA on the date hereof.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Premium” shall mean any amount, howsoever denominated, payable to a lender or a holder of Indebtedness as consideration or compensation for the prepayment of Indebtedness (including, without limitation, any yield-maintenance amount, make-whole amount, prepayment premium or SOFR breakage fee).

“Refinancing Agreement” shall mean an agreement entered into by the Company pursuant to which the Company incurs Refinancing Debt.

“Refinancing Debt” shall mean any Indebtedness of the Company, the proceeds of which are applied, directly or indirectly, to refinance all or a portion of the Indebtedness under the Senior Credit Agreement (or any prior Refinancing Agreement); provided that no such refinancing shall be made on terms and conditions, and no Refinancing Agreement shall contain any terms or provisions, that would be prohibited by Section 3.1 of this Agreement if the Senior Credit Agreement (or any such prior Refinancing Agreement) or the Indebtedness thereunder being so refinanced was being amended to reflect such terms and conditions instead of being refinanced.

“Reorganization Subordinated Securities” shall mean (a) any common Capital Stock of the Company or any direct or indirect parent entity of the Obligors issued pursuant to a confirmed plan of reorganization in an Insolvency Proceeding (so long as such Capital Stock does not contain any mandatory put option or mandatory redemption obligations until the Senior Debt has been Paid in Full) or (b) any unsecured debt securities issued in substitution of all or any portion of the Subordinated Debt, in the case of this clause (b) that are subordinated in right of payment, performance and otherwise to the Senior Debt (or any debt issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Subordinated Debt is subordinated to the Senior Debt (and the liens securing the Senior Debt) pursuant to the terms of this Agreement.

“Required Senior Creditors” shall mean the [“Required Lenders(s)”] (as defined in the Senior Credit Agreement).

[“Revolving Loan Commitment” shall mean the Revolving Commitments (as defined in the Senior Credit Agreement) or the committed amount of any revolving credit facility under any Refinancing Agreement).]3

“Senior Agent” as defined in the preamble hereto, and any other Person appointed by the Senior Creditors as Collateral Agent for purposes of the Senior Credit Documents; provided that after the consummation of any Refinancing Agreement, the term “Senior Agent” shall refer to any Person appointed by the Senior Creditors at such time as agent for themselves for the purposes of this Agreement.

“Senior Credit Agreement” shall have the meaning given in the Recitals.

“Senior Credit Documents ” shall mean the Senior Credit Agreement and the [“Credit Documents”] (as defined therein) and, after the execution of a Refinancing Agreement, such Refinancing Agreements and any related transaction documents, in each case evidencing or pertaining to all or any portion of the Senior Debt.

“Senior Creditors” shall mean the holders of the Senior Debt.

“Senior Debt” shall mean and include all obligations, liabilities and indebtedness (whether now outstanding or hereafter incurred), for the payment of which any Obligor is responsible or liable as obligor, guarantor or otherwise in respect of all payment obligations under the Senior Credit Documents and any Refinancing Debt in respect of principal, interest, Premium, fees, charges and expenses (including fees and expenses of counsel to the Senior Agent

[3]	NTD: To be updated to reflect actual definition in Permanent Financing.

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and the Senior Creditors), whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of an Insolvency Proceeding whether or not the claims of holders of such payment obligations for such interest are allowed in any such proceeding); provided, that the aggregate principal amount of all Senior Debt shall not exceed an amount equal to $25,000,000 minus the amount of all permanent reductions of the Revolving Commitments, and Senior Debt shall not include any Indebtedness of the Company which, by the terms of the instrument evidencing such Indebtedness or under which it is outstanding, is expressly made junior and subordinate in right of payment to any other Indebtedness; provided, however, that Senior Debt shall not include any indebtedness, liability or other obligation of any Obligor owed to any other Obligor, or any subsidiary or Affiliate of any Obligor.

“Senior Default Notice” shall mean written notice of a Senior Loans Default sent by the Senior Agent to the Subordinated Creditor.

“Senior Loans” shall have the meaning given in the Recitals.

“Senior Loans Default” shall mean any Senior Payment Default or Senior Non-Payment Default.

“Senior Non-Payment Default” shall mean any “Event of Default” under the Senior Credit Documents (other than a Senior Payment Default).

“Senior Payment Default” shall mean any “Event of Default” under the Senior Credit Documents resulting from the failure of the Obligors to pay, on a timely basis, any principal, interest or Premium on any Senior Debt or any fees or other amounts under the Senior Credit Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof (but in the case of fees or other obligations, only so long as the aggregate unpaid amount thereof exceeds $100,000).

“SPA” shall have the meaning given in the Recitals.

“Subordinated Creditors” shall mean the holders of the Subordinated Debt.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of the Obligors owing to the Subordinated Creditor under the Subordinated Debt Documents.

“Subordinated Debt Default” shall mean any “Event of Default” under the Subordinated Debt Documents.

“Subordinated Debt Default Notice” shall mean written notice of a Subordinated Debt Default sent by the Subordinated Creditor to the Senior Agent.

“Subordinated Debt Documents” shall mean the SPA, the Subordinated Notes, any guaranty with respect to the Subordinated Debt, any collateral or security documents securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Notes” shall have the meaning given in the Recitals.

“Subordination Period” shall mean all times until Payment in Full of the Senior Debt during which there is actual borrowing availability (which borrowing availability shall be subject to no conditions precedent except for the accuracy of customary representations and warranties and the absence of any Default or Event of Default as defined under the Senior Credit Documents) under the Senior Credit Documents of at least $8,500,000.

2. Subordination.

(a) Payment Subordination. Each party hereto covenants and agrees, and the Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that during the Subordination Period, the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment to the Senior Debt, to the extent and in the manner hereinafter set forth. Each Senior Creditor, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement. Nothing in the foregoing paragraph shall prohibit the Subordinated Creditor from converting all or any part of the Subordinated Debt into Capital Stock of the Company, provided that, if such securities have any call, put or other conversion features that would obligate the Company to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder (other than common Capital Stock), the Subordinated Creditor hereby agrees that the Company may not declare, pay or make such dividends, distributions or other payments to the Subordinated Creditor, and the Subordinated Creditor shall not accept any such dividends, distributions or other payments except as may be permitted in all of the Senior Loan Documents.

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(b) Relative Lien Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Subordinated Debt granted with respect to the Collateral or of any Liens securing the Senior Debt granted with respect to the Collateral and notwithstanding any contrary provision of the UCC or any other applicable law or the Subordinated Debt Documents or any defect or deficiencies in, the Liens securing the Senior Debt, or any other circumstance whatsoever, the Senior Agent and the Subordinated Creditor hereby agree that:

(i) any Lien with respect to the Collateral securing any Senior Debt now or hereafter held by or on behalf of, or created for the benefit of, the Senior Agent or any Senior Creditors or any agent or trustee therefor shall, during the Subordination Period, be senior in all respects and prior to any Lien with respect to the Collateral securing any Subordinated Debt held by or on behalf of, or created for the benefit of, the Subordinated Creditor or any agent or trustee therefor; and

(ii) any Lien with respect to the Collateral securing any Subordinated Debt now or hereafter held by or on behalf of, or created for the benefit of, the Subordinated Creditor or any agent or trustee therefor shall, during the Subordination Period, be junior and subordinate in all respects to all Liens with respect to the Collateral securing any Senior Debt.

(c) Prohibition on Contesting Liens or Claims. The Subordinated Creditor hereby agrees that it will not at any time object to or contest, or support any other person in objecting to or contesting, the validity, extent, perfection, priority or enforceability of the Senior Debt, the Senior Credit Documents, or the Liens of Senior Creditors in the Collateral securing the Senior Debt. Each Senior Creditor hereby agrees that it will not at any time object to or contest, or support any other person in objecting to or contesting, the validity, extent, perfection, priority or enforceability of the Subordinated Debt, the Subordinated Debt Documents, or the Liens of the Subordinated Creditor in the Collateral securing the Subordinated Debt. Notwithstanding the failure of Senior Creditors or the Subordinated Creditor to perfect their respective Liens on the Collateral or any avoidance, invalidation, or subordination by any third party or court of competent jurisdiction of the Liens in the Collateral granted to Senior Creditors and the Subordinated Creditor, the priority and rights as between Senior Creditors and the Subordinated Creditor shall be as set forth in this Agreement.

(d) New Liens. So long as the Senior Debt has not been Paid in Full, and so long as no Insolvency Proceeding has been commenced by or against any Obligor, the parties hereto agree that no Obligor shall (i) grant or permit any additional Liens on any asset to secure any Subordinated Debt unless such Obligor gives Senior Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Senior Debt concurrently with the grant of a Lien thereon in favor of the Subordinated Creditor and such Lien is so granted to secure the Senior Debt or (ii) grant or permit any additional Liens on any asset to secure any Senior Debt unless such Obligor gives the Subordinated Creditor at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Subordinated Debt concurrently with the grant of a Lien thereon in favor of Senior Agent and such Lien is so granted to secure the Subordinated Debt.

(e) Similar Liens and Agreements. So long as the Senior Debt has not been Paid in Full, and so long as no Insolvency Proceeding has been commenced by or against any Obligor, the parties hereto agree that it is their intention that the Collateral securing the Senior Debt and the Subordinated Debt be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, (i) upon request by Senior Agent or the Subordinated Creditor, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Credit Documents and the Subordinated Debt Documents and (ii) that the Senior Credit Documents and Subordinated Debt Documents and guarantees for the Senior Debt and the Subordinated Debt, shall be, in all material respects, the same forms of documents other than with respect to the senior lien and the junior lien nature thereof. The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that Senior Agent or the Subordinated Creditor obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or Lien separate from the Senior Credit Documents or Subordinated Debt Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice

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thereof in accordance with the provisions of Section 2(d) above, the Collateral securing the Senior Debt and the Subordinated Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

2.1 Insolvency. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to any Obligor (an “Insolvency Proceeding”), and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Obligor, whether or not involving an Insolvency Proceeding, then:

(a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt (other than the payment of Permitted Unblockable Payments and a distribution of Reorganization Subordinated Securities).

(b) Any Distribution, whether in cash, property, Capital Stock or obligations, which may be payable or deliverable in respect of the Subordinated Debt (other than the payment of Permitted Unblockable Payments and a distribution of Reorganization Subordinated Securities) shall be paid or delivered directly to the Senior Agent (for the benefit of the Senior Creditors) until all Senior Debt shall have been Paid in Full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Agent (to be held and/or applied by the Senior Agent to the Senior Debt in accordance with the Senior Credit Documents until the Senior Debt is Paid in Full).

(c) The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests or guaranties securing the Senior Debt. The Senior Agent and Senior Creditors agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority (other than priority vis-a-vis the Senior Debt) of the Subordinated Debt or any liens and security interests or guaranties securing the Subordinated Debt (to the extent such liens, security interests and guaranties are permitted herein).

(d) The Subordinated Creditor hereby irrevocably authorizes, empowers and appoints the Senior Agent as its agent and attorney-in-fact to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with an Insolvency Proceeding upon the failure of the Subordinated Creditor to do so prior to 10 days before the expiration of the time to file any such proof of claim; provided, that the Senior Agent shall have no obligation to execute, verify, deliver and/or file any such proof of claim; provided, further, that the Senior Agent shall provide to the Subordinated Creditor a copy of any such proof of claim filed by it promptly after making such filing. The Subordinated Creditor shall have the sole and exclusive right to vote its claims in any Insolvency Proceeding.

(e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Proceeding or otherwise (except to the extent that a court of competent jurisdiction pursuant to a final, non-appealable order, equitably subordinates pursuant to §510(c) of the Bankruptcy Code, sets aside, avoids or disallows any part or all the Senior Debt or the security interests securing the Senior Debt based on the Senior Agent’s or any Senior Creditor’s conduct occurring on or after the date of this Agreement), and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or any representative of such Senior Creditor.

(f) The Subordinated Creditor waives any marshalling rights with respect to the Senior Creditors in any Insolvency Proceeding or any other proceeding under the Bankruptcy Code.

(g) Notwithstanding the foregoing provisions of this Section 2.1, any Obligor may pay and deliver to the Subordinated Creditors, and the Subordinated Creditor shall be entitled to receive and retain, any Reorganization Subordinated Securities.

The out-of-court readjustment, arrangement, composition or other workout of any Obligor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 2.1.

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2.2 Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Debt Documents, each Obligor hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, during the Subordination Period, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, other than (x) Permitted Subordinated Debt Payments, subject, in the case of any payment or other Distribution made while an Insolvency Proceeding is pending in respect of any Obligor, to the terms of Section 2.1 of this Agreement and (y) Permitted Unblockable Payments (which may be made and received at all times).

(b) Notwithstanding any provision of this Section 2.2 to the contrary, the failure of any Obligor to make any Distribution with respect to the Subordinated Debt, or to comply with any term of the Subordinated Debt Documents by reason of the operation of this Agreement shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; and

2.3 Standstill.

(a) Until the Senior Debt is Paid in Full, the Subordinated Creditor shall not, without the prior written consent of the Senior Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following:

(i) acceleration of the Senior Debt;

(ii) the occurrence of an Insolvency Proceeding with respect to any Obligor;

(iii) the passage of 150 days from the delivery of a Subordinated Debt Default Notice to the Senior Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period; or

(iv) the date of the institution by the Senior Agent of any foreclosure proceedings against any Obligor or the commencement by the Senior Agent or the Senior Creditors of any judicial, arbitral or other proceeding or legal action of any kind to collect the Senior Debt.

(b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by the Senior Creditors or the Senior Agent such acceleration is rescinded (whether or not any existing Senior Loans Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on Section 2.3(a)(i) and such rescission can be made without prejudice to the ability of the Subordinated Creditor to exercise such Enforcement Action at a later date if permitted by the terms of this Agreement.

(c) Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any of the Subordinated Debt Documents, (i) subject to the provisions of Section 2.1, the Subordinated Creditor may file proofs of claim against the Obligors, vote such claims in any Insolvency Proceeding involving such Person, and take other actions not in contravention of this Agreement during any Insolvency Proceeding involving the Obligors, (ii) the Subordinated Creditor may seek specific performance or other injunctive relief to compel any Obligor to comply (or not violate or breach) with any non-payment obligations under the Subordinated Debt Documents or to prevent violations of negative covenants so long as any such exercise is not accompanied by a claim for monetary damages, remuneration, payment, or liens, security interests or any other encumbrance of any kind, (iii) the Subordinated Creditor may commence a legal action to the extent that the commencement of such legal action is required to toll the running of any applicable statute of limitation as to such legal action (provided that no monetary damages or other monetary relief are received or retained in connection therewith) or may assert any compulsory cross-claim or counterclaim in connection with any legal action, and (iv) the Subordinated Creditor may make a demand for payment of (A) a Permitted Subordinated Debt Payment from the Obligors if at the time of such demand the Subordinated Creditor would be permitted to accept such payments under Section 2.2 of this Agreement and such demand does not violate any terms of this Agreement other than the standstill period provided above in Section 2.3(a) or (B) Permitted Unblockable Payments; provided that the Subordinated Creditor shall provide the Senior

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Agent at least 5 days prior written notice before making such demand under this clause (iv). The Subordinated Creditor may obtain a lien on assets or property of the Obligors securing any judgment in favor of the Subordinated Creditor in connection with an Enforcement Action permitted pursuant to this Section 2.3; provided that the Subordinated Creditor will not take any Enforcement Action on such lien(s) unless and until the Senior Debt has been Paid in Full. Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Creditor (other than Permitted Subordinated Debt Payments to the extent permitted under Section 2.2, Permitted Unblockable Payments and distributions of Reorganization Subordinated Securities) shall in any event be held in trust by it for the benefit of Senior Agent and promptly be paid or delivered to Senior Agent in the form received until all Senior Debt is Paid in Full.

2.4 Turnover. If any payment or Distribution of any character, whether in cash, securities or other property, shall be received by the Subordinated Creditor in contravention of any of the terms of this Agreement, such payment or distribution shall be received in trust for the benefit of the Senior Agent and the Senior Creditors and shall forthwith be paid over or delivered and transferred to the Senior Agent for application (in accordance with the Senior Credit Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.5 Rights of Senior Creditors. The provisions of this Agreement shall be deemed a continuing offer to all Senior Creditors and the Senior Agent to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by the Senior Creditors and the Senior Agent, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Agreement shall be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Senior Creditor or the Senior Agent (except to the extent that a court of competent jurisdiction pursuant to a final, non-appealable order, equitably subordinates, pursuant to §510(c) of the Bankruptcy Code, any part or all the Senior Debt or the security interests securing the Senior Debt based on the Senior Agent’s or a Senior Creditor’s conduct occurring on or after the date of this Agreement), or by any non-compliance by any Obligor with the terms, provisions and covenants of the Subordinated Debt Documents. Without in any way limiting the generality of the foregoing, the Senior Creditors and the Senior Agent may, subject to Section 3.1, at any time and from time to time, without the consent of or notice to the Subordinated Creditors, and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Subordinated Creditor to the Senior Agent and the Senior Creditors, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety.

2.6 Sale, Transfer or other Disposition of Subordinated Debt.

(a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to or concurrently with the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent an agreement substantially identical to this Agreement (or a joinder to this Agreement in the form of Exhibit A attached hereto), providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the Senior Creditors arising under this Agreement.

(b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement (or a joinder to this Agreement in the form of Exhibit A hereto), the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 9 hereof.

2.7 Legends. Until the termination of this Agreement in accordance with Section 15 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Notes, the Subordinated Note Purchase Agreement and any replacements or renewals thereof, the following legend:

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[THIS NOTE AND THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF [                ] AMONG [                 ], AS SENIOR AGENT AND JOHN MICHAEL LAWRIE, AS SUBORDINATED CREDITOR (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.]

3. Modifications.

3.1 Modifications to Senior Credit Documents. Neither the Senior Agent nor any Senior Creditor shall agree to any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the Senior Credit Agreement (or a Refinancing Agreement in respect thereof), without having obtained the prior written consent of the Subordinated Creditor if the effect thereof would be to (a) increase the amount of the Senior Debt (except that the maximum principal amount of loans made pursuant to the Senior Credit Agreement (or under a Refinancing Agreement in respect of thereof) may be increased to an aggregate amount not in excess of the amount specified in the proviso in the definition of “Senior Debt” and except for increases to the rate of interest permitted under clause (c) of this Section 3.1), (b) increase or accelerate the time for payment of any scheduled payment of principal on the Senior Debt, (c) increase the interest rate (in the case of a fixed rate of interest) or interest rate margin (in the case of a floating rate of interest) or the default interest rate (in the case of a fixed rate of interest) or default rate margin (in the case of a floating rate of interest), or any of them, in the aggregate by more than 3% per annum above the applicable interest rate (in the case of a fixed rate of interest) or margin (in the case of a floating rate of interest) existing as of the date hereof in the Senior Credit Agreement, but the foregoing shall not prohibit increases (x) resulting from application of any pricing grid set forth in the Senior Credit Agreement as in effect on the date hereof or in any Refinancing Agreement in respect thereof, or (y) resulting from the accrual of interest at the default rate (in accordance with the Senior Credit Agreement as in effect on the date hereof), (d) subordinate the Senior Debt in right of payment to any other indebtedness, (e) modify the Senior Credit Agreement (or a Refinancing Agreement in respect thereof) to change or add financial, operational or restrictive covenants, or events of default, or to shorten or eliminate existing cure periods respecting potential events of default, (f) impose any additional restrictions on the payment of the Subordinated Debt or (g) extend the final scheduled maturity date of the Senior Debt beyond a date that is later than the date that is 90 days prior to the scheduled maturity date of the Subordinated Debt.

3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of the Senior Agent (at the direction of the Required Senior Creditors) amend or modify the Subordinated Debt Documents to (a) increase the interest rate applicable to any component thereof that is required to be paid in cash by the Company by more than 3% over the interest rate applicable thereto that is required to be paid in cash by the Company on the date hereof except for increases provided for in the Subordinated Note Purchase Agreement as in effect on the date hereof, (b) change the date upon which payments of principal or interest on the Subordinated Debt are required to be paid to an earlier date, (c) increase principal prepayments or amortization payments, (d) amend any of the financial, operational or restrictive covenants or events of default set forth in the Subordinated Note Purchase Agreement to render such covenants or events of default more restrictive, or add any new financial, operational or restrictive covenants or events of default to those set forth in the Subordinated Note Purchase Agreement, (e) obtain any guaranties or credit support from any Person other than the Obligors, subject to the terms of this Agreement; provided that, any Person who guarantees the Senior Debt shall be permitted to guaranty the Subordinated Debt, subject to the subordination provisions and other terms of this Agreement, or (f) take any liens or security interests in any assets of any Obligor (other than judgment liens expressly permitted by this Agreement).

4. Representations and Warranties.

4.1 Representations and Warranties of Subordinated Creditor. The Subordinated Creditor represents and warrants to the Senior Agent and the Senior Creditors that as of the date hereof: (a) the Subordinated Creditor has the capacity to enter into, execute, deliver and carry out the terms of this Agreement; (b) the execution of this Agreement by the Subordinated Creditor will not require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; and (d) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Notes.

10

4.2 Representations and Warranties of Senior Agent. The Senior Agent hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (a) the Senior Agent, on behalf of the Senior Creditors, has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action on behalf of itself and each of the Senior Creditors; (b) the execution of this Agreement by the Senior Agent, on behalf of the Senior Creditors, will not require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of the Senior Agent, enforceable against the Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5. Subrogation. Upon Payment in Full of the Senior Debt, the Subordinated Creditor shall be subrogated to the rights of the Senior Agent and the Senior Creditors to receive payments or distributions of assets of the Obligors made on the Senior Debt until the Subordinated Debt shall be Paid in Full, and, for the purposes of such subrogation, no payments to the Senior Agent or the Senior Creditors of any cash, property, stock or obligations to which the Subordinated Creditor would be entitled except for the provisions of Section 2 above shall, as between the Obligors, their creditors (other than the Senior Agent or the Senior Creditors) and the Subordinated Creditors, be deemed to be a payment by any Obligor to or on account of the Senior Debt.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent, the Subordinated Creditor and the Company, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Notices. Unless otherwise provided in this Agreement, all notices or demands provided for hereunder shall be in writing (including by email). All such written notices shall be mailed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to the Subordinated Creditor:

[                 ]

If to Senior Agent or Senior Creditors:

[                 ]

If to any Obligor:

[                 ]

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8; provided, that the Subordinated Creditor shall not require notices be sent to more than five notice addressees under this Section 8. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four business days after deposit in the mails, postage prepaid; (C) if delivered by overnight courier, one business day after delivery to such courier and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

9. Successors and Assigns; Additional Obligors. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Agent, the Senior Creditors, Subordinated Creditors, and each Obligor. To the extent permitted under the Senior Credit Documents , Senior Creditors may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any

11

interest therein to any Person (other than any Obligor or any of its Affiliates) and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. The Subordinated Creditor agrees that any party that provides Refinancing Debt may rely on and enforce this Agreement. The Subordinated Creditor further agrees that it will, at the request of the Senior Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that enters into a Refinancing Agreement provided that the failure of such Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement. The Company agrees that it shall cause each Obligor that is not an original party to this Agreement to execute and deliver to the Senior Agent and the Subordinated Creditor an acknowledgement to this Agreement, in the form of Exhibit B, promptly upon becoming an Obligor.

10. Relative Rights. This Agreement shall define the relative rights of the Senior Agent, the Senior Creditors and the Subordinated Creditors. Nothing in this Agreement shall (a) impair, as between the Obligors under the Senior Credit Documents and the Senior Agent and the Senior Creditors and as between the Obligors under the Subordinated Debt Documents and the Subordinated Creditors, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Agent, the Senior Creditors or the Subordinated Creditor with respect to any other creditors of the Obligors.

11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Credit Documents or the Subordinated Debt Documents, the provisions of this Agreement shall control and govern; provided that, notwithstanding the foregoing, for the avoidance of doubt, the failure of any Obligor to comply with the provisions of the Subordinated Note Purchase Agreement by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of a breach, “Default” and/or “Event of Default” under and as defined in the Subordinated Notes.

12. Headings and Defined Terms. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof. The meanings of defined terms used herein are equally applicable to the singular and plural forms of the defined terms.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be deemed to be effective delivery of an original signature hereto.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Subordination; Termination of Agreement. This Agreement and the obligations of the Subordinated Creditor hereunder shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or the Senior Agent (or any representative thereof) upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made, and any distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be subject to Section 2.4.

16. Applicable Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles.

12

17. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Senior Agent or any Senior Creditor may otherwise have to bring any action or proceeding relating to the enforcement of its security interests in any Collateral securing the Senior Debt against the Subordinated Creditor, or any Obligor or any of their respective properties in the courts of any applicable jurisdiction in which such Collateral is located. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Subordinated Creditors, the Senior Creditors and the Senior Agent. There are no third party beneficiaries except to the extent expressly provided by Section 9 hereof.

20. Subordination Agreement. This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. This Agreement shall be applicable both before and after the filing of any petition by or against any Person under the Bankruptcy Code and shall be applicable both before and after the commencement of any other Insolvency Proceeding. The relative rights of the parties hereto, and the rights of such parties in or to Distributions shall continue after the filing of such petition, or the commencement of any other Insolvency Proceeding, on the same basis as prior thereto.

21. Specific Performance. The Senior Agent and each of the Subordinated Creditor may demand specific performance of this Agreement, and each of the Subordinated Creditor and the Senior Agent waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by any of the Subordinated Creditor or the Senior Agent, respectively.

22. Several Obligations of Subordinated Creditors, Etc. The rights and obligations of the Subordinated Creditor are several and not joint and several. No Subordinated Creditor shall be liable directly or indirectly, on account of any act or omission of any other Subordinated Creditor.

[signature pages follow]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SENIOR AGENT:

[ ]

By
Name:
Title:

Signature Page to Intercreditor Agreement – Lawrie / Permanent Financing Lender

SUBORDINATED CREDITOR:

JOHN MICHAEL LAWRIE

Signature Page to Intercreditor Agreement – Lawrie / Permanent Financing Lender

ACKNOWLEDGED:

OBLIGORS:

ELECTRIQ POWER, INC.

By:
Name:
Title:

[SUBSIDIARIES]

By:
Name:
Title:

Signature Page to Intercreditor Agreement – Lawrie / Permanent Financing Lender

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [________] is executed by the undersigned in connection with that certain Subordination and Intercreditor Agreement dated as of [        ], 2022 by and among the Senior Agent (as defined therein), and the Subordinated Creditor (as defined therein) (as amended, restated, supplemented or modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Agreement.

Each signatory hereto is required to execute this Joinder Agreement pursuant to Section 2.6 of the Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.

Each such signatory acknowledges receipt of the Agreement, assumes all the rights and obligations of a Subordinated Creditor under the Agreement and agrees that such signatory shall be bound as a Subordinated Creditor under the terms of the Agreement as if it had been an original signatory to the Agreement.

2.	Each signatory hereby gives as of the date hereof the representation and warranties in Section 4.1 of the Agreement.

3.

Each such signatory’s address for notices under the Agreement shall be as set forth beneath its signature hereto (or such other address as such signatory may designate in writing from time to time pursuant to and in accordance with Section 8 of the Agreement).

4.	Each such signatory hereby waives notice of acceptance of this Joinder Agreement by the other parties to the Agreement.

[add signature block and address]

Exhibit B

FORM OF ACKNOWLEDGMENT AGREEMENT FOR ADDITIONAL OBLIGORS

This ACKNOWLEDGEMENT AGREEMENT (this “Acknowledgment Agreement”) dated as of [________] is executed by the undersigned in connection with that certain Subordination and Intercreditor Agreement dated as of [                ], 2022 by and among the Senior Agent (as defined therein), and the Subordinated Creditor (as defined therein) (as amended, restated, supplemented or modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Agreement.

Each signatory hereto is required to execute this Joinder Agreement pursuant to Section 9 of the Agreement. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.

Each such signatory acknowledges receipt of the Agreement, assumes all the rights and obligations of an Obligor under the Agreement and agrees that such signatory shall be bound as an Obligor under the terms of the Agreement as if it had been an original signatory to the Agreement.

2.	Each such signatory hereby waives notice of acceptance of this Acknowledgment Agreement by the other parties to the Agreement.

[add signature block]

EXHIBIT C

Shareholder Notes

1.	Minett EQ Inc. $1,200,000 Principal Note

2.	Leo DelZotto $1,000,000 Principal Note

3.	Sandra DelZotto $1,000,000 Principal Note

4.	Astonbury Developments Limited $150,000 Principal Note

5.	James H. Van Hoof, Jr. $100,000 Principal Note

EXHIBIT D

Form of Security Agreement

GUARANTY AND SECURITY AGREEMENT

Dated as of December [ ], 2022

among

ELECTRIQ POWER, INC.,

as the Issuer

and

Each Other Grantor

From Time to Time Party Hereto

and

John Michael Lawrie,

as Purchaser

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Location of Inventory and Equipment
Schedule 4	Pledged Collateral

iii

GUARANTY AND SECURITY AGREEMENT, dated as of December [ ], 2022, by ELECTRIQ POWER, INC., a Delaware corporation (the “Issuer”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6, in favor of John Michael Lawrie, including his successors and assigns (the “Purchaser”) (each as defined in the Purchase Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to (i) the Amended and Restated Securities Purchase Agreement dated as of December 23, 2022 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Purchase Agreement”) by and among the Issuer and the Purchaser, (ii) the Secured Convertible Note dated as of the date hereof (the “Initial Note”) by and among the Issuer and the Purchaser and (iii) additional Secured Convertible Notes subject to the terms therein, issued by the Company to the Purchaser under the terms of the Purchase Agreement (the “Additional Notes”, and together with the Initial Note, the “Notes”) the Issuer has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to purchase from the Issuer, securities of the Issuer on terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed to guaranty the Note Obligations (as defined in the Notes);

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the sale of securities of the Issuer under the Purchase Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Purchaser to purchase the Notes that the Grantors and Purchaser shall have executed this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the Purchase Agreement and to purchase the Notes thereunder, each Grantor hereby agrees with Purchaser as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions» (a) Capitalized terms used herein without definition are used as defined in the Purchase Agreement or the Notes as the case may be.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within the United States.

“Collateral” has the meaning specified in Section 3.1.

“Excluded Property” means, collectively, (i) (x) all leased Real Estate and leasehold interests in Real Estate and (y) all fee owned Real Estate, (ii) any Property the pledge or grant of a security interest in which is prohibited by Legal Requirements applicable thereto (to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Legal Requirements), (iii) any lease, permit, license or other Contractual Obligation that prohibits, creates a right of termination or requires the consent, approval, license or authorization of any Person other than Issuer or a Guarantor which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such lease, permit, license or Contractual Obligation, but only to the extent that, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC and such right of termination still exists or such consent, approval, license or authorization has not been obtained (in each case in this clause (ii), it being understood and agreed that no efforts are required to be taken to obtain any such consent, approval, license or authorization), as applicable, (iii) any “intent to use” Trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office (but only until such statement is filed and accepted with the U.S. Patent and Trademark Office), (iv) commercial tort claims (x) individually less than $100,000 and (y) to the extent the Issuer or applicable Grantor has elected not to prosecute the underlying claim, (v) margin stock, (vi) any payroll and other employee wage and benefit accounts, Tax accounts (including, without limitation, sales Tax accounts), fiduciary or trust accounts maintained for the benefit of unaffiliated third parties, in each case, as long as such accounts are used solely for such purposes and (vii) any Property which Purchaser and the Issuer reasonably agree that the cost of obtaining a security interest in such Property or Lien thereon is excessive in relation to the benefit to the Purchaser of the security to be afforded thereby; provided, that “Excluded Property” shall not include any proceeds or receivables of Excluded Property (unless such proceeds or receivables would otherwise constitute Excluded Property).

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.

“Grantor” means the Issuer and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means, excluding the Issuer, each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Legal Requirements in or relating to internet domain names.

“IP Ancillary Rights” means, with respect to any Intellectual Property Rights (of the type described in clauses (a) and (c) of the definition of Intellectual Property Rights as found in the Purchase Agreement), as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property Rights and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property Rights, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property Rights of the type described in clause (a) of the definition of Intellectual Property Rights.

“Material Intellectual Property” means Intellectual Property Rights that are owned by a Grantor or licensed to a Grantor under an IP License, and in each case, that is material to the conduct of any Grantor’s business.

“Payment in Full Date” means the date on which: (a) the Note Obligations have been fully paid in cash or have been converted to stock in accordance with the terms of the Purchase Agreement and (b) the Purchaser has no legally binding commitment or obligation to purchase any additional indebtedness issued by Issuer.

“Pledge Amendment” has the meaning specified in Section 8.6(b).

“Pledged Certificated Stock” means all certificated securities and any other Stock of any Person evidenced by a certificate, instrument or other similar document (as defined Article 8 of the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock listed on Schedule 4, to the extent such Stock are “certificated securities” under Article 8 of the UCC. Pledged Certificated Stock excludes Excluded Property.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness (other than checks issued or received) owed to such Grantor or other obligations owed to such Grantor, in each case with a face value in excess of $100,000 in the aggregate, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 4, issued by the obligors named therein. Pledged Debt Instruments excludes Excluded Property.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes Excluded Property.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, to the extent that such interests are not a “security” under Article 8 of the UCC. Pledged Uncertificated Stock excludes Excluded Property.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Legal Requirements, any of the attachment, perfection or priority of the Purchaser’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles and other similar assets covered by a certificate of title law of any state or other jurisdiction.

Section 1.2 Certain Other Terms.»

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.” The term “or” is not exclusive.

(iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, unless otherwise specified or expressly limited herein, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Transaction Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document.

(vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1 Guaranty» To induce the Purchaser to enter into the Transaction Documents and to purchase the Notes, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document, of all the Note Obligations whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty»

Any term or provision of this Guaranty or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Transaction Document, as it relates to such Guarantor, subject to avoidance under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any other applicable provisions of comparable Legal Requirements) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution» To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Issuer, as applicable) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4 Authorization; Other Agreements» Subject to the terms and conditions in the Purchase Agreement and applicable Legal Requirements, the Purchaser is hereby authorized, without notice to or demand (except any notice or demand required by applicable Legal Requirements) upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) subject to compliance, if applicable, with Section 6.5 of the Purchase Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents;

(c) refund at any time any payment received by the Purchaser in respect of any Guaranteed Obligation;

(d) subject to compliance with the applicable provisions of this Agreement and the other Transaction Documents, (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Issuer and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) subject to compliance with the applicable provisions of this Agreement and the other Transaction Documents, settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5 Guaranty Absolute and Unconditional» To the extent permitted by any applicable Legal Requirement, each Guarantor hereby waives and agrees not to assert any defense (other than the Payment in Full Date), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except the occurrence of the Payment in Full Date or as otherwise agreed in writing by the Purchaser):

(a) the invalidity or unenforceability of any obligation of the Issuer or any other Guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Issuer or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Transaction Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Issuer, any other Guarantor or any of the Issuer’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence and during the continuance of an Event of Default by the Purchaser to proceed separately against any Collateral in accordance with the Purchaser’s rights under any applicable Legal Requirements; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Issuer, any other Guarantor or any of the Issuer’s other Subsidiaries, in each case other than the occurrence of the Payment in Full Date.

Section 2.6 Waivers» Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than the occurrence of the Payment in Full Date), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following to the fullest extent permitted by any applicable Legal Requirement: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Issuer or any other Guarantor other than the occurrence of the Payment in Full Date. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Issuer or any other Grantor by reason of any Transaction Document, or any payment made thereunder or (y) except to the extent otherwise expressly permitted by the Transaction Documents, assert any claim, defense, setoff or counterclaim it may have against any other Grantor or set off any of its obligations to such other Grantor against obligations of such Grantor to such Guarantor, in each case, until the Payment in Full Date. No obligation of any Guarantor hereunder shall be discharged other than by complete performance and the occurrence of the Payment in Full Date or upon termination of such Guarantor’s Guaranty pursuant to Section 8.2. Each Guarantor further waives (to the fullest extent permitted by any applicable Legal Requirements) any right such Guarantor may have under any applicable Legal Requirements to require the Purchaser to seek recourse first against the Issuer, any other Guarantor or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

Section 2.7 Reliance» Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Issuer, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Purchaser shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Purchaser, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Purchaser shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that the Purchaser, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral» For the purposes of this Agreement, all of the following personal property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles (including, without limitation, Intellectual Property Rights), instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Purchaser pursuant to Section 5.8;

(c) all books and records pertaining to the other property described in this Section 3.1;

(d) all personal property of such Grantor held by the Purchaser, including all personal property of every description, in the custody of or in transit to the Purchaser for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or interest, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds of the foregoing.

Section 3.2 Grant of Security Interest in Collateral» Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby pledges and grants to the Purchaser a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, notwithstanding the foregoing, no Lien or security interest is hereby granted on or created with respect to any Excluded Property and the term “Collateral” shall not include any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and the term “Collateral” shall include such assets in each case without any action required to be taken by any Person until the date, if ever, such property again becomes Excluded Property; provided, further, notwithstanding anything herein to the contrary or in any other Transaction Document, (w) no Grantor shall (nor shall the Purchaser) be required to make any filings or take any other action in order to (i) create or perfect a security interest or Lien in the Collateral (including, for the avoidance of doubt, with respect to Intellectual Property Rights registered in any non-United States jurisdiction) in any jurisdiction other than in the United States or any of its states or the District of Columbia, (ii) perfect a security interest or Lien with respect to motor vehicles, airplanes or other Vehicles in which perfection of a security interest or Lien requires notation on certificates of title unless such Grantor grants or perfects a lien in favor of any other Person, (iii) perfect a security interest or Lien with respect to letter of credit rights (other than those that constitute supporting obligations as to other Collateral as to which perfection of the security interest in such other Collateral is accomplished automatically or by the filing of a financing statement under the UCC) with a value of less than $100,000 in the aggregate, (iv) perfect a security interest or Lien with respect to commercial tort claims with a value of less than $100,000 in the aggregate, or (v) perfect a security interest or Lien with respect to Property to which the Purchaser and the Issuer reasonably agree that the cost of perfecting such a security interest or Lien is excessive in relation to the benefit to the Purchaser of the perfected security to be afforded thereby, no Control Agreements or perfection or control over deposit or securities accounts shall be required unless the same has been perfected in favor of another Person. Notwithstanding anything contained herein or in any other Transaction Document, if any Grantor grants or perfects a lien on any Collateral in favor of the Permanent Financing Lender, then such Grantor shall, concurrently, grant or perfect a lien in favor of the Purchaser on the same Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into the Transaction Documents and to purchase the Notes, each Grantor hereby represents and warrants each of the following to the Purchaser:

Section 4.1 Title; No Other Liens» Except for the Lien granted to Purchaser pursuant to this Agreement and other Permitted Liens under any Transaction Document (including Section 4.2), such Grantor owns, has a valid leasehold in or has the right to use each item of the Collateral free and clear of any and all Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificated securities and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (other than Permitted Liens).

Section 4.2 Perfection and Priority» The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Purchaser in all Collateral to the extent a security interest can be created under the UCC and a security interest in any particular Collateral can be perfected subject, for the following Collateral, to the occurrence of the following, in each case, to the extent required hereunder or under the Purchase Agreement or under the other Transaction Documents:

(a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings specified on Schedule 2;

(b) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable;

(c) in the case of letter-of-credit rights that are not supporting obligations of Collateral as to which the perfection of the security interest in such Collateral is accomplished automatically or by the filing of a financing statement under the UCC, the execution of a Contractual Obligation granting control to the Purchaser over such letter-of-credit rights;

(d) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Purchaser over such electronic chattel paper; and

(e) (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Purchaser of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Purchaser or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property, and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Purchaser of such instruments and tangible chattel paper.

Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens and security interests having priority over the Purchaser’s Lien by operation of law or to the extent permitted pursuant to the definition of “Permitted Liens” in Section 1.1 of the Purchase Agreement.

Section 4.3 Locations of Inventory, Equipment and Books and Records» As of the Closing Date, such Grantor’s inventory and equipment (other than vehicles, inventory or equipment in transit in the ordinary course of business, items out for repair, vehicles and equipment in the possession of an employee or in the process of being sold, transferred or otherwise disposed of in a transaction permitted by this Agreement or the Purchase Agreement or inventory held at any location having a book value less than $100,000) and books and records concerning the Collateral are kept at the locations listed on Schedule 3.

Section 4.4 Pledged Collateral» (a) The Pledged Stock pledged by such Grantor hereunder (i) as of the Closing Date, is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (ii) to the best knowledge of such Grantor, has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates have been delivered to the Purchaser in accordance with Section 5.3(a).

(c) Subject to Section 6.3, upon the occurrence and during the continuance of an Event of Default (but except as otherwise prohibited or limited by the terms of the Organization Documents of any issuer of Pledged Stock that is a limited liability company or limited partnership), the Purchaser shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled (but except as otherwise prohibited or limited by the terms of the Organization Documents of any issuer of Pledged Stock that is a limited liability company or limited partnership) to participate in the management of the issuer of such Pledged Stock and, unless otherwise provided under applicable Legal Requirements, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.5 Instruments and Tangible Chattel Paper Formerly Accounts» No amount payable to such Grantor under or in connection with any account is evidenced by any instrument (other than checks in the ordinary course of business) or tangible chattel paper that has not been delivered to the Purchaser, properly endorsed for transfer, to the extent delivery is required by Section 5.5(a).

Section 4.6 Intellectual Property.» (a) Schedules 3.12(a-c) of the Purchase Agreement set forth as of the Closing Date and hereafter as required by Section 5.6 a true and complete list of (i) the following Intellectual Property Rights such Grantor owns: (A) Intellectual Property Rights that is registered or subject to applications for registration, and (B) Internet Domain Names, including for each of the foregoing items (1) the owner / registrant, (2) the title (as applicable), (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (4) as applicable, the registration or application number and registration or application date and (5) any exclusive IP Licenses or other similar rights (including franchises) granted by the Grantor with respect thereto, and (ii) IP Licenses granted to the Grantor which are Material Intellectual Property Rights, identifying the name of the agreement, the counterparty thereto, but excluding licenses of commercially-available Software licensed on standard terms.

(b) On the Closing Date, all Material Intellectual Property owned by such Grantor is, to such Grantor’s knowledge, (i) valid, in full force and effect, subsisting, unexpired and enforceable, and (ii) no Material Intellectual Property has been abandoned, in each case for clauses (i) and (ii) except to the extent the failure of the same to be true would not have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by any Transaction Document shall not result in any breach or default of any material IP License or the limitation or impairment of the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property, other than any restrictions on use or limitation of rights agreed to in favor of the Purchaser as set forth in Section 5.6(b) of this Agreement. There are no pending (or, to the knowledge of such Grantor, threatened) investigations, suits, proceedings, or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property owned by such Grantor (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property Rights). To such Grantor’s knowledge, no Person has been or is infringing, misappropriating or violating any Material Intellectual Property owned by such Grantor to the extent that such would have a Material Adverse Effect. Such Grantor is not in material breach or default of any IP License that is Material Intellectual Property to the extent that such breach or default would have a Material Adverse Effect.

Section 4.7 Commercial Tort Claims» The only commercial tort claims of any Grantor existing on the Closing Date for which the applicable Grantor has elected to prosecute the underlying claim are those listed on Schedule 1, which sets forth such information separately for each Grantor (in each case, except to the extent that the value of the commercial tort claims not listed on Schedule 1 does not exceed $100,000 in the aggregate).

Section 4.8 Specific Collateral» None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.9 Enforcement» No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person that has not been obtained is required for the exercise by the Purchaser of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (ii) any approvals that may be required to be obtained from any bailees, landlords or licensors or other third parties to collect the Collateral or from any issuer of Pledged Stock that is a limited liability company or limited partnership, (iii) filings with the United States Patent and Trademark Office or the United States Copyright Office for any registered Intellectual Property Rights in connection with a foreclosure or (iv) requirements in respect of any Collateral that is subject to foreign laws or restrictions to effectively transfer record ownership thereof.

Section 4.10 Representations and Warranties of the Purchase Agreement» The representations and warranties as to such Grantor and its Subsidiaries made in Article IV (Representations and Warranties) of the Purchase Agreement are true and correct on each date as required by Article III of the Purchase Agreement.

ARTICLE V

COVENANTS

Each Grantor agrees with the Purchaser to the following until the occurrence of the Payment in Full Date:

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents» (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Related Agreement, any Legal Requirements or any policy of insurance covering the Collateral except where such use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Purchaser to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect unless otherwise in accordance with the terms, conditions and limitations of the Purchase Agreement.

(b) Except to the extent perfection actions are not required pursuant to this Agreement or the Purchase Agreement, such Grantor shall maintain the security interest in the Collateral created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 (it being understood and agreed that the actions or inactions of the Purchaser to make any necessary perfection filings or take other necessary perfection actions shall not cause a Default or Event of Default hereunder so long as not arising from a breach of the Transaction Documents by Issuer) and shall use its commercially reasonable efforts to defend such security interest and such priority against the claims and demands of all Persons, subject to the rights of such Grantor under the Transaction Documents to dispose of the Collateral and Liens as permitted by, or otherwise in accordance with, the terms, conditions and limitations of, the Purchase Agreement or any other Transaction Document.

(c) At any time and from time to time, upon the written reasonable request of the Purchaser, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Legal Requirements) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Purchaser may reasonably request, including using its commercially reasonable efforts to secure all approvals reasonably necessary for the assignment to or for the benefit of the Purchaser of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder (provided that such Grantor shall not be required to pay any additional consideration for such approvals).

(d) Notwithstanding anything herein to the contrary, no Grantor shall be required to take any steps to notate the Purchaser’s security interest on the certificate of title of any Vehicle or any other Property owned by such Grantor in which perfection of a security interest requires notation on certificates of title.

(g) Without limiting such Grantor’s obligations under this Agreement, the Purchaser and the Issuer shall determine, in their reasonable discretion, whether the costs of perfecting any Lien granted to the Purchaser hereunder outweighs the benefits of perfection, and to the extent the Purchaser and the Issuer have in any particular circumstance so determined that the costs outweigh the benefits, such Grantor shall not be required to comply with the applicable provision of this Article V to cause such Lien to be perfected (without limiting such Grantor’s other obligations under this Agreement, including pursuant to this Article V).

Section 5.2 Changes in Locations, Name, Etc» No Grantor shall undertake any of the following events without prior notice to the Purchaser (and in any event, such notice shall be provided no later than ten (10) Business Days prior to any of the following events) and following such notice, shall deliver to the Purchaser all documents reasonably requested by the Purchaser to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization; or

(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become materially misleading.

Section 5.3 Pledged Collateral» (a) Delivery of Pledged Collateral. Such Grantor shall deliver to the Purchaser, in suitable form for transfer and in form and substance reasonably satisfactory to the Purchaser, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property.

(b) Event of Default. During the continuance of an Event of Default, the Purchaser shall have the right, at any time in its discretion and without notice to the applicable Grantor (other than any notice required pursuant to applicable Legal Requirements), to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Purchase Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral.

(e) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Grantor shall either (i) not include in its operative documents any provision that any Stock in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (ii) certificate any Stock in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is or becomes Pledged Certificated Stock, the certificate evidencing such Stock shall be delivered to the Purchaser pursuant to Section 5.3(a) and such Grantor shall fulfill all other requirements under Section 5.3 applicable in respect thereof.

Section 5.4 Covenants of the Purchase Agreement» Such Grantor will perform and observe, and cause each of its respective Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Purchase Agreement applicable to such Grantor on its or their part to be performed or observed or that the Issuer has agreed to cause such Grantor or such Subsidiaries to perform or observe.

Section 5.5 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper» (a) If any amount in excess of $100,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Purchaser, such Grantor shall at the written request of the Purchaser after the occurrence and during the continuance of an Event of Default, mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of John Michael Lawrie, as Purchaser” and, at the request of the Purchaser, shall promptly deliver such instrument or tangible chattel paper to the Purchaser, duly indorsed in a manner reasonably satisfactory to the Purchaser.

(b) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral as to which the perfection of the security interest in such Collateral is accomplished automatically or by the filing of a financing statement under the UCC and (ii) in excess of $100,000 in the aggregate, such Grantor shall promptly, and in any event within five (5) Business Days (or such longer period as the Purchaser shall permit in its reasonable discretion) after becoming a beneficiary, notify the Purchaser thereof and, at the written request of the Purchaser, use commercially reasonable efforts to enter into a Contractual Obligation with the Purchaser, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall collaterally assign such letter-of-credit rights to the Purchaser and such assignment shall be sufficient to grant the Purchaser “control” over such letter of credit rights for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Purchaser.

(c) If any amount in excess of $100,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall promptly notify the Purchaser thereof and, at the written request of the Purchaser, use commercially reasonable efforts to take all steps reasonably necessary to grant the Purchaser control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.6 Intellectual Property Rights» (a) Each Grantor shall provide the Purchaser notification of any newly acquired Intellectual Property Rights required to be disclosed on Schedule 5 for such Grantor, and together therewith, if applicable, the short-form intellectual property agreements and assignments as described in this Section 5.6 and any other documents that the Purchaser reasonably requests with respect thereto.

(b) Such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to which it has granted a license to use any Trademark owned by such Grantor and included in Material Intellectual Property and constituting Collateral to, as applicable) (i)(x) continue to use each Trademark included in the Material Intellectual Property owned by such Grantor in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any reasonable claim of abandonment for non-use, (y) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, in each case in the foregoing clauses (i)(x) and (i)(y), except to the extent that failure to do so would not have a Material Adverse Effect and (ii) not knowingly do any act or knowingly omit to do any act whereby (w) any Trademark included in the Material Intellectual Property (or any goodwill associated therewith) is reasonably likely to become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property and constituting Collateral is reasonably likely to become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property and constituting Collateral is reasonably like to become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property and constituting Collateral is reasonably like to become publicly available or otherwise unprotectable, in each case in the foregoing clauses (ii)(w), (ii)(x), (ii)(y) and (ii)(z), to the extent such act or omission would have a Material Adverse Effect; provided that in each case in the foregoing clauses (i) and (ii), such Grantor may discontinue use of, abandon or dedicate to the public any of its Intellectual Property Rights, or abandon any right to file an application for, or allow to lapse or be cancelled any registration for any Patent, Trademark or Copyright that such Grantor, in its reasonable business judgment, deems no longer material to the conduct of the business of such Grantor and/or no longer commercially practicable, necessary or desirable to maintain.

(c) Such Grantor shall notify the Purchaser promptly if it knows that any application or registration for any Material Intellectual Property and constituting Collateral owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any such Material Intellectual Property (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property Rights); provided that, in each case, such Grantor may discontinue use of, abandon or dedicate to the public any of its Intellectual Property Rights, or abandon any right to file an application for, or allow to lapse or be cancelled any registration for any Patent, Trademark or Copyright that such Grantor, in its reasonable business judgment, deems no longer material to the conduct of the business of such Grantor and/or no longer commercially practicable, necessary or desirable to maintain. Such Grantor shall take all actions that are necessary or reasonably requested by the Purchaser to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation owned by Grantor included in the Material Intellectual Property and constituting Collateral, except to the extent that the failure to take such actions would not result in a Material Adverse Effect; provided that, in each case, such Grantor may discontinue use of, abandon or dedicate to the public any of its Intellectual Property Rights, or abandon any right to file an application for, or allow to lapse or be cancelled any registration for any Patent, Trademark or Copyright that such Grantor, in its reasonable business judgment, deems no longer material to the conduct of the business of such Grantor and/or no longer commercially practicable, necessary or desirable to maintain.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property Rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. In the event that any Material Intellectual Property owned by such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances, in the exercise of its reasonable business judgment, in response thereto, including promptly bringing suit and recovering all damages therefor, except to the extent that the failure to take such actions would not result in a Material Adverse Effect.

(e) Such Grantor shall execute and deliver to the Purchaser in form and substance reasonably acceptable to the Purchaser and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks and Patents that are included in the Material Intellectual Property of such Grantor and that are registered with the Applicable IP Office.

Section 5.7 Notices» Such Grantor shall promptly notify the Purchaser in writing of its acquisition of any interest hereafter in material property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8 Notice of Commercial Tort Claims» Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim in excess of $100,000 for which the applicable Grantor has elected to prosecute the underlying claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Purchaser, in each case in form and substance reasonably satisfactory to the Purchaser by no later than thirty (30) Business Days (or such longer period as the Purchaser may permit in its sole discretion) after which such commercial tort claim was acquired, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Purchaser, in each case in form and substance reasonably satisfactory to the Purchaser, any document, and take all other action, deemed by the Purchaser to be reasonably necessary for the Purchaser to obtain a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by the Purchaser, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Code and Other Remedies» (a) UCC Remedies. Upon the occurrence and during the continuance of an Event of Default, the Purchaser may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Purchaser may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except if and as required by the UCC or other Legal Requirements) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable Legal Requirements), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help without breach of the peace, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Purchaser’s claim or action except as may be required by applicable Legal Requirements, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Purchaser or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Purchaser shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Legal Requirements, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released, to the extent permitted by applicable Legal Requirements. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given in writing at least ten (10) days before such sale or other disposition and such notice provides reasonable detail as to time and place for such sale.

(c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Purchaser’s written request, it shall assemble the Collateral and make it available to the Purchaser at places that the Purchaser shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Purchaser also has the right to require that each Grantor store and keep any tangible Collateral pending further action by the Purchaser and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Purchaser is able to sell, assign, convey or transfer any Collateral, the Purchaser shall have the right to hold or use such Collateral to the extent that it deems reasonably necessary for the purpose of preserving the Collateral or its value or for any other purpose deemed reasonably necessary by the Purchaser and (iv) the Purchaser may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Purchaser’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. The Purchaser shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Purchaser.

(d) Application of Proceeds. The Purchaser shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Purchaser hereunder, including reasonable and documented Attorney Costs, to the payment in whole or in part of the Secured Obligations, as set forth in the relevant Transaction Document, and only after such application and after the payment by the Purchaser of any other amount required by any Legal Requirements, need the Purchaser account for the surplus, if any, to any Grantor.

(e) Direct Obligation. The Purchaser shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Purchaser under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any

Legal Requirements. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Purchaser, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.

(f) Commercially Reasonable. To the extent that applicable Legal Requirements impose duties on the Purchaser to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Purchaser to do any of the following in connection with the exercise of remedies by the Purchaser during the continuance of an Event of Default:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Purchaser to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Legal Requirements, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent reasonably deemed appropriate by the Purchaser, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Purchaser in the collection or disposition of any Collateral, or utilize internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Purchaser against risks of loss, collection or disposition of any Collateral or to provide to the Purchaser a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies after the occurrence and during the continuance of an Event of Default against any Collateral and that other actions or omissions by the Purchaser shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Purchaser that would not have been granted or imposed by this Agreement or by applicable Legal Requirements in the absence of this Section 6.1.

(g) IP Licenses. For the purpose of enabling the Purchaser to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Purchaser shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Purchaser, to the extent permitted under applicable Contractual Obligations and exercisable solely during the continuance of an Event of Default, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property Rights now owned or hereafter acquired by such Grantor constituting Collateral and access to all media in which any of the licensed items may be recorded or stored and all Software and programs constituting Collateral used for the compilation or printout thereof, subject to reasonable quality control provisions in connection with the goods and services offered under the Trademarks sufficient to avoid the risk of cancellation, voiding or invalidation of such Trademarks, and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor constituting Collateral; provided that each such license shall only be exercisable upon the occurrence and during the continuance of an Event of Default, and provided further that no such license shall be granted with respect to any Excluded Property.

Section 6.2 Accounts and Payments in Respect of General Intangibles»

(a) In addition to, and not in substitution for, any similar requirement in the Purchase Agreement, if required by the Purchaser at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be subject to Section 6.4.

(b) At any time upon the occurrence and during the continuance of an Event of Default:

(i) each Grantor shall, upon the Purchaser’s request, deliver to the Purchaser all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles that are Collateral, including all original (or to the extent originals are not available, copies of) orders, invoices and shipping receipts and during the continuance of an Event of Default notify account debtors that the accounts or general intangibles have been collaterally assigned to the Purchaser and that payments in respect thereof shall be made directly to the Purchaser;

(ii) the Purchaser may, without notice, at any time upon the occurrence and during the continuance of an Event of Default limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles that are Collateral or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Purchaser’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible that is Collateral. In addition, the Purchaser may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such account debtors and obligors of general intangibles that are Collateral; and

(iii) at the reasonable written request of the Purchaser, each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Purchaser to register any Internet Domain Name.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Purchaser shall not have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by the Purchaser of any payment relating thereto, nor shall the Purchaser be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral (a) Voting Rights. Upon the occurrence and during the continuance of an Event of Default, the Purchaser or its nominee may exercise (but subject to any prohibitions or limitations contained in the Organization Documents of any issuer of Pledged Stock that is a limited liability company or limited partnership) (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Purchaser may reasonably determine), all without liability except to account for property actually received by it; provided, that the Purchaser shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. In order to permit the Purchaser to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder upon the occurrence and during the continuance of an Event of Default (i) after the occurrence of an Event of Default that is continuing, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Purchaser all such proxies, dividend payment orders and other instruments as the Purchaser may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Purchaser an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective upon the occurrence and during the continuance of an Event of Default, which proxy shall only terminate upon the earlier of such Event of Default having been cured or waived by the Purchaser and the Payment in Full Date.

(c) Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Purchaser in writing that states that an Event of Default has occurred and is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) if any Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby or the Purchase Agreement, upon prior written notice by the Purchaser to the relevant Grantor, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Purchaser. Each Grantor that is an issuer of Pledged Collateral pledged hereunder hereby (i) agrees to be bound by terms of this Agreement relating to the Pledged Collateral issued by it, including the first sentence of this Section 6.3(c) and will comply with such terms insofar as such terms are applicable to it, and (ii) consents to the grant hereunder by each other Grantor in favor of the Purchaser of the security interest in the Pledged Collateral issued by it in favor and the exercise of rights and remedies by the Purchaser in accordance with the terms of this Agreement and other Transaction Documents with respect to the Pledged Collateral issued by it, including the transfer of any such Pledged Collateral to the Purchaser or its nominee following and during the occurrence of an Event of Default and the exercise by the Purchaser to vote all or any part of such Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled under applicable law, its governing documents or otherwise.

Section 6.4 Proceeds to be Turned over to and Held by the Purchaser Unless otherwise expressly provided in the Purchase Agreement or this Agreement, upon the occurrence and during the continuation of an Event of Default, if the Purchaser gives written notice of the exercise its rights pursuant to this Section 6.4 to the relevant Grantor or Grantors, all proceeds of any Collateral received by any Grantor hereunder in cash shall be held by such Grantor in trust for the Purchaser and the other Secured Parties, and shall, at the Purchaser’s election, promptly upon receipt by any Grantor, be turned over to the Purchaser in the exact form received (with any necessary endorsement).

Section 6.5 Sale of Pledged Collateral (a) Each Grantor recognizes that the Purchaser, upon the occurrence and during the continuance of an Event of Default, may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine in its reasonable discretion that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable Legal Requirements, agrees that any such private sale consummated upon the occurrence and during the continuance of an Event of Default shall be deemed to have been made in a commercially reasonable manner. The Purchaser shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b) Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition after the occurrence and during the continuance of an Event of Default in accordance with the provisions of this Article VI of all or any portion of the Pledged Collateral by the Purchaser.

Section 6.6 Deficiency Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition after the occurrence and during the continuance of an Event of Default of any Collateral are insufficient to pay the Secured Obligations and Attorney Costs incurred by the Purchaser to collect such deficiency that are required to be paid or reimbursed by the Credit Parties in accordance with the Purchase Agreement and the other Transaction Documents.

ARTICLE VII

PURCHASER

Section 7.1 The Purchaser’s Appointment as Attorney-in-Fact (a) Each Grantor hereby irrevocably constitutes and appoints the Purchaser and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable (but only until the Payment in Full Date) power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Transaction Documents, to, at any time that an Event of Default has occurred and is continuing, take any appropriate action and to execute any document or instrument that may be reasonably necessary to accomplish the purposes of the Transaction Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Purchaser and its Related Persons the power and right, on behalf of such Grantor, without notice (except as expressly required by this Agreement or the other Transaction Documents) to or assent by such Grantor, to do any of the following (in the case of licensed Intellectual Property Rights, subject to the terms, conditions and limitations in this Agreement, any other Transaction Document or of any contract or agreement to which any such Grantor is a party with respect to such Collateral or any part thereof) when an Event of Default has occurred and shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any Collateral consisting of a check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably necessary by the Purchaser for the purpose of collecting any such moneys due under any Collateral consisting of an account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property Rights owned by or licensed to the Grantors constituting Collateral, execute, deliver and have recorded any document that the Purchaser may reasonably request to evidence, effect, publicize or record the Purchaser’s security interest in such Intellectual Property Rights and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Purchase Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise reasonably necessary in relation to evidence the sale of any Collateral; or

(v) (A) during the continuance of an Event of Default, direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Purchaser or as the Purchaser shall direct, (B) during the continuance of an Event of Default, ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes that are related to the Collateral brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Purchaser may deem reasonably necessary, (G) assign any Collateral consisting of Intellectual Property Rights owned by the Grantors or, to the extent permitted under the applicable agreement, any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Purchaser shall in its sole discretion determine (in the case of licensed Intellectual Property Rights, subject to the terms, conditions and limitations of any IP License to which the Grantor is a party with respect to Collateral or any part thereof), including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Purchaser were the absolute owner thereof for all purposes and do, at the Purchaser’s option, at any time or from time to time, all acts and things that the Purchaser deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Transaction Documents, all as fully and effectively as such Grantor might do.

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Purchaser, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) Each Grantor hereby ratifies, to the maximum extent permitted by applicable law and subject to the terms hereof, all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released with respect to such Grantor or if earlier, upon the Payment in Full Date.

Section 7.2 Authorization to File Financing Statements Each Grantor authorizes the Purchaser and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Purchaser reasonably determines reasonably necessary to perfect, as required hereby, or continue or maintain such requirement of perfection of, the security interests of the Purchaser under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import. A copy of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.3 Authority of the Purchaser Each Grantor acknowledges that the rights and responsibilities of the Purchaser under this Agreement with respect to any action taken by the Purchaser or the exercise or non-exercise by the Purchaser of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, be governed by the Transaction Documents, and by such other agreements with respect thereto that may exist from time to time among them.

Section 7.4 Duty; Obligations and Liabilities.

(a) The Purchaser’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Purchaser deals with similar property for its own account. The powers conferred on the Purchaser hereunder are solely to protect the Purchaser’s interest in the Collateral and shall not impose any duty upon the Purchaser to exercise any such powers. The Purchaser shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for its own, or that of its Affiliate’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Purchaser shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Purchaser in good faith and the Purchaser has not otherwise committed any gross negligence or willful misconduct in connection with such actions or omissions.

(b) Neither the Purchaser nor any Affiliate thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Purchaser hereunder shall not impose any duty to exercise any such powers. The Purchaser shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential (and returned to such Grantor in connection with such declaration) or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Purchaser to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Release of Collateral (a) At the Payment in Full Date, this Agreement shall terminate and be of no further force and effect (other than the provisions hereof that expressly survive such termination) and the Collateral shall immediately and automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Purchaser and each Grantor hereunder shall immediately and automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments, terminations or any other documentation at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Purchaser shall promptly deliver to such Grantor any Collateral of such Grantor held by the Purchaser hereunder and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and release.

(b) If the Purchaser shall be directed or permitted pursuant to the Transaction Documents to release any Lien or any Collateral, such Collateral shall be immediately and automatically released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, the Transaction Documents. In connection therewith, the Purchaser, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the time of the Payment in Full Date, a Grantor shall be immediately and automatically released from its obligations hereunder (including, without limitation, the Guaranty) in the event that (i) all of the Stock of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Transaction Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to the Purchase Agreement. In connection therewith, the Purchaser, at the request of any Grantor, shall promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

Section 8.3 Independent Obligations The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due (after giving effect to any grace period), or upon the occurrence and during the continuance of any Event of Default, the Purchaser may, at its sole election, proceed directly and at once, without notice (except as expressly required in the Transaction Documents or required by Legal Requirements), against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct The Purchaser shall not by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Purchaser would otherwise have on any future occasion.

Section 8.5 Amendments in Writing None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.5 of the Purchase Agreement; provided, however, that annexes and schedules, as applicable, to this Agreement may be supplemented or changed (but no existing provisions may be modified and no Collateral may be released, except with respect to the removal of items on the Schedules in connection with a disposition of Collateral, a release of a Guarantor or a merger, acquisition or other transaction, in each case, as permitted under the Transaction Documents) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case, duly executed by the Purchaser and each Grantor directly affected thereby. Notwithstanding anything to the contrary set forth herein, any time period for performance under this Agreement may be extended, at any time, by the Purchaser in its reasonable discretion.

Section 8.6 Additional Grantors; Additional Pledged Collateral (a) If, at the option of the Issuer, the Issuer shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Purchaser a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Purchaser to attach each Pledge Amendment to this Agreement.

Section 8.7 Notices All notices, requests and demands to or upon the Purchaser or any Grantor hereunder shall be effected in the manner provided for in Section 6.4 of the Purchase Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Issuer’s notice address set forth in such Section 6.4.

Section 8.8 Successors and Assigns This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Purchaser and its successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement other than as permitted under the Transaction Documents or with the prior written consent of the Purchaser and the Purchaser shall not assign, transfer or delegate any of its rights or obligations.

Section 8.9 Counterparts This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 8.11 Governing Law; Jurisdiction. Section 6.9 (Governing Law) of the Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

Section 8.12 Waiver of Jury Trial. Section 6.19 (WAIVER OF JURY TRIAL) of the Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

ELECTRIQ POWER, INC., as a Grantor

By:
Name: Frank Magnotti
Title: Chief Executive Officer

Signature Page to Guaranty and Security Agreement

ELECTRIQ MICROGRID SERVICES LLC, as a Grantor and as a Guarantor

By:
Name:
Title:

Signature Page to Guaranty and Security Agreement

PARLIER HOME SOLAR LLC, as a Grantor and as a Guarantor

By:
Name:
Title:

Signature Page to Guaranty and Security Agreement

SANTA BARBARA HOME POWER PROGRAM LLC, as a Grantor and as a Guarantor

By:
Name:
Title:

Signature Page to Guaranty and Security Agreement

ACCEPTED AND AGREED

as of the date first above written:

JOHN MICHAEL LAWRIE,

as Purchaser

By:

Signature Page to Guaranty and Security Agreement

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of December [_], 2022, by Electriq Power, Inc., a Delaware corporation (the “Issuer”), the undersigned Grantor and the other Affiliates of the Issuer from time to time party thereto as Grantors in favor of John Michael Lawrie(the “Purchaser”) (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned under the Guaranty and Security Agreement. Without limiting the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the undersigned hereby pledges and grants to the Purchaser for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral listed on Annex 1-A to this Pledge Amendment.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.4 and 4.9 of the Guaranty and Security Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

Delivery of an executed signature page of this Pledge Amendment by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

[GRANTOR]

By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

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Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

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ACKNOWLEDGED AND AGREED

as of the date first above written:

JOHN MICHAEL LAWRIE,

as Purchaser

By:
Name:
Title:

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ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of December [_], 2022, by Electriq Power, Inc., a Delaware corporation (the “Issuer”), and the other Affiliates of the Issuer from time to time party thereto as Grantors in favor of John Michael Lawrie (the “Purchaser”) (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and expressly assumes all obligations and liabilities of a Grantor thereunder and, without limiting the generality of the foregoing, (a) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby pledges and grants to the Purchaser for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and (b) hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document, of all the Guaranteed Obligations. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as the date hereof as if made on and as of such date, or to the extent that such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

This Joinder Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Joinder Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[ADDITIONAL GRANTOR]

By: __________________________
Name:
Title:

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ACKNOWLEDGED AND AGREED

as of the date first above written:

[EACH GRANTOR PLEDGING

ADDITIONAL COLLATERAL]

By:
Name:
Title:

John Michael Lawrie.,

as Purchaser

By:
Name:
Title:

A2-3

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of [_________] [__], 20[_], is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of John Michael Lawrie (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Purchase Agreement, dated as of December 23, 2022 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Purchase Agreement”), by and among Electriq Power, Inc.., a Delaware corporation (the “Company”), as Issuer, the Subsidiaries (as defined therein) and the Purchaser, the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Purchaser debt instruments of the Company;

WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Purchaser (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Purchase Agreement); and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the Purchase Agreement, each Grantor hereby agrees with the Purchaser as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby pledges and grants to the Purchaser for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (which shall exclude all Excluded Property, including, without limitation, “intent to use” Trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office (but only until such statement is filed and accepted with the U.S. Patent and Trademark Office)) of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its Copyrights, including, without limitation, those United States Copyrights referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

A3-1

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Patents, including, without limitation, those United States Patents referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Trademarks, including, without limitation, those United States Trademarks referred to on Schedule 1 hereto; provided, however that no Lien on and security interest is granted on any “intent to use” Trademark applications for which a statement of use has not been filed and accepted by the United States Patent and Trademark Office; provided, further, that upon such filing and acceptance by the United States Patent and Trademark Office, such “intent to use” Trademark applications shall be included in the Trademark Collateral and automatically subject to the Lien and security interest granted herein;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Purchaser pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Purchaser with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

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Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this [Copyright] [Patent] [Trademark] Security Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7. Release and Termination. Upon the Payment in Full Date or upon the occurrence of an event expressly permitted by, or provided for, in the Transaction Documents that would result in the release of all or a portion of the [Copyright] [Patent] [Trademark] Collateral, all or such applicable portion of the [Copyright] [Patent] [Trademark] Collateral shall be immediately and automatically released from the Lien created hereby and this agreement and all obligations (other than those expressly stated to survive such termination) of the Purchaser and each Grantor hereunder shall immediately and automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the [Copyright] [Patent] [Trademark] Collateral shall revert to the Grantors. At the request of any Grantor following any such termination, the Purchaser shall execute and deliver to such Grantor such documents as such Grantor reasonably requests to evidence such termination.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR], as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED

as of the date first above written:

JOHN MICHAEL LAWRIE,

as Purchaser

By:
Name:
Title:

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1. REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2. [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

EXHIBIT E

Form of Subordination Agreement

SUBORDINATION AGREEMENT

This Subordination Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of [•], 2022, by and among EACH PERSON OR ENTITY SIGNATORY HERETO AS AN “INVESTOR” (each, an “Investor” and collectively, the “Investors”) and JOHN MICHAEL LAWRIE (“Lawrie”, or “Senior Creditor”).

Recitals

A. ELECTRIQ POWER, INC., a Delaware corporation (“Borrower”), has requested and/or obtained certain loans or other credit accommodations from Senior Creditor which are or may be from time to time secured by assets and property of Borrower and its subsidiaries.

B. Each Investor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C. To induce Senior Creditor to extend credit to Borrower and, at any time or from time to time, at Senior Creditor’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Senior Creditor may deem advisable, each Investor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations related thereto owing to such Investor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), plus any dividends and/or distributions or other payments pursuant to call, put, or conversion features in connection with equity securities of Borrower issued to or held by such Investor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations owing to Senior Creditor as set forth herein; and (ii) all of such Investor’s security interests, if any, to all of Senior Creditor’s security interests in Borrower’s property or any other collateral securing the obligations owing to Senior Creditor.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Each Investor subordinates to Senior Creditor any security interest or lien that such Investor may have in any property of Borrower or its subsidiaries or in any stock or other equity interests of Borrower or its subsidiaries. Notwithstanding the respective dates of attachment or perfection of the security interests of Investor and the security interests of Senior Creditor, all now existing and hereafter arising security interests of Senior Creditor in any property of Borrower or its subsidiaries, or in any stock or other equity interests of Borrower or its subsidiaries and all proceeds thereof (the “Collateral”), shall at all times be senior to the security interests of such Investor and all other Investors. Each Investor hereby (a) acknowledges and consents to (i) Borrower and its subsidiaries granting to Senior Creditor a security interest in the Collateral, (ii) Senior Creditor filing any and all financing statements and other documents as deemed necessary by Senior Creditor in order to perfect Senior Creditor’s security interest in the Collateral, and (iii) the entering into of each of (A) that certain Securities Purchase Agreement dated as of [                ], 2022 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “SPA”), pursuant to which, among other things, the Borrower has agreed to issue and sell to Lawrie and, subject to the terms and conditions set forth in the SPA, Lawrie has agreed to purchase from the Borrower, (i) its Secured Convertible Note due [    ], 2024 in the original principal amount as set forth therein (including any notes issued in substitution therefor or in replacement thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Initial Lawrie Note”) and (ii) the Borrower’s additional secured convertible note(s) (including any notes issued in substitution therefor or in replacement thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subsequent Lawrie Note” and the Subsequent Lawrie Note, together with the Initial Lawrie Note, individually and collectively, the “Lawrie Note”) and (B) all instruments, security agreements and other documents in connection with the Lawrie Note (together with the Lawrie Note, collectively, the “Senior Note Documents”), (b) acknowledges and agrees that the Senior Debt (as defined below), the entering into of the Senior Note Documents by Borrower and its subsidiaries or any other person or entity, and the security interest granted by Borrower and its subsidiaries or any other person or entity to Senior Creditor in the Collateral shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), (c) acknowledges, agrees and covenants that Investor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Senior Creditor’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Senior Creditor’s security interest in the Collateral (or any portion thereof) shall be unperfected.

2. Each Investor hereby acknowledges and agrees that all Subordinated Debt is hereby subordinated in right of payment to all obligations of Borrower and its subsidiaries to Senior Creditor now existing or hereafter arising under the Senior Loan Documents (or any of them), including, without limitation, the Note Obligations (as defined in the Lawrie Note), together with all costs of collecting such obligations or realizing upon any Collateral securing the same (including attorneys’ fees) and all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

3. Each Investor agrees that it will not demand or receive from Borrower or its subsidiaries (and Borrower will not and will not allow its subsidiaries to pay to such Investor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will such Investor exercise any remedy with respect to any property of Borrower or with respect to any Collateral, nor will such Investor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt has been fully paid in cash (or, in respect to the Lawrie Note, has been converted to stock in accordance with its terms), (b) Senior Creditor has no commitment or obligation to lend any further funds to Borrower or to purchase additional indebtedness issued by Borrower, and (c) all financing agreements between Senior Creditor and Borrower are terminated. Nothing in the foregoing paragraph shall prohibit any Investor from converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, such Investor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to such Investor, and such Investor shall not accept any such dividends, distributions or other payments except as may be permitted in all of the Senior Loan Documents. Notwithstanding the foregoing prohibition on Investors receiving (and Borrower paying) any of the Subordinated Debt, provided that no Default or Event of Default, each as defined in the Senior Loan Documents, including, without limitation, as a result of any violation of any minimum liquidity covenant, forward-looking liquidity requirement, or payment condition set forth therein, has occurred and is continuing nor would exist immediately after giving effect to such payment, each Investor (other than [O’Shanter Development Company in respect of the O’Shanter Development Company Convertible Note]1) shall be entitled to receive payment of the entire principal amount outstanding, together with accrued interest due and payable thereon, with respect to such Investor’s portion of the Subordinated Debt on the applicable maturity date thereof.

4. Each Investor shall promptly deliver to Senior Creditor or its designee, in the form received (except for endorsement or assignment by such Investor where required by Senior Creditor) for application to the Senior Debt (including in accordance with a separate intercreditor agreement between Senior Creditor and one or more other lenders) any payment, distribution, security or proceeds received by such Investor with respect to the Subordinated Debt in violation of the terms of this Agreement.

5. In the event of the insolvency of Borrower or any of its subsidiaries, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower or any of its subsidiaries, the readjustment of its liabilities, any assignment for the benefit of its Investors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Senior Creditor’s claims against Borrower or any of its subsidiaries and the estate of Borrower and its subsidiaries shall be paid in full before any payment is made to any Investor.

6. Each Investor shall give Senior Creditor prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Subordinated Debt owing to such Investor, and shall, simultaneously with giving any notice of default to Borrower, provide Senior Creditor with a copy of any notice of default given to Borrower. Each Investor acknowledges and agrees that any default or event of default under the Subordinated Debt documents shall automatically and without any further notice be deemed to be a default and an event of default under the Senior Debt documents.

[1]	NTD: This will reference the actual note, once available.

7. Until the Senior Debt has been fully paid in cash (or, in respect of the Lawrie Note, converted into stock in accordance with its terms) and Senior Creditor’s agreements to lend any funds to Borrower or purchase additional indebtedness of Borrower have been terminated, such Investor irrevocably appoints Senior Creditor as such Investor’s attorney-in-fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of such Investor or in the name of Senior Creditor, for the use and benefit of the Senior Creditor, without notice to any Investor, to perform at Senior Creditor’s option the following acts in any Insolvency Proceeding involving Borrower or any of its subsidiaries:

a)

To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of such Investor if Investor does not do so prior to 30 days before the expiration of the time to file claims in such Insolvency Proceeding and if Senior Creditor elects, in its sole discretion, to file such claim or claims; and

b)

To accept or reject any plan of reorganization or arrangement on behalf of such Investor and to otherwise vote such Investor’s claims in respect of any Subordinated Debt in any manner that such Senior Creditor deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Senior Debt has been fully paid in cash (or, in respect of the Lawrie Note, converted into stock in accordance with its terms) and Senior Creditor’s agreements to lend any funds to Borrower or purchase additional indebtedness of Borrower have been terminated, each Investor hereby agrees that it shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) such Investor shall not assert, without the prior written consent of Senior Creditor, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as Senior Creditor shall in good faith determine without seeking or obtaining the consent of any Investor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Senior Creditor, such Investor shall not oppose such use of cash collateral on the basis that such Investor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) such Investor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Investor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of such Investor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Senior Creditor, such Investor shall affirmatively and promptly consent to such sale or disposition of such assets), if Senior Creditor has consented to, or support, such sale or disposition of such assets.

8. Each Investor represents and warrants that such Investor has provided Senior Creditor with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt owing to such Investor. Each Investor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. Each Investor represents and warrants to Senior Creditor that it has not accepted any Collateral in respect of the Subordinated Debt, the Subordinated Debt owing to it is and shall remain unsecured and that such Investor has not, and has not authorized the filing of, any financing statements against Borrower or any of its subsidiaries.

9. No amendment of the documents evidencing or relating to the Subordinated Debt shall be made without Senior Creditor’s expressed written consent. Senior Creditor shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower and its subsidiaries except in accordance with the terms of the Senior Debt.

10. Each Investor hereby represents and warrants to Senior Creditor that all necessary action on the part of such Investor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Investor hereunder has been taken. Each Investor hereby represents and warrants to Senior Creditor that this Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms. Each Investor hereby represents and warrants to Senior Creditor that the execution, delivery and performance of and compliance with this Agreement by such Investor will not (a) result in any material violation or default of any term of any of such Investor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.), as applicable or (b) violate any material applicable law, rule or regulation.

11. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Investor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to any Investor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting such Senior Debt and any collateral securing such Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. Investor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating any Investor to assert any defenses of a surety or guarantor, or that may give the subordinating Investor the right to require a senior lender to marshal assets, and each Investor agrees that it shall not assert any such defenses or rights.

12. This Agreement shall bind any successors or assignees of each Investor and shall benefit any successors or assigns of Senior Creditor, provided, however, each Investor agrees that, prior and as conditions precedent to such Investor assigning all or any portion of the Subordinated Debt: (a) such Investor shall give Senior Creditor prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to such Investor. This Agreement shall remain effective until terminated in writing by Senior Creditor, which Senior Creditor agrees to do no later than five business days after that date the Senior Debt has been fully paid in cash (or, in respect of the Lawrie Note, converted into stock in accordance with its terms) and Senior Creditor’s agreements to lend any funds to Borrower or purchase additional indebtedness of Borrower have been terminated. This Agreement is solely for the benefit of the Investors and Senior Creditor and not for the benefit of Borrower or any other party. Each Investor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Senior Creditor or the Borrower makes a request of such Investor, such Investor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13. Each Investor hereby agrees to execute such documents and/or take such further action as Senior Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Senior Creditor.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Each party hereto may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

15. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Investor and Senior Creditor submit to the exclusive jurisdiction of the state and federal courts located in state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. EACH INVESTOR AND EACH SENIOR CREDITOR WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

16. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Each Investor acknowledges and agrees and represents that it is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement, and such Investor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by each Investor and Senior Creditor

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“INVESTOR”
[ ]

By:___________________________________
Name:_________________________________
Title:__________________________________

Signature Page to Subordination Agreement

“SENIOR CREDITOR”

JOHN MICHAEL LAWRIE

By:_________________________________________

Signature Page to Subordination Agreement

The undersigned approves of the terms of this Agreement.

“BORROWER”

ELECTRIQ POWER, INC.

By:_________________________________________
Name:______________________________________
Title:________________________________________

Signature Page to Subordination Agreement